Exhibit 4.2

Series [*] WST Trust Series Notice

[Westpac Securities Administration Limited]
(Trustee)

Westpac Securitisation Management Pty Limited
(Trust Manager)

Westpac Banking Corporation
(Approved Seller)

[TBA]
(Note Trustee)

Westpac Banking Corporation
(Servicer)

The Mortgage Company Pty Limited
(TMC)

[TBA]
(Security Trustee)

Allens Arthur Robinson Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Tel 61 2 9230 4000 Fax 61 2 9230 5333 www.aar.com.au © Copyright Allens Arthur Robinson 2007

Series [*] WST Trust Series Notice

Table of Contents

1.	Introduction and Trust Manager		1
	1.1	Introduction	1
	1.2	Trust Manager	1
	1.3	Rights of creditors	1

2.	Direction and Trust Back		2

3.	Definitions and Interpretation		2
	3.1	Definitions	2
	3.2	Interpretation	28
	3.3	Limitation of liability of the Trustee	29
	3.4	Security Trustee liability	30
	3.5	Knowledge of Trustee	30
	3.6	Knowledge of Security Trustee	30
	3.7	Business Day Convention	30
	3.8	Hedge Agreements	30
	3.9	Financial product advice	31
	3.10	Trustee as trustee	31
	3.11	Approved Seller's Involvement	32
	3.12	Transfer of Risk	32
	3.13	Limitations on Obligations	32

4.	Notes		33
	4.1	Conditions of Notes	33
	4.2	Summary of conditions of Notes	33
	4.3	Issue of Notes	35
	4.4	Trustee's Covenant to Noteholders	35
	4.5	Repayment of Notes on Payment Dates	36
	4.6	Final Redemption	36
	4.7	Period During Which Interest Accrues	36
	4.8	Calculation of Interest	36
	4.9	Aggregate receipts	37
	4.10	Step-Up Margin	37
	4.11	[Class A1 Note Arrangements	37

5.	Cashflow Allocation Methodology		38
	5.1	General	38
	5.2	Determination Date - Calculations	38
	5.3	Redraws	39
	5.4	Determination Date - Payment Shortfall	40
	5.5	Determination Date - Liquidity Shortfall	40
	5.6	Allocating Liquidation Losses	41
	5.7	Insurance claims	41
	5.8	Remittance Date	41
	5.9	Payment - Purchase Price adjustment	42
	5.10	Total Payments	42

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	5.11	Excess Available Income - reimbursement of Charge Offs and Principal Draws	43
	5.12	Excess Collections Distribution	45
	5.13	Initial Principal Distributions	45
	5.14	Principal Payments - Sequential Method	45
	5.15	Principal Payments - Serial Method	46
	5.16	Remaining Liquidity Shortfall	48
	5.17	Charge Offs	48
	5.18	Payments into US$ Account	49
	5.19	Payments out of US$ Account	49
	5.20	Prepayment Costs and Prepayment Benefits	50
	5.21	Rounding of amounts	50
	5.22	Bond Factors	50
	5.23	Trust Manager's Report	50
	5.24	Loan Offset Interest	50
	5.25	Prescription	50
	5.26	Replacement of Currency Swaps	51

6.	Master Trust Deed		51
	6.1	Completion of details in relation to Master Trust Deed	51
	6.2	Amendments to Master Trust Deed	53
	6.3	Amendments to the Servicing Agreement	53

7.	Transfer of Purchased Receivables		55

8.	Conditions for Transfer of Purchased Receivables		55

9.	Application of Threshold Rate		56
	9.1	Calculation of Threshold Rate	56
	9.2	Setting Threshold Rate	56
	9.3	Trustee Setting Threshold Rate	56

10.	Beneficiary		56
	10.1	Issue of Units	56
	10.2	Residual Capital Unit	57
	10.3	Residual Income Unit	57
	10.4	Register	58
	10.5	Transfer of Units	58
	10.6	Limit on rights	59

11.	Title Perfection Events		59

12.	Additional Receivable Product Features		59

13.	[WST Warehouse Trust #1		59
	13.1	Direction under Warehouse Series Notice	59
	13.2	Direction	59

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14.	[Servicer Representations		60

15.	Warehouse Trustee Representations		61

16.	[Servicing Warranties		62

17.	Note Trustee		63
	17.1	Capacity	63
	17.2	Exercise of rights	63
	17.3	Representation and warranty	63
	17.4	Payments	63

18.	Westpac Undertakings		63
	18.1	Set Off	63
	18.2	Notice of actions	63
	18.3	Notification of Trust	64
	18.4	Fixed rate loans	64
	18.5	New Loan Products	64
	18.6	[Income tax consolidation	64
	18.7	[GST consolidation	64
	18.8	Trust delegates	65
	18.9	Compliance with ASX listing rules	65
	18.10	Land Title Act 1994 (Qld))	65

19.	Call and Tax Redemption		66
	19.1	Call of Class A Notes	66
	19.2	Call of Class B Notes	66
	19.3	Tax Event	67
	19.4	Margin where no Redemption at Stated Amount	68
	19.5	Full satisfaction	68

20.	Tax Consolidation		68

21.	Compliance with Regulation AB		70
	21.1	Intent of the Parties, Reasonableness	70
	21.2	Additional Representations and Warranties of the Servicer	70
	21.3	Information to be provided by the Servicer	71
	21.4	Servicer Compliance Statement	76
	21.5	Report on Assessment of Compliance and Attestation	76
	21.6	Use of Subservicers and Subcontractors	77
	21.7	Indemnification; Remedies	78

22.	Compliance with Regulation AB: The Custodian		80
	22.1	Intent of the Parties, Reasonableness	80
	22.2	Additional Representations and Warranties of the Servicing Function Participant	81
	22.3	Information to be provided by the Servicing Function Participant	82
	22.4	Report on Assessment of Compliance and Attestation	83
	22.5	Use of Subservicers and Subcontractors	85
	22.6	Indemnification; Remedies	86

23.	Compliance with Regulation AB: The Note Trustee		88
	23.1	Intent of the Parties, Reasonableness	88

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	23.2	Additional Representations and Warranties of the Servicing Function Participant	89
	23.3	Information to be provided by the Servicing Function Participant	90
	23.4	Report on Assessment of Compliance and Attestation	91
	23.5	Use of Subservicers and Subcontractors	92
	23.6	Indemnification; Remedies	93

24.	Compliance with Regulation AB: The Trustee		96
	24.1	Intent of the Parties, Reasonableness	96
	24.2	Information to be provided by the Trustee	96
	24.3	Report on Assessment of Compliance and Attestation	97
	24.4	Use of Subservicers and Subcontractors	98
	24.5	Indemnification; Remedies	98

25.	Acknowledgments		100

26.	Changes to Portfolio of Receivables before the Closing-Off Date		100

27.	Credit Support transferred by Currency Swap Provider		101

28.	Governing Law and Jurisdiction		101

29.	Counterparts		101

30.	Anti-money laundering		101

Schedule 1			106

Schedule 2			107
	Form Of Annual Certification		107

Schedule 3			108
	Servicing Criteria To Be Addressed In Assessment Of Compliance		108

ANNEXURE A			114
	SERIES [*] WST TRUST AMENDMENTS TO MASTER TRUST DEED		114

ANNEXURE B			161

ANNEXURE C			1
	Independent auditor’s Annual Servicer Compliance Certificate to the Directors of Westpac Securitisation Management Pty Limited		1

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1.	Introduction and Trust Manager

1.1	Introduction

This Series Notice is issued on                                         by Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) of Level 20, 275 Kent Street, Sydney, New South Wales as manager (Trust Manager) under the Master Trust Deed (as defined below).  It is issued pursuant and subject to the Master Trust Deed dated 14 February 1997 (the Master Trust Deed) between The Mortgage Company Pty Limited (ABN 86 070 968 302) of Level 25, 60 Martin Place, Sydney, New South Wales (TMC) and Westpac Securities Administration Limited (ABN 77 000 049 472) of Level 20, 275 Kent Street, Sydney, New South Wales as trustee of the Series [*] WST Trust (the Trustee).

Each party to this Series Notice agrees to be bound by the Transaction Documents as amended by this Series Notice in the capacity set out with respect to them in this Series Notice or the Master Trust Deed.

Westpac Banking Corporation (ABN 33 007 457 141) (in its capacity as Servicer under the Servicing Agreement, Servicer) agrees to service the Purchased Receivables and Purchased Receivable Securities in accordance with the Servicing Agreement.

[tba] (the Note Trustee) has agreed to act as note trustee in relation to Notes issued by the Trust under the Note Trust Deed and in accordance with this Series Notice.

[tba] (ABN [*]) (the Security Trustee) has agreed to act as security trustee for the Mortgagees under the Security Trust Deed.

1.2	Trust Manager

(a)
The Master Trust Deed is amended for the purpose of the Series [*] WST Trust so that all references to Trust Manager will be taken to be references to Westpac Securitisation Management Pty Limited of Level 20, 275 Kent Street, Sydney, New South Wales, and each party agrees that:

(i)	Westpac Securitisation Management Pty Limited will be Trust Manager for the purposes of that Trust; and

(ii)	The Mortgage Company Pty Limited will have no obligations or liabilities as Trust Manager for the purpose of that Trust.

This amendment does not relate to or affect any Other Trust.

(b)	Westpac Securitisation Management Pty Limited will comply with all obligations of the Trust Manager in relation to the Series [*] WST Trust as named as such in the Master Trust Deed.

1.3	Rights of creditors

This Series Notice is a deed poll for the benefit of Creditors.  Each Creditor has the benefit of this Series Notice and can enforce it even if not in existence at the time this Series Notice is executed.

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2.	Direction and Trust Back

(a)	A Trust Back, entitled Westpac [*] Trust Back, is created in relation to Other Secured Liabilities secured by the Purchased Receivable Securities.

(b)	The parties agree that the Trust will be a Trust for the purposes of the Transaction Documents and a Relevant Trust for the purposes of the Servicing Agreement.

3.	Definitions and Interpretation

3.1	Definitions

Unless otherwise defined in this Series Notice, words and phrases defined in the Master Trust Deed have the same meaning where used in this Series Notice.

In this Series Notice, and for the purposes of the definitions in the Master Trust Deed, the following terms have the following meanings unless the contrary intention appears.  These definitions apply only in relation to the Series [*] WST Trust, and do not apply to any Other Trust.

[A$ Class A1 Coupon Amount means, for any Class A1 Payment Date, the amount in Australian dollars which is calculated:

(a)
on a daily basis at the applicable rate set out in the Confirmation relating to the Class A1 Notes (being AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Class A1 Coupon Period ending on (but excluding) that Class A1 Payment Date with a designated maturity of 30 days plus the relevant Spread);

(b)	on the A$ Equivalent of the aggregate of the Invested Amount of the Class A1 Notes as at the first day of the Class A1 Coupon Period ending on (but excluding) that Class A1 Payment Date; and

(c)	on the basis of the actual number of days in that Class A1 Coupon Period and a year of 365 days.]

A$ Class A2 Coupon Amount means, for any Payment Date, the amount in Australian dollars which is calculated:

(a)
on a daily basis at the applicable rate set out in the Confirmation relating to the Class A2 Notes (being AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the Coupon Period ending on (but excluding) that Payment Date with a designated maturity of 90 days (or, in the case of the first Coupon Period, the rate will be an interpolated rate calculated with reference to the tenor of the relevant period) plus the relevant Spread);

(b)	on the A$ Equivalent of the aggregate of the Invested Amount of the Class A2 Notes as at the first day of the Coupon Period ending on (but excluding) that Payment Date; and

(c)	on the basis of the actual number of days in that Coupon Period and a year of 365 days.

A$ Equivalent means:

(i)	in relation to an amount denominated or to be denominated in US$, the amount converted to (and denominated in) A$ at the relevant A$ Exchange Rate; or

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(ii)	in relation to an amount denominated or to be denominated in A$, the amount of A$.

A$ Exchange Rate means, on any date in respect of any US$ Notes, the rate of exchange (set as at the commencement of the Currency Swap for those US$ Notes) applicable under that Currency Swap for the exchange of United States dollars for Australian dollars.

Accrued Interest Adjustment means in relation to an Approved Seller, all:

(a)
interest and fees accrued on the Purchased Receivables, purchased from that Approved Seller, up to (but excluding) the Closing Date for those Purchased Receivables which are unpaid as at the close of business on that Closing Date; and

(b)
all amounts received by that Approved Seller under those Purchased Receivables applied by the Servicer to payment of interest and fees under those Purchased Receivables for the period from (but excluding) the Cut-Off Date for those Purchase Receivables to (but excluding) the Closing Date for those Purchase Receivables, but without double counting or recovery for any such amounts.

Affiliate means, with respect to any person, any other person that controls, is controlled by, or is under common control with, such person, and any officer, director, general partner, member or trustee of, or any person serving in a similar capacity with respect to, such person.  For the purposes of this definition, control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting stock, through the right or power to appoint the majority of the board or directors, by contract or otherwise, and controlled by and under common control have corresponding meanings.

Agency Agreement means the Agency Agreement dated on or about the date of this Series Notice between the Trustee, the Trust Manager, the Note Trustee, the Principal Paying Agent and the Calculation Agent.

Application for Notes means an application for Registered Notes in the form of schedule 1 to the Master Trust Deed or in such other form as may from time to time be agreed between the Trustee and the Trust Manager.

Approved Seller means Westpac Banking Corporation (ABN 33 007 457 141), including in its capacity as beneficiary of the Warehouse Trust.

Arrears subsist in relation to a Purchased Receivable if the Obligor under that Purchased Receivable fails to pay any amount due under that Purchased Receivable on the day it was due.  Delayed payments arising from payment holidays based on early repayments (agreed in writing by Westpac), or from maternity or paternity leave repayment reductions, which are granted by Westpac or the Servicer will not, by themselves, lead to a Purchased Receivable being in Arrears.

Asset has the meaning given in the Master Trust Deed and includes any Loan, Mortgage or Related Security specified in a Sale Notice or any Mortgage, Related Security or other rights with respect thereto which is acquired by the Trustee for the Trust, or any Authorised Investment acquired by the Trustee.

Authorised Signatory means:

(a)	in relation to the Note Trustee, any duly authorised officer of the Note Trustee and any other duly authorised person of the Note Trustee;

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(b)	in relation to the Principal Paying Agent, any duly authorised officer of the Principal Paying Agent and any other duly authorised person of the Principal Paying Agent;

(c)	in relation to the Calculation Agent, any duly authorised officer of the Calculation Agent, and any other duly authorised person of the Calculation Agent; and

(a)	in relation to the Note Registrar, any duly authorised officer of the Note Registrar and any other duly authorised person of the Note Registrar.

Available Income means, in relation to the Trust for any Collection Period, the total of the following:

(a)	the Finance Charge Collections for the Trust for that Collection Period; plus

(b)	to the extent not included in paragraph (a):

(i)
any amount received or due to be received by or on behalf of the Trustee in relation to that Collection Period on or by the Payment Date immediately following the end of that Collection Period with respect to net receipts under any Hedge Agreement other than the Currency Swap (and for this purpose net receipts under the Basis Swap and the Interest Rate Swap will be determined before any payment in the relevant Condition 4);

(ii)	any interest income received by or on behalf of the Trustee during that Collection Period in respect of moneys credited to the Collection Account in relation to the Trust;

(iii)	amounts in the nature of interest otherwise paid by Westpac, the Servicer or the Trust Manager to the Trustee during that Collection Period in respect of Collections held by it;

(iv)	all other amounts received by or on behalf of the Trustee during that Collection Period in respect of the Assets in the nature of income; and

(v)
all amounts received by or on behalf of the Trustee during that Collection Period from any provider of a Support Facility (other than a Currency Swap or the Redraw Facility Agreement) under that Support Facility and which the Trust Manager determines should be accounted for to reduce a Finance Charge Loss, but excluding interest credited to a Support Facility Collateral Account and any amount payable by the Trustee under clause 5.26.

Available Liquidity Amount means at any time the Liquidity Limit at that time less the Liquidity Outstandings at that time, if positive.

Average Quarterly Percentage means, at any date, the sum of Quarterly Percentages for the four full Collection Periods preceding that date, divided by four.

Bank means:

(a)	for the purposes of paragraph (a) of the definition of Business Day:

(i)
a corporation authorised under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking;

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(ii)	a person authorised under the Banking Act 1987 (UK) to carry on a deposit taking business;

(iii)	and, for the purposes of the definition of US$ Account, a banking institution or trust company organised or doing business under the laws of the United States or any state thereof; and

(b)
in any other case, a corporation authorised under the Banking Act 1959 (Cth) to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking.

Bank Bill Rate on any date means the rate calculated by taking the rates quoted on the Reuters Screen BBSW Page at approximately 10.10 am, Sydney time, on that date (the Calculation Date) for each Reference Bank so quoting (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) having a tenor of three months eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places.  If on any Calculation Date fewer than five Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the Reference Banks on application by the parties for such a bill of the same tenor.  If on any Calculation Date the rate for that date cannot be determined in accordance with the foregoing procedures then the rate for that date shall mean such rate as is agreed between the Trust Manager and Westpac Banking Corporation having regard to comparable indices then available, PROVIDED THAT on the first day of any first Coupon Period as it relates to a Class of Notes the Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period.

Basis Swap means the master agreement dated on or about the date of this Series Notice made between the Trustee as trustee of the Trust and Westpac, on the terms of the ISDA Master Agreement (with amendments thereto) and each Transaction (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a Receivable which is subject to either a variable rate set, as permitted by the relevant Receivable Agreement, at the discretion of Westpac, or a concessionary introductory fixed rate of 12 months or less as determined by Westpac.

Beneficiary means, in relation to the Trust, each holder of a Unit (as defined in clause 10).

Bond Factor means the Class A1 Bond Factor, the Class A2 Bond Factor, the Class A3 Bond Factor, or the Class B Bond Factor.

Book-Entry Note means a Class A1 Book-Entry Note or a Class A2 Book-Entry Note.

Business Day means any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business (including dealings in foreign currency generally) in London, New York and Sydney.

Calculation Agent means the person appointed as calculation agent under the Agency Agreement from time to time.

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Call Option Date means the Payment Date after the end of the first Collection Period in which the aggregate Housing Loan Principal of all Purchased Receivables (as at the end of that Collection Period) is less than 10% of the aggregate Housing Loan Principal of all Purchased Receivables as at the Cut-Off Date.

Call Option Date has the meaning given in clause 19.1.

Carryover Charge Off means, in relation to the Trust at any time, a Carryover Class A Charge Off, a Carryover Class B Charge Off or a Carryover Redraw Charge Off.

Carryover Class A Charge Off means, on any Determination Date in relation to a Class A Note, the aggregate of Class A Charge Offs in relation to that Class A Note prior to that Determination Date and which have not been reinstated under clauses 5.11(a)(ii)(B), 5.11(a)(ii)(C), 5.11(a)(ii)(D), 5.19(b)(ii) and 5.19(b)(v).

Carryover Class B Charge Off means, on any Determination Date in relation to a Class B Note, the aggregate of Class B Charge Offs in relation to that Class B Note prior to that Determination Date and which have not been reinstated under clause 5.11(a)(iii).

Carryover Redraw Charge Off means, on any Determination Date, the aggregate of Redraw Charge Offs prior to that Determination Date and which have not been reinstated under clause 5.11(a)(ii)(A).

Class A Charge Off means, in relation to a Class A Note, the amount of any reduction in the Class A Stated Amount for that Note under clause 5.17.

Class A Coupon means a Class A1 Coupon, a Class A2 Coupon or a Class A3 Coupon.

Class A Initial Invested Amount means, in relation to any Class A Note, the Initial Invested Amount of that Class A Note.

Class A Invested Amount means, in relation to any Class A Note, the Invested Amount of that Class A Note.

Class A Note means [a Class A1 Note,] a Class A2 Note or a Class A3 Note.

Class A Noteholder means [a Class A1 Noteholder,] a Class A2 Noteholder or a Class A3 Noteholder.

Class A Payment Percentage means:

(a)	on or before the [*] anniversary of the first Payment Date, [*]%; and

(b)	after the [*] anniversary of the first Payment Date, [0]%.

Class A Percentage means, on a Determination Date, the amount (expressed as a percentage) equal to 1 minus the Class B Percentage as at that Determination Date.

Class A Principal Payment means each payment to the Class A Noteholders under clause 5.14(a)(ii)(A), 5.14(a)(ii)(B), 5.14(a)(ii)(C), 5.15(a)(v)(A), 5.15(a)(v)(B) or 5.15(a)(v)(C) (as the case may be).

Class A Stated Amount means, on a Determination Date and in relation to a Class A Note, an amount equal to:

(a)	the Class A Initial Invested Amount for that Note; less

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(b)	the aggregate of all Class A Principal Payments made before that Determination Date with respect to that Class A Note; less

(c)	Carryover Class A Charge Offs (if any) made in relation to that Class A Note to the extent not reinstated under clause 5.11 before that Determination Date; less

(d)	Class A Principal Payments (if any) to be made in relation to that Class A Note on the next Payment Date; less

(e)	Class A Charge Offs (if any) to be made in relation to that Class A Note on the next Payment Date; plus

(f)	the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class A Note under clause 5.11(a)(ii) on that Determination Date.

[Class A1 Arrangements means the arrangements for remarketing, conditional purchase and Mandatory Transfer set out in the Conditional Purchase Agreement, the Remarketing Agreement and this Series Notice.]

[Class A1 Book-Entry Note means a book-entry note issued or to be issued by the Trustee in registered form under clause 3.1 of the Note Trust Deed representing Class A1 Notes substantially in the form of Schedule 1 to the Note Trust Deed.]

[Class A1 Bond Factor means, in relation to a Determination Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the A$ Equivalent of the Invested Amounts for all Class A1 Notes for that Determination Date less the A$ Equivalent of all Class A1 Principal Payments to be made on the next Payment Date divided by the aggregate A$ Equivalent of the Initial Invested Amounts for all Class A1 Notes.]

[Class A1 Coupon means all interest accrued on the Class A1 Notes in respect of a Class A1 Coupon Period in accordance with clause 4.8, and for the purposes of clause 5.10 includes any amounts payable by the Trustee to the relevant Class A1 Noteholder (in that capacity) by way of damages or penalties.]

[Class A1 Coupon Period means:

(a)	in relation to the first Class A1 Coupon Period, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Class A1 Payment Date;

(b)
in relation to the final Class A1 Coupon Period, the period commencing on (and including) the Class A1 Payment Date prior to the day on which all amounts due on Class A1 Notes are redeemed in full in accordance with the Transaction Documents and ending on (but excluding) such day; and

(c)	in relation to each other Class A1 Coupon Period, each period commencing on (and including) a Class A1 Payment Date and ending on (but excluding) the next Class A1 Payment Date.]

[Class A1 Currency Swap means:

(a)
the master agreement dated on or about the date of this Series Notice between the Trustee and the Currency Swap Provider on the terms of the ISDA Master Agreement (with amendments thereto) and each Transaction (as defined in that agreement) entered into in accordance with that agreement under which the Currency Swap Provider agrees to pay certain amounts in A$ or US$ to the Trustee in exchange for certain amounts in US$ or A$ (as the case maybe) in relation to the Class A1 Notes; or

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(b)	any other Hedge Agreement on similar terms, provided that the Trust Manager has given a Rating Notification in respect of the Class A1 Notes and the entry into the that Hedge Agreement.]

[Class A1 Determination Date means, with respect to a Class A1 Payment Date, the date which is [4] Business Days before that Class A1 Payment Date.]

[Class A1 Note means a Note issued as a Class A1 Note by the Trustee with the characteristics of a Class A1 Note under this Series Notice and includes any relevant Book-Entry Note (or any part or interest in it) and any relevant Definitive Note.]

[Class A1 Noteholder means a Noteholder of a Class A1 Note.]

[Class A1 Payment Date means, subject to clause 3.6, the [23rd] day of each month, the first such date being [*].]

[Class A1 Percentage means, on any date, the aggregate of the A$ Equivalent outstanding principal amounts of all Class A1 Notes at that date divided by the aggregate of the A$ Equivalent of the outstanding principal amounts of all Class A Notes at that date.]

Class A2 Book-Entry Note means a registered global note in book-entry form issued or to be issued by the Trustee under clause 3.1 of the Note Trust Deed representing Class A2 Notes substantially in the form of Schedule 5 to the Note Trust Deed.

Class A2 Bond Factor means, in relation to a Determination Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amounts for all Class A2 Notes for that Determination Date less all Class A2 Principal Payments to be made on the next Payment Date, divided by the aggregate Class A2 Initial Invested Amount for all Class A2 Notes.

Class A2 Coupon means all interest accrued on the Class A2 Notes in respect of a Coupon Period in accordance with clause 4.8, and for the purposes of clause 5.10 includes any amount payable by the Trustee to the relevant Class A2 Noteholder (in that capacity) by way of damages or penalties.

Class A2 Currency Swap means:

(a)
the master agreement dated on or about the date of this Series Notice between the Trustee and the Currency Swap Provider on the terms of the ISDA Master Agreement (with amendments thereto) and each Transaction (as defined in that agreement) entered into in accordance with that agreement under which the Currency Swap Provider, agrees to pay certain amounts in A$ or US$ to the Trustee in exchange for certain amounts in US$ or A$ (as the case maybe) in relation to the Class A2 Notes; or

(b)	any other Hedge Agreement on similar terms, provided that the Trust Manager has given a Rating Notification in respect of the Class A2 Notes and the entry into that Hedge Agreement.

Class A2 Note means a Note issued as a Class A2 Note by the Trustee with the characteristics of a Class A2 Note under this Series Notice.

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Class A2 Noteholder means a Noteholder of a Class A2 Note.

Class A2 Percentage means, on any date, the aggregate of the outstanding principal amounts of all Class A2 Notes at that date divided by the aggregate of the A$ Equivalent of the outstanding principal amounts of all Class A Notes at that date.

Class A3 Bond Factor means, in relation to a Determination Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amounts for all Class A3 Notes for that Determination Date less all Class A3 Principal Payments to be made on the next Payment Date, divided by the aggregate Class A3 Initial Invested Amount for all Class A3 Notes.

Class A3 Coupon means all interest accrued on the Class A3 Notes in respect of Coupon Period in accordance with clause 4.8, and for the purposes of clause 5.10 includes any amount payable by the Trustee to the relevant Class A3 Noteholder (in that capacity) by way of damages or penalties.

Class A3 Note means a Note issued as a Class A3 Note by the Trustee with the characteristics of a Class A3 Note under this Series Notice.

Class A3 Noteholder means a Noteholder of a Class A3 Note.

Class A3 Percentage means, on any date, the aggregate of the outstanding principal amounts of all Class A3 Notes at that date divided by the aggregate of the A$ Equivalent of the outstanding principal amounts of all Class A at that date.

Class B Bond Factor means, in relation to a Determination Date, the ratio, expressed as a percentage (rounded to six decimal places) equal to the aggregate of the Invested Amounts for all Class B Notes for that Determination Date less all Class B Principal Payments to be made on the next Payment Date, divided by the aggregate Class B Initial Invested Amount for all Class B Notes.

Class B Charge Off means, in relation to a Class B Note, the amount of any reduction in the Class B Stated Amount for that Note under clause 5.18.

Class B Coupon means all interest accrued on the Class B Notes in respect of a Coupon Period in accordance with clause 4.8, and for the purposes of clause 5.10 includes any amounts payable by the Trustee to the relevant Class B Noteholder (in that capacity) by way of damages or penalties.

Class B Initial Invested Amount means, in relation to any Class B Note, the Initial Invested Amount of that Class B Note.

Class B Invested Amount means, in relation to any Class B Note, the Invested Amount of that Class B Note.

Class B Note means a Note issued as a Class B Note by the Trustee with the characteristics of a Class B Note under this Series Notice.

Class B Noteholder means a Noteholder of a Class B Note.

Class B Payment Percentage means:

(a)	on or before the [*] anniversary of the first Payment Date, [*]%; and

(b)	after the [*] anniversary of the first Payment Date, [100]%.

Series [*] WST Trust Series Notice

Class B Percentage means, on a Determination Date, the aggregate of the Class B Stated Amounts for the preceding Determination Date as a percentage of the sum of the A$ Equivalent of the Class A Stated Amounts and the Class B Stated Amounts calculated as at the preceding Determination Date.

Class B Principal Payment means each payment to the Class B Noteholders under clause 5.14(a)(iii) and 5.15(a)(vi).

Class B Stated Amount means, on a Determination Date and in relation to a Class B Note, an amount equal to:

(a)	the Class B Initial Invested Amount for that Note; less

(b)	the aggregate of all Class B Principal Payments made before that Determination Date with respect to that Class B Note; less

(c)	Carryover Class B Charge Offs (if any) made in relation to that Class B Note to the extent not reinstated under clause 5.11 before that Determination Date; less

(d)	Class B Principal Payments (if any) to be made in relation to that Class B Note on the next Payment Date; less

(e)	Class B Charge Offs (if any) to be made in relation to that Class B Note on the next Payment Date; plus

(f)	the amount (if any) of the Excess Available Income applied in reinstating the Stated Amount of that Class B Note under clause 5.11(a)(iii) on that Determination Date.

Clearing Agency means an organisation registered as a clearing agency pursuant to Section 17A of the Exchange Act appointed by the Trust Manager and the Trustee to hold any US$ Notes (directly or through a Common Depositary), or in whose name, or in the name of a nominee on behalf of, any US$ Notes are registered and initially means DTC.

Clearstream, Luxembourg means Clearstream, Luxembourg Banking, société anonyme.

Closing Date means, in relation to the Trust, [*].

Collection Account means, in relation to the Trust, the Australian dollar account, number 032024-428139, with Westpac at Level 20, 275 Kent Street, Sydney, New South Wales, or any other account opened and maintained by the Trustee with an Approved Bank under clause 27 of the Master Trust Deed.

Collection Period means (and includes) the first day of each Quarter and runs until (and includes) the last day of that Quarter.  However, the first Collection Period will commence on (and include) the day after the Cut-Off Date and end on (and exclude) [*].  The last Collection Period is the period from (but excluding) the last day of the previous Collection Period to (and including) the Termination Date of the Trust.

Collections means, in relation to the Trust for a period, Finance Charge Collections and Gross Principal Collections for that period.

Commission means the United States Securities and Exchange Commission.

Common Depositary means Cede & Co, as depositary for DTC, or any other common depositary for DTC or any other Clearing Agency appointed from time to time to hold any Book-Entry Note.

Series [*] WST Trust Series Notice

 [Conditional Purchase Agreement means the conditional purchase agreement dated on or about the date of this Series Notice between the Trustee, the Trust Manager, the Remarketing Agent and the Conditional Purchaser.]

[Conditional Purchaser means [*].]

[Conditional Purchase Period has the meaning given to that term in the Conditional Purchase Agreement.]

Conditions means, in relation to a US$ Note, the Conditions for that US$ Note in the form set out in Schedule 3 of the Note Trust Deed (but, so long as that US$ Note is represented by a Book-Entry Note, with the deletion of any provisions which are applicable only to the Definitive Notes), as the same may from time to time be modified in accordance with this Series Notice.  Any reference in this Series Notice to a particular numbered Condition shall be construed accordingly.

Confirmation means, in respect of a Currency Swap, any Confirmation (as defined in that Currency Swap).

Coupon means a Class A Coupon or a Class B Coupon.

Coupon Determination Date means:

(a)	in relation to a Coupon Period of a Class A3 Note or a Class B Note, the first day of that Coupon Period;

(b)
in relation to a Class A1 Coupon Period for a Class A1 Note, the second Business Day before the beginning of each Coupon Period and, for the purposes of this definition only, Business Day means any day on which commercial banks are open for business (including dealings in foreign exchange generally and foreign currency deposits generally) in London; and

(c)
in relation to a Coupon Period for a Class A2 Note, the second Business Day before the beginning of that Coupon Period and, for the purposes of this definition only, Business Day means any day on which commercial banks are open for business (including dealings in foreign exchange generally and foreign currency deposits generally) in London.

Coupon Payment Date means, for the purposes of the Master Trust Deed, each Class A1 Payment Date and Payment Date.

Coupon Period means:

(a)
in relation to the first Coupon Period of any Class A Note (other than a Class A1 Note) or Class B Note, the period commencing on (and including) the Closing Date and ending on (but excluding) the first Payment Date;

(b)
in relation to the final Coupon Period of any Class A Note (other than a Class A1 Note) or Class B Note, the period commencing on (and including) the Payment Date prior to the day on which all amounts due on such Notes are redeemed in full in accordance with the Transaction Documents and ending on (but excluding) such day; and

(c)
in relation to each other Coupon Period of any Class A Note (other than a Class A1 Note) or Class B Note, each period commencing on (and including) a Payment Date and ending on (but excluding) the next Payment Date.

Series [*] WST Trust Series Notice

Coupon Rate means, in relation to:

(a)	[a Class A1 Note and a Class A1 Coupon Period, One Month LIBOR in relation to that Class A1 Coupon Period;]

(b)	a Class A2 Note and a Coupon Period, Three Month LIBOR in relation to that Coupon Period;

(c)	in relation to a Registered Note and a Coupon Period, the Bank Bill Rate on the first day of that Coupon Period,

plus:

(d)	in all cases, the relevant Margin for the relevant Note; plus

(e)	in the case of a Note [(other than a Class A1 Note)] at any time on or after the Call Option Date, the applicable Step-Up Margin (if any).

Currency Swap means [the Class A1 Currency Swap or] the Class A2 Currency Swap.

Currency Swap Provider means:

(a)	initially, Westpac; and

(b)	thereafter, any other person who is a party to a Currency Swap.

Cut-Off Date means the date specified in the Sale Notice as the Cut-Off Date.

Day Count Fraction means, for the purpose of:

(a)	[the Class A1 Currency Swap, the basis for the calculation of interest on Class A1 Notes set out in Clause 4.8(a)(ii); and]

(b)	the Class A2 Currency Swap, the basis for the calculation of interest on Class A2 Notes set out in Clause 4.8(a)(i).

Dealer Agreement means the Dealer Agreement (relating to the Class A3 Notes and the Class B Notes).

Defaulting Party in relation to a Currency Swap has the meaning given in the relevant Currency Swap.

Definitive Note means a note in definitive form issued or to be issued in respect of any US$ Notes under, and in the circumstances specified in, clause 3.3 of the Note Trust Deed, and includes any replacement for a Definitive Note issued under the relevant Conditions.

Depositor means Westpac Securitisation Management Pty Limited, in its capacity as the depositor, as such term is defined in Regulation AB.

Designated Maturity means, for the purpose of:

(a)	[the Class A1 Currency Swap, one month; and]

(b)	the Class A2 Currency Swap, three months.

Series [*] WST Trust Series Notice

Designated Rating Agency means S&P and Moody's.

Determination Date means, in relation to the Trust for a Collection Period, the date which is four Business Days prior to the Payment Date following the end of that Collection Period[, and (unless otherwise specified) includes a Class A1 Determination Date].

DTC means the Depository Trust Company.

Eligibility Criteria means the criteria set out in the schedule to this Series Notice.

Enforcement Expenses means the costs and expenses incurred by Westpac or the Servicer in connection with the enforcement of any Purchased Receivables or the related Receivable Rights referred to in clause 7.2(a) of the Servicing Agreement.

Euroclear means Euroclear Bank S.A/N.V. as operator of the Euroclear System.

Excess Available Income means, for a Collection Period, the amount (if any) by which the Total Available Funds for the Collection Period exceeds the Total Payments for the Collection Period.

Excess Collections Distribution means, in relation to a Collection Period, the amount (if any) by which the Excess Available Income for that Collection Period exceeds the amounts applied under clause 5.11 on the Determination Date relating to that Collection Period.

Exchange Act means the Securities Exchange Act of 1934 of the United States of America, as amended.

Finance Charge Collections means, for a Collection Period, the aggregate of:

(a)
the aggregate of all amounts received by or on behalf of the Trustee during that Collection Period in respect of Government Charges, interest, fees and other amounts in the nature of income payable under or in respect of the Purchased Receivables and the related Receivable Rights, to the extent not included within any other paragraph of this definition, including:

(i)	any Liquidation Proceeds received on account of interest received during that Collection Period;

(ii)	any payments by any person to the Trustee on the repurchase of a Purchased Receivable under the Transaction Documents during that Collection Period which are attributable to interest;

(iii)
any amounts in the nature of interest adjustments received by the Trust from the Trustee as trustee of a Warehouse Trust in relation to the transfer of Purchased Receivables and Purchased Receivable Securities from the Trust to that Warehouse Trust; and

(iv)	the Prepayment Cost Surplus for that Collection Period (if any).

(b)	all amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the Trustee during that Collection Period including:

(i)	from an Approved Seller, in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed or this Series Notice;

Series [*] WST Trust Series Notice

(ii)	from an Approved Seller under any obligation under the Master Trust Deed or this Series Notice to indemnify or reimburse or pay damages to the Trustee for any amount;

(iii)	from the Servicer in respect of any breach of a representation, warranty or undertaking contained in the Servicing Agreement or the Series Notice; and

(iv)	from the Servicer under any obligation under the Servicing Agreement or the Series Notice to indemnify or reimburse or pay damages to the Trustee for any amount,

in each case which are determined by the Trust Manager to be in respect of interest, fees and other amounts in the nature of income payable under the Purchased Receivables and the related Receivable Rights; and

(c)	Recoveries received by or on behalf of the Trustee during that Collection Period;

less:

(d)	the Government Charges collected by or on behalf of the Trustee for that Collection Period;

(e)
the aggregate of all fees and charges due to the Servicer or the Approved Seller under the Receivables as agreed by them from time to time and collected by the Approved Seller or the Servicer during that Collection Period; and

(f)
the Prepayment Cost Surplus (if any) due to Westpac under clause 5.20(b) for that Collection Period and collected by Westpac (whether in its capacity as Servicer or otherwise) during that Collection Period.

Finance Charge Loss means, for a Collection Period, the amount of all Liquidation Losses referred to in clause 5.6(a).

Government Charges means, for any Collection Period, the aggregate of all amounts collected by Westpac (whether in its capacity as Servicer or otherwise) in respect of the Purchased Receivables and the related Receivable Rights representing, bank accounts taxes or similar Taxes.

Gross Principal Collections means, for a Collection Period, the aggregate of:

(a)
all amounts received by or on behalf of the Trustee from or on behalf of Obligors under the Purchased Receivables during the Collection Period in respect of principal, in accordance with the terms of the Purchased Receivables, including principal prepayments;

(b)	all other amounts received by or on behalf of the Trustee under or in respect of principal under the Purchased Receivables and the related Receivable Rights during that Collection Period including:

(i)	any Liquidation Proceeds received on account of principal;

(ii)
any amounts in the nature of principal received by or on behalf of the Trustee during that Collection Period pursuant to the sale of any Asset (including any amount received by the Trustee on the issue of Notes, or the A$ Equivalent of that amount if the relevant Notes are denominated in US$, which was not used to purchase a Purchased Receivable or Purchased Receivable Security and which the Trust Manager determines is surplus to the requirements of the Trust);

Series [*] WST Trust Series Notice

(iii)	any Prepayment Costs applied towards Prepayment Benefits under clause 5.20(a); and

(iv)	any Prepayment Benefit Shortfall paid by Westpac to the Trust under clause 5.20(c);

(c)
all amounts received by or on behalf of the Trustee during that Collection Period from any provider of a Support Facility (other than a Currency Swap) under that Support Facility and which the Trust Manager determines should be accounted for to reduce a Principal Loss;

(d)	all amounts received by or on behalf of the Trustee during that Collection Period:

(i)	from an Approved Seller, in respect of any breach of a representation, warranty or undertaking contained in the Transaction Documents;

(ii)	from an Approved Seller under any obligation under the Transaction Documents or this Series Notice to indemnify or reimburse or pay damages to the Trustee for any amount;

(iii)	from the Servicer, in respect of any breach of any representation, warranty or undertaking contained in the Servicing Agreement; and

(iv)	from the Servicer under any obligation under the Servicing Agreement to indemnify or reimburse or pay damages to the Trustee for any amount,

in each case, which are determined by the Trust Manager to be in respect of principal payable under the Purchased Receivables and the related Receivable Rights;

(e)	any amount of Excess Available Income to be applied to pay or reinstate a Principal Charge Off or a Carryover Charge Off (as applicable);

(f)	any Excess Available Income to be applied under clause 5.11(a)(iv) to Principal Draws made on a previous Payment Date; and

(g)	any Prepayment Calculation Adjustment for that Collection Period,

but excludes any amount payable by the Trustee under clause 5.26.

GST means any goods and services tax, broad based consumption tax or value added tax imposed by any government agency and includes any goods and services tax payable under the GST Act.

GST Act a New Tax System (Goods and Services Tax) Act 1999 (Cth).

Hedge Agreement in relation to the Trust includes the Basis Swap, any Interest Rate Swap or (notwithstanding the definition of Hedge Agreement in the Master Trust Deed) each Currency Swap.

Housing Loan Principal means, in relation to a Purchased Receivable, the principal amount of that Purchased Receivable from time to time.

Income Percentage means, in relation to the holder of a Residual Income Unit (as defined in clause 10) at any time, the subscription price paid by that person for that Residual Income Unit divided by the total subscription prices of all Residual Income Units recorded in the Register maintained under clause 10 at that time, expressed as a percentage.

Information Memorandum means the information memorandum dated [*] relating to the Trust and the Registered Notes (attaching the Prospectus).

Series [*] WST Trust Series Notice

Initial Invested Amount means in respect of a Note, the amount stated as the Initial Invested Amount for that Note in clause 4.2(e).

Initial Principal Distribution means any distribution of Principal Collections in accordance with clause 5.13.

Input Tax Credit has the meaning given in the GST Act.

Interest Rate Swap means the master agreement dated on or about the date of this Series Notice made between the Trustee as trustee of the Trust and Westpac, on the terms of the ISDA Master Agreement (with amendments thereto) and each Transaction (as defined in that agreement) entered into in accordance with that agreement in relation to the interest rate risk arising from a Receivable which is a Fixed Option Home Loan or which is otherwise subject to a fixed rate of interest (other than a Receivable subject to a concessional introductory fixed rate of interest for 12 months or less).

Invested Amount means, on any day in relation to a Note, the Initial Invested Amount of that Note minus the aggregate of Principal Payments made or to be made in respect of the Note on or before that date.

Lead Manager means [Westpac].

ISDA Definitions means the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc.

Liquidation Loss means, for a Collection Period in relation to a Purchased Receivable which is being enforced, the amount (if any) by which the Unpaid Balance of the Purchased Receivable (together with the Enforcement Expenses relating to the Purchased Receivable and the related Receivable Rights) exceeds the Liquidation Proceeds in relation to the Purchased Receivable.

Liquidation Proceeds means, in relation to a Purchased Receivable and the related Receivable Rights which have been or are being enforced, all amounts recovered in respect of the enforcement of the Purchased Receivable and the related Receivable Rights (but does not include the proceeds of any Mortgage Insurance Policy).

Liquidity Draw means a drawing under the Liquidity Facility.

Liquidity Facility Agreement means, in relation to the Trust, the agreement so entitled dated on or about the date of this Series Notice between the Trustee, the Trust Manager and the Liquidity Facility Provider.

Liquidity Facility Provider means, in relation to the Trust, Westpac Banking Corporation.

Liquidity Limit means the commitment of the Liquidity Facility Provider under the Liquidity Facility, as varied from time to time.

Liquidity Outstandings means, at any time, the total principal amount of all outstanding Liquidity Draws at that time.

Liquidity Shortfall means, in relation to a Collection Period, the amount (if any) by which the Total Payments for the Collection Period [(excluding any amounts payable under clause 5.10(a)(viii))] exceed the aggregate of the Available Income and any Principal Draws for the Collection Period.

Loan Offset Deposit Account means any deposit account maintained by an Obligor under a Purchased Receivable with Westpac where an amount equal to the interest which would otherwise accrue on that account is offset against moneys owed by that Obligor under that Purchased Receivable, in accordance with the relevant Receivable Agreement.

Series [*] WST Trust Series Notice

Loan Offset Interest Amount means, in relation to any Obligor under a Purchased Receivable, the amount of any interest which would be payable by Westpac to that Obligor on amounts standing to the credit of the Obligor’s Loan Offset Deposit Account, if interest was payable on that account.

LVR means, at any time in relation to a Loan (including a Purchased Receivable), the outstanding amount of the Loan at that time, plus any other amount secured by any Mortgage for that Loan including customer-paid Mortgage Insurance Policy (other than any Other Secured Liabilities owed to any Approved Seller), at the date of determination divided by the aggregate value of the Mortgaged Property (determined as at the date of origination) subject to the related Mortgages for that Loan, expressed as a percentage.

Manager means:

(a)	in relation to the Underwriting Agreement, any person identified as an "Underwriter" in the Underwriting Agreement for the purposes of this Series Notice; and

(b)	in relation to the Dealer Agreement, any person identified as a "Dealer" in the Dealer Agreement for the purposes of this Series Notice.

[Mandatory Transfer means the obligation of the Class A1 Noteholders to transfer the Class A1 Notes on each Transfer Date to a third party purchaser (following a successful remarketing of the Class A1 Notes by the Remarketing Agent) or to the Conditional Purchaser (following, among other things, a Remarketing Failure or the termination of the Conditional Purchase Period).]

Margin means, in relation to any Note, the Margin for that Note specified in clause 4.2(d).

[Maximum Reset Margin means:

(a)	prior to but excluding the first Transfer Date after the Step-Up Margin Date, [*]% per annum; and

(b)	on or after the first Transfer Date after the Step-Up Margin Date, [*]% per annum.]

Maturity Date means, in relation to a Note, the Maturity Date for that Note specified in clause 4.2(j).

Mortgage has the meaning given in the Master Trust Deed and includes any Mortgage originated by Westpac which is transferred to the Trustee by the trustee for an Other Trust from the assets of that Other Trust.

Mortgage Insurer means:

(a)	Genworth Financial Mortgage Insurance Pty Limited; or

(b)	Housing Loans Insurance Corporation.

Mortgage Shortfall means, in relation to a Purchased Receivable, the amount (if a positive number) equal to the Principal Loss for that Purchased Receivable minus the aggregate of:

(a)	the total amount recovered and recoverable in respect of that Purchased Receivable under any applicable Mortgage Insurance Policies, determined to be attributable to principal under clause 5.7(b); and

Series [*] WST Trust Series Notice

(b)
the total amount recovered and recoverable by the Trustee from the Approved Sellers or the Servicer (as the case may be) in respect of that Purchased Receivable (by way of damages or otherwise) under or in respect of the Master Trust Deed, this Series Notice or the Servicing Agreement (as the case may be), determined by the Trust Manager to be attributable to principal.

For the purposes of:

(c)	this definition, an amount shall be regarded as not recoverable upon the earlier of:

(i)
a determination being made, in the case of paragraph (a), by the Trust Manager, and in the case of paragraph (b), by the Trustee, in each case upon the advice of such suitably qualified expert advisers as the Trust Manager or the Trustee (as the case may be) thinks fit, that there is no such amount, or that such amount is not likely to be recovered (including because any relevant Mortgage Insurance Policy has been terminated, any relevant Mortgage Insurer is entitled to reduce the amount of the claim or any relevant Mortgage Insurer defaults in payment of a claim); and

(ii)	the date which is two years after the Determination Date upon which the relevant Principal Loss was determined under clause 5.6(b); and

(d)	this Series Notice, a Mortgage Shortfall arises on the date upon which there are no further amounts referred to in paragraphs (a) and (b) recoverable in respect of the relevant Purchased Receivable.

Mortgagee has the meaning given in the Security Trust Deed.

Net Principal Distributions means with respect to any Payment Date, the amount of Principal Collections remaining after the distribution of Initial Principal Distributions.

Note means a Class A Note or a Class B Note and includes:

(a)	the Conditions relating to the relevant US$ Note; and

(b)	any interest in a Book-Entry Note as an account holder with a Clearing Agency.

Note Acknowledgement means an acknowledgement of the registration of a person as the holder of a Registered Note in the form set out in schedule 2 to the Master Trust Deed or in such other form as may from time to time be agreed between the Trustee and the Trust Manager.

Note Party means the Calculation Agent, each Paying Agent and the Note Registrar.

Note Register means the register kept by the Note Registrar to provide for the registration and transfer of US$ Notes under the Note Trust Deed.

Note Registrar means [tba] or any successor note registrar approved in writing by the Note Trustee and appointed under the Agency Agreement.

Note Transfer means a transfer and acceptance of Registered Notes materially in the form of schedule 4 to the Master Trust Deed or in such other form as may from time to time be agreed between the Trustee and the Trust Manager.

Note Trust Deed means the deed so entitled dated on or about the date of this Series Notice between the Trustee, the Trust Manager and the Note Trustee.

Series [*] WST Trust Series Notice

Note Trustee means [tba].

Noteholder means, at any time in relation to a Note, the person who is registered as the holder of that Note at that time except that for the purposes of payments in respect of Book-Entry Notes, the right to those payments shall be vested, as against the Trustee and the Note Trustee in respect of the Trust, by payment to the Clearing Agency in accordance with and subject to their respective Conditions and the provisions of this Series Notice and the Note Trust Deed.  The words holder and holders shall (where appropriate) be construed accordingly.

Notice Date means, in relation to a Collection Period, the date which is the Business Day prior to the Payment Date following the end of that Collection Period.

Notice of Creation of Trust means the Notice of Creation of Trust dated on or about [*] issued under the Master Trust Deed in relation to the Trust.

[One Month LIBOR means, in relation to any Class A1 Coupon Period, the rate of interest determined by the Calculation Agent on the basis of the following paragraphs.

On each Class A1 Coupon Determination Date, the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable to any Class A1 Coupon Period for one-month deposits in US dollars which appears on the Telerate Page 3750 as of 11.00 a.m., London time, on the Class A1 Coupon Determination Date.  If such rate does not appear on the Telerate Page 3750, the rate for that Class A1 Coupon Period will be determined as if the Trustee and Calculation Agent had specified “US-LIBOR-Reference Banks” as the applicable Floating Rate Option under the ISDA Definitions. “US-LIBOR-Reference Banks” means that the rate for a Coupon Period for a Class A1 Note will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the LIBOR Reference Banks (being four major banks in the London interbank market agreed by the Calculation Agent and the Currency Swap Provider) at approximately 11:00 a.m., London time, on the Class A1 Coupon Determination Date to prime banks in the London interbank market for a period of one month commencing on the first day of the Class A1 Coupon Period and in a Representative Amount (as defined in the ISDA Definitions).  The Calculation Agent will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Class A1 Coupon Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Class A1 Coupon Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent (after consultation with the Currency Swap Provider), at approximately 11:00 a.m., New York City time, on that Class A1 Coupon Determination Date for loans in U.S. dollars to leading European banks, or the relevant interpolated rate (if applicable) for a period of one month commencing on the first day of the Class A1 Coupon Period and in a Representative Amount, or the relevant interpolated rate (if applicable).  If no such rates are available in London, then the One Month LIBOR for such Class A1 Coupon Period will be the most recently determined rate in accordance with this definition.]

Other Trust means any Trust (as defined in the Master Trust Deed) other than the Trust.

Paying Agent means any person appointed as a Paying Agent under the Agency Agreement, including the Principal Paying Agent.

Payment Date, in relation to a Note, has the meaning given in relation to that Note in clause 4.2(h).

Series [*] WST Trust Series Notice

Payment Shortfall means, in relation to a Collection Period, the amount (if any) by which the Total Payments for that Collection Period exceed the Available Income for that Collection Period.

Performing Loan has the meaning given in the Liquidity Facility Agreement.

Prepayment Benefit means, on the early discharge of a Purchased Receivable which is a housing loan bearing a fixed rate of interest (other than a Receivable subject to a concessionary rate of interest for 12 months or less), the amount (if any) credited to the relevant Obligor's loan account by Westpac by means of a reduction in the Housing Loan Principal of that Purchased Receivable, in accordance with the relevant Receivable Agreement.

Prepayment Benefit Shortfall means, in relation to a Collection Period, the amount by which the total of all Prepayment Benefits for that Collection Period exceeds the total of all Prepayment Costs for that Collection Period.

Prepayment Calculation Adjustment means, in relation to a Purchased Receivable, any amount credited to the Obligor by Westpac under that Purchased Receivable to reflect an interest adjustment resulting from a change in computer systems.

Prepayment Cost means, on the early discharge of a Purchased Receivable which is a housing loan bearing a fixed rate of interest (other than a Receivable subject to a concessionary rate of interest for 12 months or less), the amount (if any) owed by the relevant Obligor and collected by Westpac, in accordance with the relevant Receivable Agreement.

Prepayment Cost Surplus means, in relation to a Collection Period, the amount by which the total of all Prepayment Costs for that Collection Period exceeds the total of all Prepayment Benefits for that Collection Period.

Principal Charge Off means, in relation to any Collection Period, the aggregate of all Mortgage Shortfalls for that Collection Period.

Principal Collections means, for a Collection Period:

(a)	the Gross Principal Collections for that Collection Period; less

(b)	any amounts deducted by or paid to Westpac under clause 5.3(b) to reimburse Redraws funded by Westpac during that Collection Period for which Westpac has not previously been reimbursed.

Principal Draw means, for a Collection Period, the amount calculated under clause 5.4 in relation to that Collection Period.

Principal Entitlement means, in relation to a Note for the purposes of the Master Trust Deed on any date, the Stated Amount of that Note at that date.

Principal Loss means, for a Collection Period in relation to a Purchased Receivable, the amount of any Liquidation Loss for that Purchased Receivable for that Collection Period referred to in clause 5.6(b).

Principal Outstanding has the meaning given in the Redraw Facility Agreement.

Principal Paying Agent means [tba], or any successor as Principal Paying Agent under the Agency Agreement.

Principal Payment means a Class A Principal Payment or a Class B Principal Payment.

Series [*] WST Trust Series Notice

Principal Repayment Date means, in relation to a Note for the purposes of the Master Trust Deed, the Maturity Date for that Note and each date on which the Invested Amount or Stated Amount is reduced under this Series Notice.

Property Restoration Expenses means costs and expenses incurred by or on behalf of the Trustee, or by the Servicer under the Servicing Agreement, in repairing, maintaining or restoring to an appropriate state of repair and condition any Mortgaged Property, in exercise of a power conferred on the mortgagee under the Purchased Receivable and Relevant Documents relating thereto.

Prospectus means:

(a)	the Base Prospectus dated [*]; and

(b)	the Prospectus Supplement relating to the Trust and the US$ Notes dated on or about the date of this Series Notice.

Purchased Receivable means each Loan specified in a Sale Notice (including any Redraw in respect of that Loan) which has been assigned to the Trustee on acceptance of the offer contained in that Sale Notice in accordance with this Series Notice, and in which the Trustee has not ceased to have an interest (whether by sale or disposal, or extinguishment of its rights in that Loan).

Purchased Receivable Security means each Mortgage specified in the Sale Notice and purchased by the Trustee, unless the Trustee has ceased to have an interest in that Mortgage.

Quarter means each three month period in a year which period begins on [*], [*], [*] and [*].

Quarterly Percentage means, for a Collection Period, the aggregate Housing Loan Principal of all Purchased Receivables which are in Arrears for more than 60 consecutive days as at close of business on the last day of that Collection Period, expressed as a percentage of the aggregate Housing Loan Principal of all Purchased Receivables as at close of business on the last day of that Collection Period.

Rating Downgrade Event means an event that causes the rating of any Class A Note, Class B Note or Class C Note to be downgraded or withdrawn.

Rating Notification means, in relation to an event or circumstance, that the Trust Manager has confirmed in writing to the Trustee that:

(a)	it has notified each Designated Rating Agency of the event or circumstance; and

(b)	the Trust Manager is satisfied in good faith that the event or circumstance is unlikely to result in a Rating Downgrade Event.

Receivable means, in relation to the Trust, and without limiting clause 12, the rights of the relevant Approved Seller or the Trustee (as the case may require) under or in respect of Loans constituted upon acceptance of Westpac's standard Loan Offer for:

(a)	a Premium Option Home Loan;

(b)	a Fixed Options Home Loan;

(c)	a First Option Home Loan;

(d)	a Premium Option Home Loan with 1 Year Guaranteed Rate;

(e)	a Rocket Repay Home Loan;

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(f)	a Fixed Rate Investment Property Loan;

(g)	a Variable Rate Investment Property Loan;

(h)	an Investment Loan with 1 Year Guaranteed Rate;

(i)	a Flexi First Option Home Loan;

(j)	a Flexi First Option Investment Property Loan;

(k)	a First Option Investment Property Loan; or

(l)	a Rocket Investment Loan,

(or any variation of those products after the Sale Notice is or was given) as varied by Westpac's standard letter of variation, or any other Receivables (as defined in the Master Trust Deed) originated by Westpac which is acceptable to the Trustee (in all cases in the form certified by Westpac before the Sale Notice is or was given, and as certified thereafter from time to time).

Record Date means:

(i)	with respect to a Payment Date for any Registered Note, 4.00pm (Sydney time) on the second Business Day before that Payment Date;

(ii)
with respect to [a Class A1 Payment Date or] Payment Date for any Book-Entry Note, close of business on the second Business Day before that [Class A1 Payment Date or] Payment Date [(as the case may be)]; and

(iii)	with respect to [a Class A1 Payment Date or] Payment Date for any Definitive Note, the last day of the calendar month before that [Class A1 Payment Date or] Payment Date [(as the case may be)].

Recovery means any amount received by Westpac or the Servicer under or in respect of a Purchased Receivable and the related Receivable Rights at any time after a Finance Charge Loss or Principal Loss has arisen in respect of that Purchased Receivable (other than any amount received under a Mortgage Insurance Policy if any), provided that amount is not otherwise payable to an insurer under a Mortgage Insurance Policy (if any).

Redraw means, in relation to any Collection Period, an amount advanced or readvanced to an Obligor by the Approved Seller under a Purchased Receivable in respect of any principal prepayments previously made to the Obligor's loan account in accordance with the terms of the Obligor's Purchased Receivable.

Redraw Charge Off means the amount of any reduction in the Principal Outstanding under the Redraw Facility Agreement under clause 5.17(b)(ii).

Redraw Facility Agreement means, in relation to the Trust, the agreement so entitled dated on or about the date of this Series Notice between the Trustee, the Trust Manager and the Redraw Facility Provider.

Redraw Facility Provider means, in relation to the Trust, Westpac Banking Corporation.

Redraw Limit means the Redraw Limit as defined in the Redraw Facility Agreement.

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Redraw Shortfall means, on each Determination Date, the aggregate of Redraws made prior to that Determination Date which remain outstanding after applying Gross Principal Collections towards reimbursement of those Redraws under clause 5.3.

Reference Bank means any financial institution authorised to quote on the Reuters Screen BBSW Page.

Registered Note means a Class A3 Note or a Class B Note.

Registered Note Payment Date means a Payment Date for a Registered Note.

Registered Noteholder means a person who is a Noteholder in relation to a Registered Note.

Regulation AB means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R.  §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan.  7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Remaining Liquidity Shortfall means, in relation to a Collection Period, the amount (if any) by which the Liquidity Shortfall (if any) for that Collection Period exceeds the Available Liquidity Amount for that Collection Period.

[Remarketing Agent means [*].]

[Remarketing Agreement means the remarketing agreement dated on or about the date of this Series Notice between the Trustee, the Trust Manager, the Remarketing Agent, the Conditional Purchaser and the Tender Agent.]

[Remarketing Failure has the meaning given to that term in the Remarketing Agreement.]

Remittance Date means, in relation to a Collection Period, the date which is two Business Days prior to the Payment Date following the end of that Collection Period.

[Reset Margin has the meaning given in the Remarketing Agreement.]

Residual Capital Beneficiary means the holder of the Residual Capital Unit from time to time.

Residual Capital Unit has the meaning given in clause 10.1.

Residual Income Beneficiary means the holder of a Residual Income Unit from time to time.

Residual Income Unit has the meaning given in clause 10.1.

Sale Notice means any Sale Notice (as defined in the Master Trust Deed) which may be given by Westpac (in its capacity as Approved Seller or as beneficiary of the Warehouse Trust) to the Trustee as trustee of the Trust after the date of execution of this Series Notice and which is subsequently accepted by the Trustee.

Securities Act means the United States Securities Act of 1933, as amended.

Security Trust has the meaning given in the Security Trust Deed

Security Trust Deed means the security trust deed dated on or about [*] between the Trustee, the Trust Manager, the Note Trustee and the Security Trustee.

Security Trustee means [BNY Trust (Australia) Registry Limited (ACN 000 334 636)].

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Servicer Downgrade means a downgrade of the long term rating of either the Servicer or its holding company (if any)below Baa2 by Moody’s.

Servicer's Report means each report to be prepared by the Servicer under clause 6.5 of the Servicing Agreement.

Servicing Agreement means the agreement so entitled dated 12 March 2002 (as amended) between, among others, the Trustee and the Servicer.

Servicing Criteria means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee means the fee payable under clause 6.1(c) of this Series Notice and clause 7.1 of the Servicing Agreement.

Spread, in relation to any amount to be paid under a Currency Swap, has the meaning given in that Currency Swap in respect of payments by the Trustee under that Currency Swap.

Stated Amount means a Class A Stated Amount or a Class B Stated Amount.

Static Pool Information means static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Step-Up Margin in relation to any Note [(other than a Class A1 Note)], has the meaning given in clause 4.10.

Step-Up Margin Date has the meaning given to it in clause 4.10.

Stock Exchange means a stock exchange on which any of the Notes are listed.

Subcontractor means any vendor, subcontractor or other person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Purchased Receivables but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Purchased Receivables under the direction or authority of the Servicer or a Subservicer, if any.

Support Facility means each Support Facility (as defined in the Master Trust Deed) relating to the Trust, being:

(a)	any Mortgage Insurance Policy relating to the Trust or its Assets;

(b)	the Redraw Facility Agreement;

(c)	the Liquidity Facility Agreement;

(d)	the Basis Swap;

(e)	the Interest Rate Swap;

(f)	the Currency Swap; and

(g)	any other document or agreement which is from time to time agreed between the Trustee and the Trust Manager to be a Support Facility for the purposes of the Trust.

Subordinated Percentage means, at any time, the aggregate of the Class B Stated Amounts divided by the sum of:

(a)	the Total Stated Amount at that time; and

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(b)	the Redraw Limit at that time.

Subservicer means any person that services Purchased Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Series Notice, the Servicing Agreement or any other Transaction Document, that are identified in Item 1122(d) of Regulation AB.

Support Facility Collateral Account means, in relation to a Support Facility, each Collateral Account as defined in that Support Facility.

Swap Provider means, in relation to a Hedge Agreement, the counterparty which enters into that arrangement with the Trustee.

Tax Sharing Agreement means the tax sharing agreement for the Westpac consolidated tax group.

[Tender Agent means [tba].]

Three Month LIBOR means, in relation to any Coupon Period, the rate of interest determined by the Calculation Agent on the basis of the following paragraphs.

On each Coupon Determination Date, the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable to any Coupon Period for three-month deposits in US dollars which appears on the Telerate Page 3750 as of 11.00 a.m., London time, on the Coupon Determination Date.  If such rate does not appear on the Telerate Page 3750, the rate for that Coupon Period will be determined as if the Trustee and Calculation Agent had specified “US-LIBOR-Reference Banks” as the applicable Floating Rate Option under the ISDA Definitions. “US-LIBOR-Reference Banks” means that the rate for a Coupon Period for a Class A 2 Note will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the LIBOR Reference Banks (being four major banks in the London interbank market agreed by the Calculation Agent and the Currency Swap Provider) at approximately 11:00 a.m., London time, on the Coupon Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Coupon Period and in a Representative Amount (as defined in the ISDA Definitions), or the relevant interpolated rate (if applicable).  The Calculation Agent will request the principal London office of each of the LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Coupon Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Coupon Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent (after consultation with the Currency Swap Provider), at approximately 11:00 a.m., New York City time, on that Coupon Determination Date for loans in U.S. dollars to leading European banks, or the relevant interpolated rate (if applicable) for a period of three months commencing on the first day of the Coupon Period and in a Representative Amount, or the relevant interpolated rate (if applicable).  If no such rates are available in London, then the Three Month LIBOR for such Coupon Period will be the most recently determined rate in accordance with this definition.  Provided that on the first day of the first Coupon Period USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the Closing Date to (but excluding) the first Payment Date.

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Threshold Rate means, at any time, the minimum rate of interest (expressed as a percentage per annum) which if set on all Purchased Receivables where permitted under the terms of the relevant Purchased Receivable and to the extent permitted by applicable law would, when calculated on an overall portfolio basis, be sufficient (assuming that all relevant parties comply with their obligations at all times under the Transaction Documents, the Purchased Receivables and the relevant Relevant Security), when aggregated with the income produced by the rate of interest on all other Purchased Receivables and other Authorised Investments which are Assets of the Trust, to ensure that the Trustee will have available to it sufficient Collections to enable it to comply with its obligations under the Transaction Documents as they fall due .

Title Perfection Event means, in relation to the Trust, the events set out in clause 11.

Total Available Funds means, for a Collection Period, the aggregate of:

(a)	the Available Income for that Collection Period;

(b)	any Principal Draw which the Trustee is required to allocate under clause 5.13(a)(iii) on or before the Payment Date for that Collection Period; and

(c)	any Liquidity Draw which the Trustee is required to make under clause 5.5 on or before the Payment Date for that Collection Period.

Total Carryover Charge Off means, on any date, the sum of:

(a)	the A$ Equivalent of all Carryover Class A Charge Offs for all Class A Notes as at that date; and

(b)	the Carryover Class B Charge Offs for all Class B Notes as at that date;

Total Initial Invested Amount means, at any time, the sum of:

(a)	the A$ Equivalent of all Initial Invested Amounts of all US$ Notes; and

(b)	all Initial Invested Amounts of all Registered Notes,

at that time.

Total Invested Amount means, at any time, the sum of:

(a)	the A$ Equivalent of all Invested Amounts of all US$ Notes; and

(b)	all Invested Amounts of all Registered Notes,

at that time.

Total Payments means, in relation to a Collection Period, all amounts paid or to be paid by the Trustee under clause 5.10 in relation to that Collection Period.

Total Stated Amount means, at any time, the sum of the aggregate of the A$ Equivalent of all the Class A Stated Amounts and the aggregate of the Class B Stated Amounts at that time.

Transaction Document means each Transaction Document (as defined in the Master Trust Deed) which relates to the Trust, being each of:

(a)	this Series Notice;

(b)	the Master Trust Deed, insofar as it relates to the Trust;

(c)	the Security Trust Deed;

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(d)	the Notice of Creation of Trust;

(e)	the Servicing Agreement, insofar as it relates to the Trust;

(f)	each Note;

(g)	the Redraw Facility Agreement;

(h)	the Liquidity Facility Agreement;

(i)	the Basis Swap;

(j)	the Interest Rate Swap;

(k)	the Currency Swap;

(l)	any other Support Facility for the Trust;

(l)	the Dealer Agreement;

(m)	the Underwriting Agreement;

(n)	the Note Trust Deed;

(o)	the Agency Agreement;

[(p)	the Remarketing Agreement; ]

[(q)	the Conditional Purchase Agreement;] and

(r)	any other document or agreement which is from time to time agreed between the Trustee and the Trust Manager to be a Transaction Document for the purposes of the Trust.

[Transfer Date means the Class A1 Payment Date falling in [*] of each year, beginning in [*] to and including the Payment Date occurring in [*].]

Trust means the Series [*] WST Trust constituted under the Master Trust Deed and the Notice of Creation of Trust.

Trust Expenses means, in relation to a Collection Period (and in the following order of priority):

(a)	first, Taxes payable in relation to the Trust for that Collection Period;

(b)	second, the Trustee's Fee for that Collection Period;

(c)	third, any fee payable to the Security Trustee under or in connection with the Security Trust Deed for that Collection Period;

(d)	fourth, the Trust Manager's Fee for that Collection Period;

(e)	fifth, the Servicing Fee for that Collection Period;

(f)	sixth, any fee payable to the Note Trustee under the Note Trust Deed;

(g)	seventh, pari passu any fee payable to a Note Party under the Agency Agreement;

(h)
eighth, pari passu any costs, charges or expenses (other than fees) incurred by, and any liabilities owing under any indemnity granted to, the Security Trustee, the Servicer, the Note Trustee, a Note Party in relation to the Trust under the Transaction Documents, for that Collection Period; and

(i)	ninth, pari passu any other Expenses relating to the Trust,

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all of the amounts in paragraphs (a) to (i) (inclusive) being Expenses for the purposes of the Master Trust Deed, but excluding any amounts paid or to be paid under clause 5.10(a)(viii).[*]

Trust Manager's Report means a report in the form agreed by the Trustee and the Trust Manager from time to time.

Underwriting Agreement means the Underwriting Agreement dated on or about the date of this Series Notice between the Trustee, the Trust Manager, Westpac and others in relation to subscription for US$ Notes.

Unit has the meaning given in clause 10.1.

US$ Account means, in relation to the Trust, the US$ account with the Principal Paying Agent, or any other account opened and maintained with the Principal Paying Agent.

US$ Equivalent means:

(a)	in relation to an amount denominated or to be denominated in Australian dollars, that amount converted to (and denominated in) US$ at the US$ Exchange Rate; or

(b)	in relation to an amount denominated or to be denominated in US$, the amount of US$.

US$ Exchange Rate means, on any date in respect of any US$ Notes, the rate of exchange (set as at the commencement of the relevant Currency Swap) applicable under that Currency Swap for the exchange of Australian dollars for United States dollars.

US$ Note means [a Class A1 Note or] a Class A2 Note.

US$ Noteholder means a Noteholder of a US$ Note.

Warehouse Investment Agreement means:

(a)	the document so entitled dated 19 February 1997 between the Trustee as trustee of the Warehouse Trust, the Trust Manager and Westpac Banking Corporation; or

(b)	any other agreement which the Trustee and the Trust Manager agree is a Warehouse Investment Agreement or Warehouse Facility Agreement for the purposes of this Series Notice.

[Warehouse Investor has the meaning given to that term in a Warehouse Investment Agreement.]

[Warehouse Trust means the WST Warehouse Trust #1.]

[Warehouse Trustee means Westpac Securities Administration Limited as trustee of the Warehouse Trust.]

Westpac Remittance Rating means, in relation to the Trust, a short term rating of A1 from S&P and P-1 from Moody’s.

3.2	Interpretation

Clause 1.2 of the Master Trust Deed is incorporated into this Series Notice as if set out in full, except that any reference to deed is replaced by a reference to Series Notice and any reference to United States dollars, USD and US$ is to currency of the United States of America.

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3.3	Limitation of liability of the Trustee

(a)	General

Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Trustee, the Warehouse Trustee and the Trust Manager under this Series Notice.

(b)	Liability of Trustee limited to its right of indemnity

(i)
The Trustee enters into this Series Notice only in its capacity as trustee of the Trust and in no other capacity.  A liability arising under or in connection with this Series Notice, a Transaction Document or the Trust can be enforced against the Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Trustee is actually indemnified for the liability.  This limitation of the Trustee's liability applies despite any other provision of this Series Notice and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Series Notice, a Transaction Document or the Trust.

(ii)
The parties other than the Trustee may not sue the Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee.

(iii)
The provisions of this clause 3.3 shall not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust as a result of the Trustee's fraud, negligence or Wilful Default.

(iv)
It is acknowledged that the Trust Manager, the Servicer, the Currency Swap Provider, the Note Trustee, the Principal Paying Agent, the other Paying Agents and the Calculation Agent (each a Relevant Party) are responsible under this Series Notice and the other Transaction Documents for performing a variety of obligations relating to the Trust.  No act or omission of the Trustee (including any related failure to satisfy its obligations under this Series Notice) will be considered fraud, negligence or Wilful Default of the Trustee for the purpose of sub-paragraph (iii) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this Series Notice or the relevant Transaction Documents, but excluding any Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Trustee and for whom the Trustee is responsible under this Series Notice or the relevant Transaction Documents, but excluding any Relevant Party).

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(v)
No attorney, agent, receiver or receiver and manager appointed in accordance with this Series Notice or any other Transaction Documents (including a Relevant Party) has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or Wilful Default of the Trustee for the purpose of sub-paragraph (iii), if the Trustee has exercised reasonable care in the selection and supervision of such a person.

(c)	Liability of Warehouse Trustee limited to its right of indemnity

Clause 3.3(b) shall apply to the Warehouse Trustee as if restated in full with all references to the Trustee being replaced with references to the Warehouse Trustee and all reference to the Trust being replaced with references to the Warehouse Trust.

3.4	Security Trustee liability

Clause 36.14 of the Security Trust Deed is incorporated into this Series Notice as if set out in full, except that any reference to deed is replaced by a reference to Series Notice.

3.5	Knowledge of Trustee

In relation to the Trust, the Trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the Trustee who have day to day responsibility for the administration of the Trust.

3.6	Knowledge of Security Trustee

In relation to the Security Trust, the Security Trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the Security Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the Security Trustee who have day to day responsibility for the administration of the Security Trust.

3.7	Business Day Convention

If any payment or calculation is to be made or any other thing done, (including in relation to [a Class A1 Payment Date or] Payment Date or a Collection Period) on a day which is not a Business Day, the due date will be the next Business Day unless that day falls in the next calendar month, in which case the due date will be the preceding Business Day.

3.8	Hedge Agreements

(a)	The parties acknowledge that:

(i)	the provider of each Hedge Agreement will prepare all confirmations under any ISDA Master Agreement for that Hedge Agreement; and

(ii)
none of the Trustee, the Trust Manager or the provider of any Hedge Agreement will be liable to any other person (including each other party and each other Mortgagee) for entering into any such confirmation or Hedge Agreement, notwithstanding that the person preparing the confirmation is the counterparty to the relevant Hedge Agreement, except in the case of the Trustee or the Trust Manager, where the Trustee or the Trust Manager as the case may be, is found to have acted fraudulently or negligently.

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(b)
Without limiting paragraph (a), the Trustee appoints the Trust Manager as its attorney to execute confirmations on behalf of the Trustee under any Hedge Agreement from time to time, provided that the Trust Manager must notify the Trustee if the relevant confirmation amends the terms of the relevant Hedge Agreement.

(c)
The Trust Manager agrees to provide and the Trustee agrees to follow to the extent it receives, all directions necessary to ensure that the Trustee complies with its obligations under any relevant Hedge Agreement including, without limitation:

(i)	proposing a Replacement Provider (as defined in the relevant Hedge Agreement) under Section 15A(d)(ii) of the Basis Swap and Interest Rate Swap or Part 5(9)(d)(ii) of the relevant Currency Swap;

(ii)	ensuring that the Trustee designates an Early Termination Date pursuant to Section 6(aa) of the relevant Currency Swap only at the direction of the Trust Manager;

(iii)	directing the Trustee to enter into a Replacement Currency Swap (as defined in Section 18(a) of the relevant Currency Swap) under Section 18(a) of the relevant Currency Swap;

(iv)	notifying the Swap Provider if the Trust Manager becomes actually aware of the occurrence of a Downgrade (as defined in the relevant Hedge Agreement);

(v)
where the Trustee has not established a Swap Collateral Account (as defined in the relevant Hedge Agreement) and the Swap Provider is required to deposit monies into a Swap Collateral Account, the Trust Manager must direct the Trustee to establish, as soon as is practicable, and maintain, in the name of the Trustee an account with an Approved Bank (as defined in the relevant Hedge Agreement); and

(vi)	ensuring that the Trustee only makes withdrawals from the Swap Collateral Account if directed to do so by the Trust Manager.

(d)
The Trust Manager may from time to time direct the Trustee to, and on that direction, the Trustee will, enter into additional Interest Rate Swaps in relation to the interest rate risk arising from a Purchased Receivable which has (in whole or in part) a fixed rate of interest provided that the Trust Manager has given a Rating Notification in relation to the entering into of such additional Interest Rate Swaps.

3.9	Financial product advice

The parties acknowledge that:

(a)	the Trust Manager may from time to time provide financial product advice (as defined in the Corporations Act) to the Trustee as contemplated by the Transaction Documents; and

(b)	the Trustee may rely on that advice.

3.10	Trustee as trustee

In this Series Notice, except where provided to the contrary:

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(a)	a reference to the Trustee is a reference to the Trustee in its capacity as trustee of the Trust only, and in no other capacity; and

(b)
a reference to the assets, business, property or undertaking of the Trustee is a reference to the assets, business, property or undertaking of the Trustee only in the capacity described in paragraph (a) above.

3.11	Approved Seller's Involvement

The parties acknowledge that the Purchased Receivables are not deposits or other liabilities of the Approved Seller.  Without limiting the Approved Seller's liability with respect to any breach of its representations, warranties or obligations under this Series Notice, the Approved Seller does not guarantee the payment or repayment or the return of any principal invested in, or any particular rate of return on the Purchased Receivables or the performance of any Purchased Receivables purchased by the Trustee.

3.12	Transfer of Risk

The Approved Seller and the Trustee acknowledge that upon:

(a)	acceptance by the Trustee of a Sale Notice in accordance with this Series Notice; and

(b)	payment by the Trustee of the consideration for the purchase of the Purchased Receivables in accordance with this Series Notice,

the Trustee will, subject to and in accordance with the Transaction Documents, assume the risk of losses with respect to the Purchased Receivables arising from the Trustee's interest in any Mortgage or Related Security relating to the Purchased Receivables or otherwise, and without limiting the foregoing (but subject to the terms of this Series Notice), if cash flows relating to the Purchased Receivables are re-scheduled or re-negotiated, the Trustee will be subject to the re-scheduled or re-negotiated terms.

3.13	Limitations on Obligations

The parties acknowledge and agree that:

(a)	the obligations of the Approved Seller and the Servicer are limited to those set out in the Transaction Documents;

(b)
(without limiting the Approved Seller's or the Servicer's liability with respect to any breach of its representations, warranties or obligations under any Transaction Document) the Approved Seller and the Servicer, as applicable, has no liability to the Trustee with respect to a failure by an Obligor, or any other person, to perform its obligations under any Mortgage or Related Security; and

(c)
the Servicer is only obliged to remit any Collections in respect of the Purchased Receivables (other than amounts payable by the Servicer from its own funds including amounts payable in respect of breaches by the Servicer of its obligations under the Transaction Documents) to the Trustee to the extent that these have been received by the Servicer.

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4.	Notes

4.1	Conditions of Notes

(a)	The conditions of the Registered Notes will be as set out in the Master Trust Deed, as supplemented and amended by the provisions set out in this Series Notice.

(b)	The conditions of the US$ Notes will be as set out in the Master Trust Deed, the relevant Conditions and the Series Notice.

4.2	Summary of conditions of Notes

Under clause 13.3 of the Master Trust Deed, the Trust Manager provides the following information in respect of the Notes.

(a) Class of Note:	There will be the following Classes of Notes:

(i) [Class A1 Notes

(ii) Class A2 Notes

(iii) Class A3 Notes

(iv) Class B Notes]

(b) Total Initial Invested Amount of each Class of Notes:	[Class A1 Notes – US$[*] Class A2 Notes – US$[*] Class A3 Notes – A$[*] Class B Notes – [A$*]]
(c) Manner and order in which principal and interest is to be paid on Notes:	As set out in clause 5
(d) Margin:
(i)       [in the case of any Class A1 Note prior to the first Transfer Date, [*]% per annum, and thereafter the Reset Margin for the Class A1 Notes as determined under the Remarketing Agreement for each Transfer Date from time to time (which cannot exceed the Maximum Reset Margin at any time);

(ii)       in the case of Class A2 Notes, [*]% per annum;

(iii)      in the case of Class A3 Notes, [*]% per annum; and

(iv)      in the case of Class B Notes, [*]% per annum.]

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(e) Initial Invested Amount:
(i)       [Class A1 Notes - denominated with an Initial Invested Amount of US$100,000 per Note and in multiples of US$[1,000]] in excess thereof;

(ii)      Class A2 Notes - denominated with an Initial Invested Amount of US$100,000 per Note and in multiples of US$[1,000] in excess thereof;

(iii)     Class A3 Notes – denominated with an Initial Invested Amount of A$100,000 per Note;

(iv)     Class B Notes – denominated with an Initial Invested Amount of A$100,000 per Note.]

(f) Rating:
(i)       [Class A1 Notes – A1+ short term rating and AAA long term rating from S&P, P-1 short term rating and Aaa long term rating from Moody's;

(ii)      Class A2 Notes – AAA (S&P)/Aaa (Moody's);

(iii)     Class A3 Notes – AAA (S&P)/Aaa (Moody's);

(iv)     Class B Notes – AA (S&P)/Aa2 (Moody's).]

(g) Issue Price:	(i) [Class A1 Notes – issued at par value; (ii) Class A2 Notes – issued at par value;[ (iii) Class A3 Notes – issued at par value;] (iv) Class B Notes – issued at par value.]

(h) Payment Dates:
(i)       [Class A2 Notes – the [23rd] day of each Quarter (Sydney time);[

(ii)      Class A3 Notes – the [23rd] day of each Quarter (Sydney time);

(iii)     Class B Notes – the [23rd] day of each Quarter (Sydney time);

The first Payment Date for the Class A2 Notes will be [*] (New York time), the first Payment Date for the Class A3 Notes will be [*] (Sydney time) and the first Payment Date for the Class B Notes will be [*] (Sydney time).]

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(i) [Class A1 Payment Dates:	The [23rd] day of each month. The first Class A1 Payment Date with be [*] (New York time).]

(j) Maturity Date:	[The Class A1 Notes,] the Class A2 Notes, the Class A3 Notes and the Class B Notes: the Payment Date falling in [*].

4.3	Issue of Notes

(a)
Registered Notes must be issued in minimum parcels or subscriptions which have an aggregate Initial Invested Amount of A$500,000, (disregarding any amount payable to the extent to which it is to be paid out of money lent by the person offering the Registered Notes or an associate (as defined in Division 2 of Part 2.1 of the Corporations Act)) or must otherwise constitute an issue that need not be disclosed under Part 6D.2 of the Corporations Act.

(b)
US$ Notes must be issued in amounts, or on terms, that their offer for subscription and their issue will comply with the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, all regulations made under or in relation to them, and all other laws or regulations of any jurisdiction of the United States of America regulating the Offer or issue of, or subscription for, Notes.

(c)
No Registered Note has been or will be registered under the Securities Act and the Registered Notes may not be offered or sold within the United States or to, or for the account of benefit of, US persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.  Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

4.4	Trustee's Covenant to Noteholders

Subject to the terms of the Master Trust Deed and this Series Notice, the Trustee:

(a)	acknowledges its indebtedness in respect of the Invested Amount of each Note; and

(b)	covenants with the Security Trustee and with the Note Trustee for the benefit of each Noteholder:

(i)	to make all payments on or in respect of the Notes held by that Noteholder on the due date for payment;

(ii)	to comply with the terms of this Series Notice and the Transaction Documents to which it is a party; and

(iii)	to pay the Invested Amount in relation to the Notes held by that Noteholder on the Maturity Date.

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4.5	Repayment of Notes on Payment Dates

(a)
On each Payment Date for a Note, the Invested Amount of that Note shall be reduced by, and the obligations of the Trustee with respect to that Note shall be discharged to the extent of, the amount of the Principal Payment made on that Payment Date in respect of that Note.

(b)	All payments of principal on US$ Notes will be made in United States dollars.

(c)	All payments of principal on Registered Notes will be made in Australian dollars.

4.6	Final Redemption

Each Note shall be redeemed in full, and the obligations of the Trustee with respect to the payment of the Invested Amount of that Note shall be finally discharged, on the first to occur of:

(a)	the date upon which the Invested Amount of that Note is reduced to zero;

(b)	if the Stated Amount is less than the Invested Amount, the date on which the Stated Amount of that Note is reduced to zero;

(c)	the date upon which the relevant Noteholder renounces all of its rights to any amounts payable under or in respect of that Note; and

(d)	the Payment Date immediately following the date on which the Trustee completes a sale and realisation of all Assets of the Trust in accordance with the Master Trust Deed or this Series Notice.

4.7	Period During Which Interest Accrues

Each Note bears interest calculated and payable in arrear in accordance with this Series Notice from and including the Closing Date to but excluding the date upon which that Note is finally redeemed under clause 4.6.

4.8	Calculation of Interest

(a)	Subject to paragraph (b), interest payable on:

(i)	[(other than a Class A1 Note)] each Note in respect of each Coupon Period is calculated:

(A)	on a daily basis at the applicable Coupon Rate;

(B)	on the Invested Amount of that Note as at the first day of that Coupon Period; and

(C)	on the basis of the actual number of days in that Coupon Period and a year of 365 days (in the case of Registered Notes) or 360 days (in the case of Class A2 Notes),

and shall accrue due from day to day; and

(ii)	[each Class A1 Note in respect of each Class A1 Coupon Period is calculated:

(A)	on a daily basis at the applicable Coupon Rate;

(B)	on the Invested Amount of that Class A1 Note as at the first day of that Class A1 Coupon Period; and

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(C)	on the basis of the actual number of days in that Class A1 Coupon Period and a year of 360 days,

and shall accrue due from day to day.]

(b)	No interest will accrue on any Note for the period from and including:

(i)	the date on which the Stated Amount of that Note is reduced to zero; or

(ii)
in the case of a US$ Note, if the Stated Amount of the US$ Note on the due date for redemption is not zero, the due date for redemption of the US$ Note, unless, after the due date for redemption, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the US$ Note at the rate from time to time applicable to the US$ Note until:

(A)	the moneys in respect of that US$ Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with the relevant Conditions; or

(B)	the Stated Amount of that US$ Note has been reduced to zero.

(c)	All payments of interest on US$ Notes will be made in United States dollars.

(d)	All payments of interest on Registered Notes will be made in Australian dollars.

4.9	Aggregate receipts

Notwithstanding anything in clauses 5.13 to 5.19 (inclusive), no Noteholder will be entitled to receive aggregate principal under any of those clauses on any Note in excess of the Stated Amount for that Note.

4.10	Step-Up Margin

Subject to clause 19.4, if the Trustee does not redeem all of a Class of Notes on the Call Option Date (the Step-Up Margin Date), the Coupon Rate for that Class of Notes will increase with effect from the Payment Date immediately following the Call Option Date by the following percentages per annum (each a Step-Up Margin):

(a)	in the case of the Class A1 Notes, [*]% per annum;

(b)	in the case of the Class A2 Notes, [*]% per annum;

(c)	in the case of the Class A3 Notes, [*]% per annum; and

(d)	in the case of the Class B Notes, [*]% per annum.

4.11	[Class A1 Note Arrangements

By its acquisition of any Class A1 Note, each Class A1 Noteholder acknowledges that any Class A1 Note it purchases will be subject to the Class A1 Arrangements and it consents to the Class A1 Arrangements.]

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5.	Cashflow Allocation Methodology

5.1	General

Collections and other amounts credited to the Collection Account will be allocated by the Trust Manager, and paid by the Trustee as directed by the Trust Manager, as set out in this clause 5.

5.2	Determination Date - Calculations

(a)	On each Determination Date, the Trust Manager will, in respect of the Collection Period ending before that Determination Date, calculate or otherwise ascertain:

(i)	the Available Income;

(ii)	the Total Available Funds;

(iii)	in the case of the first Determination Date, the Accrued Interest Adjustment payable to each Approved Seller;

(iv)	the aggregate of all Redraws made during that Collection Period;

(v)	the Redraw Shortfall;

(vi)	the Trust Expenses;

(vii)	[the Subordinated Percentage;]

(viii)	the Total Payments;

(ix)	the Payment Shortfall (if any);

(x)	the Principal Draw (if any) for that Collection Period, together with all Principal Draws made before the start of that Collection Period and not repaid;

(xi)	the Gross Principal Collections;

(xii)	the Principal Collections;

(xiii)	the Excess Available Income (if any);

(xiv)	the Excess Collections Distribution (if any);

(xv)	the Liquidity Shortfall (if any);

(xvi)	the Remaining Liquidity Shortfall (if any);

(xvii)	the aggregate of all Liquidation Losses (if any);

(xviii)	the Principal Charge Off (if any);

(xix)	[the Class A1 Percentage,] the Class A2 Percentage, the Class A3 Percentage, the Class A Percentage and the Class B Percentage;

(xx)	each Class A Bond Factor and the Class B Bond Factor;

(xxi)	the Class A Charge Offs, the Class B Charge Offs and Redraw Charge Offs (if any);

(xxii)	all Carryover Charge Offs (if any);

(xxiii)	the Purchase Price adjustment calculated under paragraph 4(c) of the Sale Notice;

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(xxiv)	if required by clause 10, the Threshold Rate at that Determination Date;

(xxv)	total Prepayment Costs (if any);

(xxvi)	total Prepayment Benefits (if any);

(xxvii)	the Prepayment Cost Surplus (if any);

(xxviii)	the Prepayment Benefit Shortfall (if any);

(xxix)	the Quarterly Percentage;

(xxx)	each US$ Equivalent amount and each A$ Equivalent amount, required to be calculated under this Series Notice;

(xxxi)	[Three Month] LIBOR as at the first day of the Coupon Period ending before that Determination Date as calculated by the Calculation Agent;

(xxxii)	[One Month LIBOR as at the first day of the Class A1 Coupon Period ending before that Class A1 Determination Date as calculated by the Calculation Agent;]

(xxxiii)	Bank Bill Rate as at the first day of the Coupon Period ending before that Determination Date; and

(xxxiv)	all other calculations necessary for the Trustee to make allocations and distributions under this clause 5 and the relevant Conditions.

(b)
[On each Class A1 Determination Date which is not also a Determination Date, the Trust Manager will calculate or otherwise ascertain the A$ Class A1 Coupon Amount for the following Class A1 Payment Date and the Income then available to be paid to the Currency Swap Provider under the Class A1 Currency Swap with respect to that A$ Class A1 Coupon Amount.]

(c)	The Trust Manager must:

(i)	notify the Trustee [and Westpac] of each of the amounts, percentages and rates calculated by it in paragraph (a);

(ii)	instruct the Trustee as to the payments to be made by the Trustee on the relevant Payment Date; and

(iii)	by no later than 4.00pm (Sydney time) on the Determination Date, notify the Currency Swap Provider and the Principal Paying Agent of the amounts to be paid to the Currency Swap Provider under clauses:

(A)	5.10 and 5.11;

(B)	5.14 or 5.15 (as the case may be); and

(C)	5.16 (if relevant).

5.3	Redraws

(a)
The Approved Seller, after receiving confirmation that it may do so from the Trust Manager, may make Redraws to Obligors under Purchased Receivables so that the then scheduled principal balance of those Purchased Receivables is not exceeded.

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(b)
The Trustee and the Trust Manager irrevocably authorise Westpac to deduct and reimburse itself from Gross Principal Collections received by it (whether in its capacity as Servicer or otherwise) the total amount of all Redraws provided by Westpac in relation to Purchased Receivables, to the extent that Westpac has not previously been reimbursed in relation to any Redraws under this paragraph or the Redraw Facility.

(c)	The Servicer will, at the end of each Collection Period, notify the Trust Manager of the amounts calculated by the Servicer under clauses 5.2(a)(iv), 5.2(a)(v) and [5(a)(vi)].

(d)
If the Trust Manager determines on any Determination Date that there is a Redraw Shortfall, the Trust Manager must on that date direct the Trustee to make a drawing under the Redraw Facility on or before the Payment Date following that Determination Date up to the amount which the Trustee is permitted to draw under clause 3.1(c) of the Redraw Facility Agreement.

(e)
The Trustee must, if so directed by the Trust Manager but subject to the terms of the Redraw Facility Agreement, on or before the relevant Payment Date, make that drawing and pay that amount to Westpac in or towards reimbursement of Redraws provided by Westpac in relation to Purchased Receivables.

(f)
The Trustee shall not be in default under any Transaction Document (and in particular it shall not be an Event of Default under the Security Trust Deed) if Westpac is not reimbursed for Redraws in relation to Purchased Receivables funded by Westpac.  This paragraph (e) does not limit Westpac's rights under the Security Trust Deed in respect of those Redraws.

(g)
Amounts paid to Westpac under paragraphs (b) or (e) are paid by way of further consideration for the assignment to Westpac of the Purchased Receivables on acceptance by the Trustee of the offer contained in the relevant Sale Notice.

5.4	Determination Date - Payment Shortfall

If the Trust Manager determines on any Determination Date that there is a Payment Shortfall for the relevant Collection Period the Trust Manager must direct the Trustee to pay out of Principal Collections, as an Initial Principal Distribution under clause 5.13, an amount (the Principal Draw) equal to the lesser of:

(a)	the Payment Shortfall; and

(b)	the amount of Principal Collections available for distribution on the Payment Date following that Determination Date.

5.5	Determination Date - Liquidity Shortfall

(a)
If the Trust Manager determines on any Determination Date that there is a Liquidity Shortfall for the relevant Collection Period the Trust Manager must on that date direct the Trustee to make a Liquidity Draw on or before the Payment Date following that Determination Date equal to the amount which the Trustee is permitted to draw under clause 3.1 of the Liquidity Facility Agreement.

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(b)
The Trustee must, if so directed by the Trust Manager but subject to the terms of the Liquidity Facility Agreement, make that Liquidity Draw and have the proceeds of the Liquidity Draw deposited into the Collection Account on or before 11.00 am (Sydney time) on the Payment Date.  The Trust Manager must deal with the amount so deposited in accordance with this clause 5.

(c)
If the Liquidity Facility Agreement is terminated, the Trust Manager or a unanimous resolution of the Voting Mortgagees (as defined in the Security Trust Deed) may direct the Trustee to enter into a new Liquidity Facility Agreement on the same terms as the terminated Liquidity Facility Agreement, provided that the Trust Manager has given a Rating Notification in relation to the new Liquidity Facility Agreement.

5.6	Allocating Liquidation Losses

On each Determination Date, the Trust Manager must determine, in relation to the aggregate of all Liquidation Losses arising during that Collection Period:

(a)	the amount of those Liquidation Losses which is attributable to interest, fees and expenses in relation to the relevant Purchased Receivables (Finance Charge Loss); and

(b)	the amount of those Liquidation Losses which is attributable to principal in relation to the relevant Purchased Receivables (Principal Loss),

on the basis that all Liquidation Proceeds actually received by or on behalf of the Trustee in relation to a Purchased Receivable are applied first against interest, fees and other Enforcement Expenses (other than Property Restoration Expenses) relating to that Purchased Receivable, and then against the Housing Loan Principal and Property Restoration Expenses relating to that Purchased Receivable.

5.7	Insurance claims

(a)
If, on any Determination Date, the Trust Manager determines that there has been a Liquidation Loss in relation to a Purchased Receivable, the Trust Manager shall direct the Servicer (if the Servicer has not already done so), promptly, and in any event within 20 Business Days of that notice, to make a claim under the relevant Mortgage Insurance Policy if it has not already done so.

(b)
Upon receipt of any amount under or in respect of a Mortgage Insurance Policy in payment of a claim referred to in paragraph (a), the Trust Manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of that amount is attributable to principal.

5.8	Remittance Date

(a)
Subject to paragraph (c), by no later than 4.00 pm (Sydney time) on the Remittance Date for a Collection Period, the Trust Manager must deposit or use its best endeavours to procure that Westpac  (whether in its capacity as Servicer or otherwise) deposits, in the Collection Account all Available Income and Principal Collections for that Collection Period to the extent received on or before that time.

(b)	The Trust Manager must direct the Trustee to:

(i)	apply amounts credited to the Collection Account in making payments in discharge of the Trustee's obligations under this clause 5; and

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(ii)	make the applications and reinstatements required or contemplated by this clause 5,

in each case, under and in accordance with this clause 5.

(c)
If Westpac's long term credit rating is less than Baa2 from Moody's, the Trust Manager must deposit or use its best endeavours to procure that Westpac (whether in its capacity as Servicer or otherwise) deposits, in the Collection Account all Available Income and Principal Collections for that Collection Period within three Business Days of receipt.

5.9	Payment - Purchase Price adjustment

The Trustee shall make the Purchase Price adjustment on the relevant Payment Date as provided in paragraph 4(c) of each Sale Notice.

5.10	Total Payments

(a)
Subject to paragraph (b) and clause 5.16, on each Payment Date, and based on the calculations and instructions provided to it by the Trust Manager under clause 5.2(c), the Trustee must pay out of Total Available Funds[, to the extent such amounts have not been distributed on a Class A1 Payment Date,] in relation to the Collection Period ending immediately before that Payment Date, the following amounts in the following order of priority:

(i)
first, an amount up to any Accrued Interest Adjustment required to be paid to the Approved Seller (the Trustee acknowledges and agrees that it has no entitlement to the moneys comprising the Accrued Interest Adjustment);

(ii)
second, Trust Expenses which have been incurred prior to that Payment Date and which have not previously been paid or reimbursed under an application of this clause 5.10 (in the order of priority set out in the definition of Trust Expenses);

(iii)	third, pari passu and rateably as between themselves, any amounts payable under any Support Facility (other than a Currency Swap), including:

(A)	the net amount (if any) payable by the Trustee under the Basis Swap;

(B)	the net amount (if any) payable by the Trustee under each Interest Rate Swap;

(C)	any interest or fees payable by the Trustee under the Liquidity Facility Agreement, and;

(D)	any interest payable by the Trustee under the Redraw Facility Agreement,

but not including amounts due under paragraph (iv), paragraph (v) or paragraph (vi);

(iv)	fourth, any repayment of a Liquidity Draw made on or prior to the previous Payment Date;

(v)	fifth, pari passu and rateably as between themselves:

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(A)	[the payment to the Currency Swap Provider under any Confirmations relating to the Class A1 Notes of the A$ Class A1 Coupon Amount at that date;]

(B)	the payment to the Currency Swap Provider under any Confirmations relating to the Class A2 Notes of the A$ Class A2 Coupon Amount at that date; and

(C)	the payment to the Class A3 Noteholders of Class A3 Coupon at that date;

(vi)	sixth, any fee payable by the Trustee under the Redraw Facility Agreement;

(vii)	seventh, the payment to the Class B Noteholders of the Class B Coupon as at that date; and

(viii)
eighth, any fees or expenses which constitute Trust Expenses payable to Westpac, under sub-paragraph (ii) but which the Trustee and Westpac have expressly agreed in writing not to treat as Trust Expenses for the purposes of sub-paragraph (ii).

(b)
The Trustee shall only make a payment under any of sub-paragraphs (a)(i) to (a)(viii) inclusive to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

(c)
The Trustee shall only make a payment under sub-paragraph (a)(viii) to the extent that any Total Available Funds used to make such payment do not include any proceeds from a Liquidity Draw made under clause 5.5;

(d)
For the purposes of sub-paragraph 5.10(a)(ii) and (viii), if any Trust Expenses are, or are to be, denominated in US$, the Trustee may, at the direction of the Trust Manager, convert those Trust Expenses to US$.  Neither the Trustee nor the Trust Manager will be liable to any person with respect to any such conversion.

(e)	[(i)
On each Class A1 Payment Date which is not also a Payment Date, subject to clause 5.16, and based on the calculations, instructions and directions provided to it by the Trust Manager under clause 5.2 on or before the relevant Class A1 Determination Date, the Trustee must pay or cause to be paid out of the Available Income held by the Trustee as at the day which is 2 Business Days prior to that Class A1 Determination Date, the payment to the Currency Swap Provider under any Confirmations relating to the Class A1 Notes of the A$ Class A1 Coupon Amount at that date.

(ii)
The Trust Manager must direct the Trustee to, and on that direction, the Trustee must, pay any amounts received by the Trustee under the Class A1 Currency Swap in respect of a payment under sub-paragraph [*] pari passu and rateably to the Class A1 Notes as the payment of the Class A1 Coupon at the relevant Class A1 Payment Date.]

5.11	Excess Available Income - reimbursement of Charge Offs and Principal Draws

(a)
Subject to paragraph (b) and clause 5.22, on each Determination Date, the Trust Manager must apply any Excess Available Income for the Collection Period relating to that Determination Date in the following order of priority (and must direct the Trustee to pay, and the Trustee must pay, the relevant amounts accordingly on the following Payment Date in that order of priority):

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(i)	first, the Excess Available Income must be applied in payment of all Principal Charge Offs for that Collection Period;

(ii)
second, the balance of the Excess Available Income (after application under paragraph (i)) must be applied pari passu and rateably between themselves (based on the Principal Outstanding and the A$ Equivalent of the Stated Amount of the Class A Notes):

(A)	as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of any Carryover Redraw Charge Offs;

(B)	[as a payment, to the Currency Swap Provider under the Confirmations relating to the Class A1 Notes, of the A$ Equivalent of any Carryover Class A1 Charge Offs;]

(C)	as a payment, to the Currency Swap Provider under the Confirmations relating to the Class A2 Notes, of the A$ Equivalent of any Carryover Class A2 Charge Offs; and

(D)	as a payment, to the holders of the Class A3 Notes in or towards reinstating the Stated Amount of the Class A3 Notes, to the extent of any Carryover Class A3 Charge Offs;

(iii)
third, the balance of the Excess Available Income (after application under paragraphs (i) and (ii)) must be applied in reinstating the Stated Amount of the Class B Notes, to the extent of Carryover Class B Charge Offs;

(iv)
fourth, the balance of the Excess Available Income (after application under paragraphs (i) to (iii) inclusive) must be applied to all Principal Draws which have not been repaid as at that Payment Date;

(v)	fifth, any Settlement Amount (as defined in the relevant Currency Swap) payable to the Currency Swap Provider under a Currency Swap where the Currency Swap Provider is the Defaulting Party; and

(vi)
sixth, the balance of the Excess Available Income (after application under paragraphs (i) to (iv) inclusive) must be applied to any fee agreed between Westpac, the Trustee and the Trust Manager as payable to Westpac as the Approved Seller.

Any amount applied pursuant to sub-paragraphs (i) to (vi) (inclusive) above will be treated as having been made using Principal Collections to the extent of that application, and in the case of amounts paid under sub-paragraph (ii) or (vi) will be paid on the Payment Date following that Determination Date.

(b)
The Trustee shall only make an application or payment under any of sub-paragraphs (a)(i) to (a)(vi) inclusive to the extent that any Excess Available Income remains from which to make the application or payment after amounts with priority to that application or payment have been distributed.

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5.12	Excess Collections Distribution

(a)	The Trustee must pay any Excess Collections Distribution for a Collection Period to the Residual Income Beneficiary on the Payment Date following that Collection Period.

(b)
The Trustee may not recover any Excess Collections Distribution from the Residual Income Beneficiary once it is paid to the Residual Income Beneficiary except where there has been an error in the relevant calculation of the Excess Collections Distribution.

5.13	Initial Principal Distributions

(a)
Subject to paragraph (b) and clause 5.22, on each Payment Date, and based on the calculations and instructions provided to it by the Trust Manager under clause 5.2[(c)], the Trustee must distribute out of Principal Collections, in relation to the Collection Period ending immediately before that Payment Date, the following amounts in the following order of priority:

(i)	first, to reimburse any Redraws provided by Westpac in relation to Purchased Receivables to the extent that it has not previously been reimbursed in relation to those Redraws under clause 5.3;

(ii)	second, to repay all Principal Outstanding under the Redraw Facility Agreement on that Payment Date; and

(iii)	third, to allocate to Total Available Funds any Principal Draw calculated in accordance with clause 5.4.

(b)
The Trustee shall only make a payment under any of sub-paragraphs (a)(i) to (a)(iii) (inclusive) to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

5.14	Principal Payments - Sequential Method

(a)
If on any Determination Date clause 5.15 does not apply, the Trustee must (subject to paragraph (b)), based on the instructions given to it by the Trust Manager, on the Payment Date following that Determination Date, pay out of Principal Collections for the Collection Period ending immediately before that Payment Date the following amounts in the following order of priority (the Sequential Method):

(i)	first, all the Initial Principal Distributions for the Collection Period ending immediately before that Payment Date;

(ii)	second, pari passu and rateably between themselves:

(A)	[as a payment, denominated in A$ to the Currency Swap Provider under the Class A1 Currency Swap, of an amount equal to the lesser of:

(1)	the Class A1 Percentage of the amount available for distribution under this sub-paragraph (ii) after all Initial Principal Distributions; and

(2)	the A$ Equivalent of the Stated Amounts for all Class A1 Notes;]

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(B)	as a payment, denominated in A$ to the Currency Swap Provider under the Class A2 Currency Swap, of an amount equal to the lesser of:

(1)	the Class A2 Percentage of the amount available for distribution under this sub-paragraph (ii) after all Initial Principal Distributions; and

(2)	the A$ Equivalent of the Stated Amounts for all Class A2 Notes; and

(C)	as a payment, to the Class A3 Noteholders of an amount equal to the lesser of:

(1)	the Class A3 Percentage of the amount available for distribution under this sub-paragraph (ii) after all Initial Principal Distributions; and

(2)	the Stated Amounts for all Class A3 Notes (after all applications of other amounts on that Payment Date); and

(iii)	third, as a payment to the Class B Noteholders of an amount equal to the lesser of:

(A)	the amount available for distribution under this sub-paragraph (iii) after the application of sub-paragraphs (i) and (ii); and

(B)	the Stated Amounts for all Class B Notes (after all applications of other amounts on that Payment Date).

(b)
The Trustee shall only make a payment under any of sub-paragraphs (a)(i) to (a)(iii) inclusive to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

5.15	Principal Payments - Serial Method

(a)	If on any Determination Date:

(i)	the Subordinated Percentage at the current Determination Date is greater than or equal to [*]%; and

(ii)	the Total Invested Amount as at that Determination Date, as a percentage of the Total Initial Invested Amount, is greater than or equal to [*]%; and

(iii)	the Average Quarterly Percentage as at that Determination Date either:

(A)	does not exceed [*]% and the Total Carryover Charge Off on that Determination Date does not exceed [*]% of the Class B Initial Invested Amount; or

(B)	does not exceed [*]% and the Total Carryover Charge Off on that Determination Date does not exceed [*]% of the Class B Initial Invested Amount,

then the Trustee must (subject to paragraph (b)), based on the calculations and instructions given to it by the Trust Manager under clause 5.2(c), on the Payment Date following that Determination Date, pay out of Principal Collections for the Collection Period ending immediately before that Payment Date the following amounts in the following order of priority:

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(iv)	first, all the Initial Principal Distributions for the Collection Period ending immediately before that Payment Date;

(v)	second, pari passu and rateably between [the Class A1 Notes,] the Class A2 Notes and the Class A3 Notes:

(A)	[as a payment, denominated in A$ to the Currency Swap Provider under the Class A1 Currency Swap, of an amount equal to the lesser of:

(1)	the Class A1 Percentage of the sum of:

(a)	the Class A Percentage of Net Principal Distributions; and

(b)	the then Class A Payment Percentage of the then Class B Percentage of the Net Principal Distributions; and

(2)	the A$ Equivalent of the Stated Amounts for all Class A1 Notes;]

(B)	as a payment, denominated in A$ to the Currency Swap Provider under the Class A2 Currency Swap, of an amount equal to the lesser of:

(1)	the Class A2 Percentage of the sum of:

(a)	the Class A Percentage of Net Principal Distributions; and

(b)	the then Class A Payment Percentage of the then Class B Percentage of the Net Principal Distributions; and

(2)	the A$ Equivalent of the Stated Amounts for all Class A2 Notes; and

(C)	as a payment to the Class A3 Noteholders of an amount equal to the lesser of:

(1)	the Class A3 Percentage of the sum of:

(a)	the Class A Percentage of Net Principal Distributions; and

(b)	the then Class A Payment Percentage of the then Class B Percentage of the Net Principal Distributions; and

(2)	the Stated Amounts for all Class A3 Notes (after all applications of other amounts on that Payment Date); and

(vi)	third, as a payment to the Class B Noteholders of an amount equal to the lesser of:

(A)	the then Class B Payment Percentage of the then Class B Percentage of the Net Principal Distributions; and

(B)	the Stated Amounts for all Class B Notes (after all applications of other amounts on that Payment Date).

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(b)
The Trustee shall only make a payment under sub-paragraphs (iv) to (vi) inclusive to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

5.16	Remaining Liquidity Shortfall

(a)
If there is a Remaining Liquidity Shortfall for a Collection Period, the Trust Manager on behalf of the Trustee shall reduce [the A$ Class A1 Coupon Amount,] the A$ Class A2 Coupon Amount, the Class A3 Coupon and the Class B Coupon, in each case in relation to that Collection Period, as follows:

(i)	the Remaining Liquidity Shortfall shall first reduce the Class B Coupon payable to the Class B Noteholders on the relevant Payment Date; and

(ii)
if the Class B Coupon payable on the relevant Payment Date relating to the Class B Notes has been reduced to zero and any Remaining Liquidity Shortfall remains, the excess Remaining Liquidity Shortfall shall reduce:

(A)	[the A$ Class A1 Coupon Amount payable to the Currency Swap Provider under the Class A1 Currency Swap;]

(B)	the A$ Class A2 Coupon Amount payable to the Currency Swap Provider under the Class A2 Currency Swap;

(C)	the Class A3 Coupon; and

(D)	any draw fee under clause 4.2 of the Redraw Facility Agreement,

for that Payment Date, on that Payment Date, pari passu and rateably among themselves.

(b)
[If there is any reduction in the A$ Class A1 Coupon Amount payable to the Currency Swap Provider on a Payment Date under clause 5.16(a) above, the Trust Manager on behalf of the Trustee shall on that Payment Date reduce the Class A1 Coupon for that Payment Date by the same proportion as the reduction in the A$ Class A1 Coupon Amount.]

(c)
If there is any reduction in the A$ Class A2 Coupon Amount payable to the Currency Swap Provider on a Payment Date under clause 5.16(a) above, the Trust Manager on behalf of the Trustee shall on that Payment Date reduce the Class A2 Coupon for that Payment Date by the same proportion as the reduction in the A$ Class A2 Coupon Amount.

5.17	Charge Offs

If the Principal Charge Off for any Collection Period exceeds the Excess Available Income calculated on the Determination Date for that Collection Period, the Trust Manager must, on and with effect from the Payment Date immediately following the end of the Collection Period:

(a)
reduce pari passu the Class B Stated Amount of each of the Class B Notes by the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero (Class B Charge Offs); and

(b)
if the Class B Stated Amount is zero and any amount of that excess has not been applied under paragraph (a), reduce pari passu and rateably as between the Class A Notes and the Redraw Facility Agreement with respect to the balance of that excess:

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(i)
rateably as between the Class A Notes, the Class A Stated Amount of each of the Class A Notes (or, where applicable, the US$ Equivalent of that excess which is attributable to each US$ Note) until the Class A Stated Amount of that Class A Note is zero (Class A Charge Offs); and

(ii)
the Principal Outstanding under the Redraw Facility Agreement by the balance of that excess, applied against Redraw Advances (as defined in the Redraw Facility Agreement) in inverse chronological order of their Drawdown Dates (as defined in the Redraw Facility Agreement), until the Principal Outstanding is zero (Redraw Charge Offs).

5.18	Payments into US$ Account

(a)
The Trustee shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Trustee by the Currency Swap Provider under the Currency Swaps into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Trustee.

(b)
If any of the Trustee, the Trust Manager or the Servicer receives any amount denominated in US$ from the Currency Swap Provider under a Currency Swap they will promptly pay that amount to the credit of the US$ Account.

5.19	Payments out of US$ Account

(a)	The Trustee shall, or shall require that the Paying Agents on its behalf, pay all amounts credited to the US$ Account as follows and in accordance with the Note Trust Deed and the Agency Agreement.

(b)	All amounts credited to the US$ Account by the Currency Swap Provider in relation to a payment by the Trustee:

(i)	[under clause 5.10(a)(v)(A), will be paid pari passu in relation to Class A1 Notes as payments of Coupon on those Class A1 Notes;]

(ii)
[under clause 5.11(a)(ii)(B), will be paid pari passu in relation to Class A1 Notes in or towards reinstating the Stated Amount of those Class A1 Notes, to the extent of the Carryover Class A Charge Offs;]

(iii)	[under clause 5.14(a)(ii) or 5.15(v)(A), will be paid pari passu to Class A1 Noteholders as Class A Principal Payments until the Class A1 Stated Amounts have been reduced to zero;]

(iv)	under clause [*], will be paid pari passu in relation to Class A2 Notes as payments of Coupon on those Class A2 Notes;

(v)	under clause [*], will be paid pari passu in relation to Class A2 Notes in or towards reinstating the Stated Amount of those Class A2 Notes, to the extent of the Carryover Class A Charge Offs;

(vi)	under clause [*] or [*], will be paid pari passu to Class A2 Noteholders as Class A Principal Payments until the Class A2 Stated Amounts have been reduced to zero; and

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(vii)	in relation to Trust Expenses, under clause 5.10 will be paid to the relevant recipient of those Trust Expenses.

5.20	Prepayment Costs and Prepayment Benefits

(a)
On each Determination Date the Trust Manager will determine total Prepayment Benefits and total Prepayment Costs for the relevant Collection Period and will apply an amount equal to those total Prepayment Costs in payment of those total Prepayment Benefits.  If:

(i)	there is a Prepayment Cost Surplus, it will be applied under paragraph (b); and

(ii)	there is a Prepayment Benefit Shortfall, it will be funded under paragraph (c).

(b)
On each Payment Date, and based on the calculations and instructions provided to it by the Trust Manager under clause 5.2(c), the Trustee shall pay to the relevant Swap Provider an amount equal to the Prepayment Cost Surplus (if any) for the Collection Period on that Payment Date to the extent received by or on behalf of the Trustee.

(c)
If, on any Determination Date, the Trust Manager calculates that there is a Prepayment Benefit Shortfall, the Trust Manager shall by close of business on that Determination Date notify the relevant Swap Provider of the amount of that Prepayment Benefit Shortfall.  That Swap Provider must, by 4.00 pm (Sydney time) on the Remittance Date deposit in the Collection Account for the credit of the Trustee an amount equal to that Prepayment Benefit Shortfall.  That amount will be treated as a Gross Principal Collection.

5.21	Rounding of amounts

In making the calculations required or contemplated by this clause 5, the Trust Manager shall round calculations to four decimal places, except that all monetary amounts shall be rounded down to the nearest cent (or, in the case of payments to the Currency Swap Provider under clause 5, half a cent being rounded upwards) or as otherwise required in this Series Notice.

5.22	Bond Factors

The Trust Manager shall, on or promptly after each Notice Date, notify all Noteholders, the Principal Paying Agent and the Note Trustee of the relevant Class A Bond Factor and the Class B Bond Factor calculated on the Determination Date preceding that Notice Date.

5.23	Trust Manager's Report

The Trust Manager will provide to the Trustee the Trust Manager's Report for a Collection Period no later than 4.00pm (Sydney time) on the Remittance Date following that Collection Period.

5.24	Loan Offset Interest

On each Determination Date, Westpac shall pay to the Trustee an amount equal to all Loan Offset Interest Amounts for the Collection Period immediately preceding that Determination Date.

5.25	Prescription

Despite any other provision of this Series Notice and the Master Trust Deed, the relevant Condition 8 of the US$ Notes applies to all amounts payable in relation to any US$ Note.

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5.26	Replacement of Currency Swaps

(a)
[If the Class A1 Currency Swap is terminated, the Trustee may enter into one or more currency swaps which replace the Class A1 Currency Swap (other than by way of transfer under section 6(b) of the Class A1 Currency Swap) (collectively a Replacement Currency Swap) but only on the condition that the Settlement Amount (as defined in the Class A1 Currency Swap), if any, which is payable by the Trustee to the Class A1 Currency Swap Provider on termination of the Class A1 Currency Swap will be paid in full when due in accordance with this Series Notice and the Class A1 Currency Swap.]

(b)
If the Class A2 Currency Swap is terminated, the Trustee may enter into one or more currency swaps which replace the Class A2 Currency Swap (other than by way of transfer under section 6(b) of the Class A2 Currency Swap) (collectively a Replacement Currency Swap) but only on the condition that the Settlement Amount (as defined in the Class A2 Currency Swap), if any, which is payable by the Trustee to the Class A2 Currency Swap Provider on termination of the Class A2 Currency Swap will be paid in full when due in accordance with this Series Notice and the Class A2 Currency Swap.

(c)
If the condition in paragraph (a) or paragraph (b) is satisfied in respect of a Currency Swap, the Trustee may enter into the relevant Replacement Currency Swap and if it does so it must direct the relevant Replacement Currency Swap provider to pay any upfront premium to enter into that Replacement Currency Swap due to the Trustee directly to the Currency Swap Provider in satisfaction of and to the extent of the Trustee's obligation to pay the Settlement Amount to the Currency Swap Provider as referred to in paragraph (a) or (b) (as the case may be).  To the extent that such premium is not greater than or equal to the Settlement Amount for the relevant Currency Swap the balance may be satisfied by the Trustee as a Trust Expense, provided that if the Currency Swap provider is the Defaulting Party in respect of the relevant Currency Swap, the Settlement Amount is payable under clause 5.11(a)(v).

6.	Master Trust Deed

6.1	Completion of details in relation to Master Trust Deed

(a)	(Trust Manager fee)

For the purpose of clause 19 of the Master Trust Deed, the fee payable to the Trust Manager in respect of the Trust for each Collection Period will be an amount calculated:

(i)	on the average daily balance of the Housing Loan Principal of the Purchased Receivables during that Collection Period;

(ii)	at the rate of [*]% per annum or as otherwise agreed by the Trust Manager and the Trustee from time to time and in relation to which the Trust Manager has given a Rating Notification; and

(iii)	on the actual number of days in the Collection Period divided by 365 days,

and shall accrue due from day to day.  That fee is payable in Australian dollars.

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(b)	(Trustee fee)

For the purpose of clause 23.1 of the Master Trust Deed, the fee payable to the Trustee in respect of the Trust for each Collection Period will be an amount equal to the lesser of:

(i)	an amount agreed by the Trustee and the Trust Manager from time to time in relation to which the Trust Manager has given a Rating Notification; and

(ii)	the amount calculated:

(A)	on the average daily balance of Housing Loan Principal of the Purchased Receivables during that Collection Period;

(B)	at the rate of [*]% per annum or as otherwise agreed by the Trust Manager and the Trustee in writing from time to time and in relation to which the Trust Manager has given a Rating Notification; and

(C)	on the actual number of days in the Collection Period divided by 365 days,

and shall accrue due from day to day.  That fee is payable in Australian dollars.

(c)	(Servicing fee)

For the purpose of clause 7.1 of the Servicing Agreement, the fee payable to the Servicer in respect of the Trust for each Collection Period will be an amount calculated:

(i)	on the average daily balance of Housing Loan Principal of the Purchased Receivables during that Collection Period;

(ii)
at the rate as agreed under the Sub-Servicing Agreement per annum or as otherwise agreed by the Trust Manager, the Trustee and the Servicer from time to time and in relation to which the Trust Manager has given a Rating Notification; and

(iii)	on the actual number of days in the Collection Period divided by 365 days,

or as otherwise agreed by the Trustee, the Trust Manager and the Servicer.  That fee shall accrue due from day to day and is payable in Australian dollars.

(d)	(First Collection Period)

For the purpose of this clause 6.1, the first Collection Period will commence on (and include) the Closing Date.

(e)	(Fee changes to take account of GST)

None of the above fees in this clause 6.1 are to be increased by reference to any applicable goods and services tax unless:

(i)	the Trustee, the Trust Manager and the recipient of the relevant fee agree (that agreement not to be unreasonably withheld); and

(ii)	the Trust Manager has given a Rating Notification in relation to the increase.

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6.2	Amendments to Master Trust Deed

The Master Trust Deed is amended for the purpose of the Trust in the manner set out in annexure A to this Series Notice.  The amendments do not relate to or affect any Other Trust.

6.3	Amendments to the Servicing Agreement

The Servicing Agreement is amended for the purpose of the Trust only as follows:

(a)	Paragraph (b) of the definition of Term in clause 1.1 is deleted and replaced with the following new paragraph (b):

"(b)
the date on which the Notes in relation to the Relevant Trust have been redeemed in full in accordance with the Transaction Documents and the Trustee ceases to have any obligations to any Creditor in relation to the Trust;".

(b)	A new clause 4.1(u) is inserted as follows:

"(v)
deliver to the Trust Manager a certificate in the form of Annexure B of the Series Notice (or such other form as is required under the Rules of the United States Securities and Exchange Act of 1934, as amended) in respect of that Trust; "

(c)	A new clause 4.1(v) is inserted as follows:

"use its best endeavours to procure that, each year, an independent public accountant:

(i)
[conducts an examination of the documents and records relating to the servicing by the Servicer of the Loans secured by Mortgages in respect of that Trust during the most recent calendar year ended 30 September, which complies with the Uniform Single Attestation Program for Mortgage Bankers issued by the Mortgage Bankers Associate of America or similar procedure permitted under the Rules of the United States Securities and Exchange Act of 1934, as amended; and]

(ii)
delivers to the Trust Manager a compliance certificate similar to that attached as Annexure C of the Series Notice (or such other form as is required under the Rules of the United States Securities and Exchange Act of 1934, as amended) in respect of that examination, in each case such that the Trust Manager is able to comply with its obligations under Section 302 of the United States Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 of the United States Securities Exchange Act of 1934, provided that in the case of Series [*] WST Trust, the first year in which a certificate or audit report referred to above is deliverable, or on examination is required, will be [*]."

(d)	Clause 8.3 is deleted and replaced with the following:

"8.3       Resignation

(a)
The Servicer shall not resign without first giving 90 days notice to the Designated Rating Agency, the Trust Manager and the Trustee. The Servicer and the Trust Manager must use reasonable endeavours to appoint an Eligible Servicer as its replacement within 90 days of that notice.

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(b)
Without limiting the obligations of the Servicer and the Trust Manager under clause 8.3(a), if such a replacement has not been appointed by the Servicer and the Trust Manager within 90 days, the Trustee shall be entitled to appoint an Eligible Servicer to be the replacement Servicer.

(c)
If, by the expiration of the 90 day notice period, an Eligible Servicer has not been appointed as, and has agreed to act as, Servicer, the Trustee shall act as Servicer and be entitled to the fee payable under Clause 7 while so acting.

(d)
In acting as Servicer in accordance with clause 8.3(c), the Trustee will not be responsible for, and will not be liable for, any inability to perform, or deficiency in performing, its duties and obligations as Servicer if:

(i)	the Trustee is unable to perform those duties as a consequence of:

(A)
the acts or omissions of the previous Servicer, any other party to a Transaction Document (other than the Trustee or any Related Corporation of the Trustee) or any party involved in the origination of the Receivables of the Trust including the Originator (and including any of their agents or delegates); or

(B)	the state of affairs of the previous Servicer, and its books and records; or

(ii)
the Trustee is unable, after using reasonable endeavours, to obtain information and documents or obtain access to software, personnel or resources from the previous Servicer the Trustee requires and which are reasonably necessary for the Trustee to perform those duties and obligations.

(e)	In acting as Servicer under clause 8.3(c):

(i)
the Trustee does not make or repeat any representation of the Servicer under the Transaction Documents (but without limiting any representation under a Transaction Document which is expressed to be a representative of the Trustee in that capacity);

(ii)	the Trustee does not assume any indemnity obligations of the Servicer; and

(iii)	the applicable limitation of liability clauses (including clause 3.3 of the relevant Series Notice) applies in respect of the Trustee acting in the capacity of Servicer.

(f)
Other than when the Trustee agrees to act as a Servicer, the Trustee will not be held liable nor responsible for the appointment of a Servicer, or the actions or non-actions of the Servicer once appointed as contemplated under this clause.

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(g)
If the Trustee is required to act as Servicer under this clause, Westpac as outgoing Servicer undertakes to do all things necessary, and to use reasonable endeavours to do all things reasonably requested by the Trustee (including providing all material, relevant information which it has in its possession as Servicer), to effect the servicing transition from Westpac as Servicer to the Trustee or the Trustee's delegate (including direct debit facilities)."

(e)	A new clause 9.7 is inserted as follows:

"9.7       Limit on damages

The maximum amount that the Servicer may become obliged to pay to the Trustee under clause 9.1 is an amount equal to the Unpaid Balance of each Receivable affected by the relevant Servicer Transfer Event or failure, together with any expense, loss, damage or liability which the Trustee incurs in its personal capacity, in each case as at the time the Servicer pays the damages."

7.	Transfer of Purchased Receivables

Subject to clause 8, the Trust Manager:

(a)	must direct the Trustee to transfer the relevant Purchased Receivable from the Trust to Westpac or an Other Trust if:

(i)	an Obligor requests from Westpac a Further Advance and that request is approved by the Servicer; or

(ii)
an Obligor requests that their Purchased Receivable convert (in whole or in part) from a floating rate of interest to a fixed rate of interest, and that request is approved but the Trust Manager cannot comply with clause 13.4 in respect of that conversion; or

(b)	may, from time to time, direct the Trustee to transfer a Purchased Receivable to Westpac or an Other Trust.

The Trustee must comply with that direction, and will have no liability for doing so.

8.	Conditions for Transfer of Purchased Receivables

Any transfer of a Purchased Receivable under clause 7:

(a)	must be for a consideration not less than or equal to the greater of the Unpaid Balance of that Purchased Receivable and its Fair Market Value;

(b)	must be subject of a Rating Notification; and

(c)
in the case of a transfer to an Other Trust, may only be made if there are funds available to the trustee of that Other Trust to enable the trustee of that Other Trust to pay the necessary consideration for the transfer.

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A transfer of a Purchased Receivable to Westpac  will, unless the Trustee's title to that Purchased Receivable has been perfected in accordance with the Transaction Documents, be effected by way of extinguishment of the Trustee's equitable interest in the Purchased Receivable and the Related Securities in favour of Westpac.

9.	Application of Threshold Rate

9.1	Calculation of Threshold Rate

If at any time the Basis Swap is terminated, the Trust Manager shall, on each of:

(a)	the earlier of:

(i)	the date which is 3 Business Days following the date on which the Basis Swap is terminated; and

(ii)	the Determination Date immediately following the date on which the Basis Swap is terminated; and

(b)
each successive Determination Date for so long as the Basis Swap has not been replaced by a similar Hedge Agreement or until the Trustee and the Trust Manager otherwise agree (and the Trust Manager has given a Rating Notification in relation to that agreement).

calculate the Threshold Rate as at that date and notify the Trustee and Westpac of that Threshold Rate on the relevant Payment Date.

9.2	Setting Threshold Rate

If Westpac is notified of a Threshold Rate under clause 9.1, it will, in its capacity as Servicer, not more than 7 Business Days following the date on which the Basis Swap is terminated, ensure that the weighted average interest rate payable on those Purchased Receivables which are subject to a variable rate set, as permitted by the relevant Receivable Agreements, at the discretion of Westpac is not less than the Threshold Rate, and immediately notify the Trustee when it has done so.

9.3	Trustee Setting Threshold Rate

If the Trustee does not receive notice from the Servicer under clause 9.2 within 7 Business Days following the date on which the Basis Swap is terminated, the Trustee shall immediately exercise its rights and powers under the Transaction Documents, including, without limitation, taking action against the Servicer, to ensure that the weighted average interest rate payable on the Purchased Receivables which are subject to a variable rate set, as permitted by the relevant Receivable Agreements, at the discretion of Westpac, is not less than the Threshold Rate.

10.	Beneficiary

10.1	Issue of Units

(a)	The beneficial interest in the Trust will be constituted by the issue of:

(i)	a single residual capital unit (the Residual Capital Unit); and

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(ii)	such numbers of residual income units (each, a Residual Income Unit) as the Trustee may issue from time to time in accordance with this clause 10.1.

The holders of the Residual Capital Unit and the Residual Income Units (each, a Unit) hold the beneficial interest in the Trust in accordance with the Master Trust Deed and this Series Notice.

(b)
The Trustee must, on receipt of the issue price of the Unit specified below, issue the relevant Unit by registering that Beneficiary's name in the register kept under this clause 10.  A failure by the Trustee to issue a Unit does not affect a Beneficiary's rights as beneficiary of the Trust under the Master Trust Deed and this Series Notice.

10.2	Residual Capital Unit

(a)	The holder of the Residual Capital Unit is [Westpac].

(b)	The issue price of the Residual Capital Unit is the amount of $10, paid on establishment of the Trust.

(c)
The Residual Capital Beneficiary has no right to receive distributions in respect of the Trust other than the right to receive an amount of $10 on the termination of the Trust.  The Residual Capital Unit may not be redeemed at any other time or in any other way.

(d)
The Residual Capital Unit is not transferable except that the Residual Capital Beneficiary may transfer the Residual Capital Unit provided that the Trustee and the Note Trustee have received a tax opinion, in a form acceptable to the Trustee (acting reasonably), that the transfer of the Residual Capital Unit will not adversely affect the taxation treatment of the Trust.

(e)	No other Residual Capital Units may be issued.

10.3	Residual Income Unit

(a)
The person may, with the consent of the Trustee and the Trust Manager (whose consent may be given or withheld in their absolute discretion), become the holder of a Residual Income Unit by paying the subscription price for the Residual Income Unit.

(b)	The issue price of a Residual Income Unit will be the amount agreed between the Trustee, the Trust Manager and the person applying for the Residual Income Unit.

(c)
The beneficial interest held by the holder of the Residual Income Unit is limited to that holder's Income Percentage of the amounts (if any) standing to the credit of the Collections Account which represents Net Income available for distribution under clause 30 of the Master Trust Deed.

(d)	The holder of the Residual Income Unit has the right to:

(i)
receive distributions in respect of the Trust under the Master Trust Deed and this Series Notice only to the extent that Distributable Income (as defined in clause 30,2(a) of the Master Trust Deed) is available for distribution under the Master Trust Deed and this Series Notice; and

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(ii)	receive on the termination of the Trust the entire beneficial interest of the Trust, subject to the rights of the Residual Capital Beneficiary.

The Residual Income Unit may not be redeemed at any other time in any other way.

(e)	Each Residual Income Unit is transferable in accordance with clause 10.5.

10.4	Register

(a)	The entitlement of any person to a Unit will be evidenced by registration in the register maintained under this clause 10.4 (the Unit Register).

(b)	The Trustee will keep the Unit Register at its registered office in a form that it considers appropriate and will enter the following particulars.

(i)	The name and address of each Beneficiary.

(ii)	The date on which the name of each Beneficiary is entered in the Unit Register.

(iii)	The date on which each Beneficiary ceases to be registered as a Beneficiary.

(iv)	The subscription moneys initially paid for each Unit, and the aggregate subscription moneys of all Units from time to time.

(v)	Any other details which the Trustee may consider necessary or desirable.

(c)	Each Beneficiary shall promptly notify the Trustee in writing of any change of name or address and the Trustee will alter the Unit Register accordingly.

(d)
The Beneficiary may not assign, or create or allow to exist any Security Interest over, its rights or interests in respect of the Trust if to do so would have an Adverse Effect or might have an adverse tax consequence in respect of the Trust.

(e)	Without limiting clause 10.1, the interest of a Beneficiary will be constituted by registration in the Unit Register.

10.5	Transfer of Units

(a)	No Unit may be transferred without the prior consent of the Trust Manager.

(b)	(i)	Subject to this clause 10, a Beneficiary may transfer the Unit by instrument in writing in any form approved by the Trust Manager. No fee will be charged on the transfer of a Unit.

(ii)	An instrument of transfer shall be executed by or on behalf both of the transferor and the transferee.

(iii)	A transferor of a Unit remains the holder of the Unit transferred until the transfer is registered and the name of the transferee is entered in the register in respect of the Unit.

(c)
The instrument of transfer of a Unit must be left for registration at the address where the Unit Register is kept on which the Unit to which the transfer relates are registered.  It must be left together with any information that the Trustee properly requires to show the right of the transferor to make the transfer.

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(d)	The Trustee must notify the Designated Rating Agency for each Class of Notes and the Trust Manager of any transfer of Units under this clause 10.5.

10.6	Limit on rights

Each Beneficiary is subject to, and bound by, the provisions of the Master Trust Deed (including clause 12.1 of the Master Trust Deed).

11.	Title Perfection Events

Each of the following is a Title Perfection Event.

(a)	(Downgrade) Westpac ceases to have a long term rating of at least BBB from S&P and Baa2 from Moody's.

(b)	(Insolvency Event) An Insolvency Event occurs with respect to Westpac.

(c)
(Non Compliance)  Westpac fails to pay any Collections (as defined in the Servicing Agreement) within 5 Business Days of receipt of notice to do so from the Trustee or the Trust Manager under the Servicing Agreement.

12.	Additional Receivable Product Features

Westpac may, in relation to a Purchased Receivable, from time to time seek to offer the relevant Obligor additional features for that Purchased Receivable which were not features of that Purchased Receivable at the Cut-Off Date.  Before seeking to offer any such additional feature, Westpac must satisfy the Trust Manager that the Trust Manager would be able to give a Rating Notification in relation to the additional features.

13.	[WST Warehouse Trust #1

13.1	Direction under Warehouse Series Notice

This direction is given under clause 5 of the WST Warehouse Trust #1 Series Notice.

13.2	Direction

The Trust Manager directs the Warehouse Trustee:

(a)	to dispose of the Receivables that are from time to time specified in a Sale Notice prepared by the Trust Manager and given to the Warehouse Trustee;

(b)	the trust that will acquire those Receivables is the Trust;

(c)	that the consideration to be paid by the Trust for the Receivable will be specified in the Sale Notice referred to in paragraph (a);

(d)	that the proposed date of disposal is [*] ; and

(e)	that the Warehouse Investor has agreed to the consideration to be paid by the Trust.]

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14.	[Servicer Representations

The Servicer makes the following representations and warranties for the benefit of the Trustee in relation to the Sale Notice referred to in clause 13 and the Receivables, Receivable Rights and Related Securities referred to in that Sale Notice.

(a)
(Eligible Receivable) As at the Cut-Off Date, each Receivable which is specified in that Sale Notice is an Eligible Receivable.  In relation to any related Receivable Security that is required to be registered with any Governmental Agency and which is not registered at the Cut-Off Date, it will be registered.

(b)
(Receivable Securities) The Servicer has not done, or omitted to do, anything which would prevent each Receivable, Receivable Security and Related Security which is specified in that Sale Notice from being valid, binding and enforceable against the relevant Obligor(s) in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity.

(c)
(Ownership)  In relation to each Receivable Security which is specified in that Sale Notice the Servicer has not done, or omitted to do anything which would prevent the relevant Obligor(s) from being the sole legal owner of the relevant Mortgaged Property and registered as the sole proprietor(s) of the relevant Mortgaged Property.

(d)
(Insurance)  As at the Closing Date, each Receivable which is specified in the Sale Notice is the subject of a Mortgage Insurance Policy from a Mortgage Insurer for the scheduled term of that Receivable.  The sale of each such Receivable to the Trustee is not contrary to the relevant Mortgage Insurance Policy.  The Servicer has not done or omitted to do anything which might prejudicially affect or limit the rights of the Trustee under or in respect of a Mortgage Insurance Policy to the extent that those rights relate to that Receivable or the related Receivable Security.  On transfer to the Trustee of equitable title to a Purchased Receivable, the Trustee will have the benefit of the relevant Mortgage Insurance Policy for that Receivable.

(e)
(Solvency of Mortgage Insurers)  The officers of the Servicer who have responsibility for the transactions contemplated by the Transaction Documents do not have actual notice that any insurer under any insurance policy in relation to a Receivable is insolvent or will be unable to pay a valid claim.

(f)
(Selection process)  There is no fraud, dishonesty, material misrepresentation or negligence on the part of the Servicer in connection with the selection and offer to the Trustee of any Receivables or related Receivable Securities which is specified in that Sale Notice.

(g)
(Relevant Documents)  The Servicer holds in its possession or control all Relevant Documents that relate to the Receivables and the related Receivable Securities which are specified in that Sale Notice necessary to enforce the provisions of and the security created by the relevant Receivable Securities.

(h)
(No rescission, etc)  As at the Cut-Off Date, none of the Receivables or Receivable Securities which are specified in that Sale Notice were satisfied, cancelled, discharged or rescinded and the Mortgaged Property relating to each relevant Receivable and Receivable Security had not been released from the security of the relevant Receivable Securities.

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(i)
(Interest rate) Except as may be provided in a Receivable Agreement or Receivable Security which is specified in the Sale Notice, and subject to applicable laws, the Servicer has not done, or omitted to do anything which would render the interest rate for each such Receivable subject to any limitation, or to any consent, additional memoranda or other writing required from the relevant Obligor to give effect to a change in that rate and any change in that rate will be effective on notice being given to that Obligor in accordance with the terms of the relevant Receivable or Receivable Security.

(j)
(Assignability)  All consents required in relation to the assignment of the Receivables and the related Receivable Rights specified in that Sale Notice have been obtained.  Those Receivables and Receivable Rights are assignable.

(k)
(Ordinary course of business)  Between the Cut-Off Date and the Closing Date, the Servicer dealt with the Receivables and the Receivable Securities specified in the Sale Notice in the ordinary course of its business.]

15.	Warehouse Trustee Representations

The Warehouse Trustee makes the following representations and warranties for the benefit of the Trustee in relation to the Sale Notice referred to in clause 13 and the Receivables, Receivable Rights and Related Securities referred to in that Sale Notice.

(a)
(Quality of Title)  It has good title to the Receivables and the related Receivable Rights specified in that Sale Notice.  Those Receivables and the related Receivable Rights, together with the interest of the Warehouse Trustee under the Relevant Documents, are owned by it free and clear of any Security Interest other than a Security Trust Deed given by the Warehouse Trustee in favour of the Security Trustee.  That Security Trust Deed created only a floating charge over those Receivables and related Receivable Rights.

(b)
(Receivable Securities) The Warehouse Trustee has not done anything, during the period within which the Warehouse Trustee was trustee of the Receivables and the related Receivable Rights specified in that Sale Notice, which would prevent each Receivable, Receivable Security and Related Security which is specified in that Sale Notice from being valid, binding and enforceable against the relevant Obligor(s) in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity.

(c)
(Set Off)  The Warehouse Trustee has not done anything, during the period within which the Warehouse Trustee was trustee of the Receivables and the related Receivable Rights specified in that Sale Notice, which would render, once equitably assigned to the Trustee, any Receivable or Receivable Right which is specified in that Sale Notice subject to any right of rescission, set off, counterclaim or similar defence,  nor to render any Receivable or Receivable Right which is specified in that Sale Notice subject to, or affected by, any interest off-set arrangement or right.

(d)
(Security Interest)  The sale, transfer and assignment of the Warehouse Trustee's interest in the Receivables and the related Receivable Rights which are specified in that Sale Notice, will not constitute a breach of any Relevant Document or the Warehouse Trustee's obligations or a default by the Warehouse Trustee under any Security Interest.

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(e)	(Solvency) The Warehouse Trustee is solvent.]

16.	[Servicing Warranties

(a)
TMC represents and warrants for the benefit of the Trustee in relation to the Sale Notice referred to in clause 13 and the Receivables, Receivable Rights and Related Securities referred to in that Sale Notice, that each relevant Receivable referred to in the Sale Notice and each Receivable Security and Related Security has been serviced by TMC in accordance with:

(i)	the Servicing Agreement dated 18 February 1997 between Westpac, TMC, the Trustee and the Trust Manager (as amended);

(ii)	the Servicing Agreement Series 1997-2 Amendment Agreement dated 23 April 1997;

(iii)	the Servicing Agreement Series 1997-3 Amendment Agreement dated 25 June 1997;

(iv)	the Servicing Agreement Series 1997-4E Amendment Agreement dated 29 September 1997;

(v)	the Servicing Agreement Series 1998-1G Amendment Agreement dated 10 June 1998; and

(vi)	the Servicing Agreement Series 1999-1G Amendment Agreement dated 13 May 1999,

(each a TMC Servicing Agreement, together the TMC Servicing Agreements), from the time of its transfer from Westpac to the Trusts (as defined in the Master Trust Deed) constituted from time to time under the Master Trust Deed until the time at which TMC ceased to be the servicer of that Receivable, Receivable Security or Related Security under the TMC Servicing Agreements.  That servicing includes, without limitation, ensuring compliance with the Consumer Credit Legislation in connection with servicing the Receivables and Receivable Securities where failure to do so would have an Adverse Effect.

(b)
The Servicer represents and warrants for the benefit of the Trustee in relation to the Sale Notice referred to in clause 13 and the Receivables, Receivable Rights and Related Securities referred to in that Sale Notice, that each relevant Receivable referred to in the Sale Notice and each Receivable Security and Related Security has been serviced by the Servicer in accordance with the Servicing Agreement dated 12 March 2002 (as amended), from the time of its transfer from Westpac until the time at which the Servicer ceased to be the servicer of that Receivable, Receivable Security or Related Security under the Servicing Agreement.  That servicing includes, without limitation, ensuring compliance with the Consumer Credit Legislation in connection with servicing the Receivables and Receivable Securities where failure to do so would have an Adverse Effect.]

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17.	Note Trustee

17.1	Capacity

The Note Trustee is a party to this Series Notice in its capacity as trustee for the Noteholders from time to time under the Note Trust Deed.  The Note Trustee shall have the same rights, protections, immunities, indemnities and liabilities afforded to or imposed on it under the Note Trust Deed as if specifically set out in this Series Notice.

17.2	Exercise of rights

(a)
The rights, remedies and discretions of the US$ Noteholders, or any Class of US$ Noteholders under the Transaction Documents including all rights to vote or give instructions to the Security Trustee and to enforce undertakings or warranties under the Transaction Documents, except as otherwise provided in the Note Trust Deed or the Security Trust Deed, may only be exercised by the Note Trustee on behalf of the US$ Noteholders, or that Class of US$ Noteholders  in accordance with the Note Trust Deed.

(b)
The US$ Noteholders, or any Class of US$ Noteholders, except as otherwise provided in the Note Trust Deed or the Security Trust Deed, may only exercise enforcement rights in respect of the Mortgaged Property through the Note Trustee and only in accordance with the terms of the Transaction Documents.

17.3	Representation and warranty

The Note Trustee represents and warrants to each other party to this Series Notice that it has power to enter into the Transaction Documents and to exercise the rights, remedies and discretions of, and to vote on behalf of the US$ Noteholders, or any Class of US$ Noteholders, in each case, in accordance with the terms of such Transaction Documents.

17.4	Payments

Any payment to be made to the US$ Noteholders under the Transaction Documents may be made to the Principal Paying Agent or the Note Trustee (as the case may be) in accordance with the terms of the Agency Agreement and the Note Trust Deed.

18.	Westpac Undertakings

18.1	Set Off

Westpac irrevocably waives, and must not exercise, any right it may have to set off amounts deposited with it by the Trustee (in its capacity as trustee of the Trust) against amounts owed by the Trustee to Westpac (in any capacity) under any Transaction Document.

18.2	Notice of actions

Westpac, as Approved Seller, must notify the Trustee and the Trust Manager promptly after becoming aware of any action, claim or other legal proceedings which may be brought against Westpac and which Westpac believes would have a materially adverse effect on its title to any Receivable or Receivable Security (an Action).

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18.3	Notification of Trust

If the Trustee is notified of an Action under clause 18.2, the Trust Manager (failing which the Trustee) must notify the relevant court or tribunal of the Trustee's interest in the relevant Receivables or Receivable Securities, unless Westpac (as Approved Seller), the Trust Manager and the Trustee agree that to do so might prejudice Westpac's ability successfully to defend or prosecute the Action (as the case may be).

18.4	Fixed rate loans

The Trust Manager must ensure that, at the first day of each Collection Period, when a Purchased Loan bears interest calculated at a fixed interest rate, that fixed rate is fully hedged to the basis of calculation of interest payable on the Notes under a Hedge Agreement with an Approved Bank.

18.5	New Loan Products

Westpac must notify the Designated Rating Agency if Westpac wishes to include as a Receivable any loan product not listed in the definition of Receivable.

18.6	[Income tax consolidation

Westpac agrees with the Trustee that it will not acquire or dispose of an interest in any entity (including any corporation or trust) if that acquisition or disposal would have the effect that the entity would cease to be, or would become, a member of the Westpac consolidated tax group unless:

(a)	the Trustee (at the direction of the Trust Manager, not to be unreasonably withheld) has given its prior written consent;

(b)	the Trust Manager has given a Rating Notification (in relation to S&P's rating of the Notes);

(c)	the Trust Manager has notified Moody's of the cessation or membership (as the case may be); and

(d)	in the case of a new member, that new member becomes a party to the Tax Sharing Agreement.]

18.7	[GST consolidation

(a)	Westpac indemnifies the Trustee (in its personal capacity and as trustee of the Trust) on demand for:

(i)
any GST of the Westpac GST Group which is payable by the Trustee (in its personal capacity or as trustee of the Trust) pursuant to sub-section 444-90(1) of the Taxation Administration Act 1953 except for the amount (if any) of any GST (after applying any Input Tax Credits) that the Trustee (in its personal capacity or as trustee of the Trust) would have been liable to pay if it had not been a member of the Westpac GST Group; and

(ii)
any costs, expenses and liabilities incurred by the Trustee (in its personal capacity or as trustee of the Trust) resulting from a failure of any member of the Westpac GST Group to meet its GST obligations.

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(b)
In the event that Westpac is downgraded below A-1 (short term) by S&P, Westpac (as Representative Member) shall, within 30 days, apply to the Commissioner of Taxation (with a copy to the Trustee), in accordance with subsection 48-70(1)(b) of the GST Act, for revocation of the approval of the Trust as a member of the Westpac GST Group with effect from the commencement of the month in which Westpac receives written notification of that downgrade.  Westpac shall provide to the Trustee any information reasonably requested by the Trustee in connection with such application or the GST liability of the Westpac GST Group.

(c)
The indemnity in paragraph (a) is a continuing obligation of Westpac, independent of Westpac's other obligations and continues after the termination of the Trust or the retirement or removal of the Trustee as trustee of the Trust.  It is not necessary for the Trustee (in its capacity as Trustee or in its personal capacity) to incur expense or make payment before enforcing its rights under the indemnity.]

18.8	Trust delegates

The Trustee agrees that it will not delegate any of its powers to any of its Related Bodies Corporate without the prior consent of the Trust Manager (not to be unreasonably withheld). Nothing in this clause prevents the Trustee from consulting with or utilising the resources of its Related Corporations in exercising its powers, rights or discretions or performing its obligations under the Transaction Documents provided that the Trustee will, subject to the terms of the Transaction Documents, remain liable for that exercise or performance.

18.9	Compliance with ASX listing rules

The Trust Manager and the Servicer undertake to the Trustee, to each Noteholder and to the Security Trustee to:

(i)	give the Trustee such directions; and

(ii)	take such actions as may reasonably be taken by a third party on behalf of the Trustee,

as are necessary to ensure that the Trustee complies with the ASX listing rules, for so long as any Notes are listed on the ASX.

18.10	Land Title Act 1994 (Qld))

Westpac acknowledges and agrees with the Trustee that it will keep all records in relation to identifying the mortgagor under each Mortgage for the Purchased Receivables required in accordance, where applicable, with sections 11A and 11B of the Land Title Act 1994 (Qld) and give access to those records to the Trustee on request if required by the Trustee to comply with those sections.

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19.	Call and Tax Redemption

19.1	Call of Class A Notes

The Trustee must, if so directed by the Trust Manager (at the Trust Manager's option) on or before the date which is 3 Business Days before any Payment Date falling on or after the Call Option Date, having given not more than 60 nor less than 10 days' notice to the Note Trustee and the Security Trustee in accordance with, in the case of the US$ Notes, the relevant Condition 12 and in the case of the Class A3 Notes, the terms of this Series Notice and the Master Trust Deed, redeem all, but not some only of the Class A Notes by repaying the Invested Amount, or, if all the Class A Noteholders so agree, the Stated Amount, of those Class A Notes, together with accrued interest to (but excluding) the date of redemption on any Payment Date falling on or after the Call Option Date, provided that:

(a)	the Trust Manager has provided no more than 60 nor less than 10 days’ prior written notice to:

(i)	the Note Trustee;

(ii)	the Security Trustee;

(iii)	each Class A3 Noteholder; and

(iv)	each Designated Rating Agency,

in accordance with the terms of this Series Notice and the Master Trust Deed, of the Trust Manager’s intention to direct the Trustee to redeem the Class A Notes under this clause;

(b)	the Trust Manager has given a Rating Notification in relation to the repayment;

(c)
the Trustee has sufficient cash to make such repayment and discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority or equally with the Class A Notes as if the security for the Notes were being enforced.  The Trustee may:

(i)	at the direction of the Trust Manager, dispose of any Purchased Receivables for an amount not less than:

(A)	in the case of Performing Loans, their Unpaid Balance; or

(B)	in the case Purchased Receivables that are not Performing Loans, their Fair Market Value;

in order to raise such cash; and

(ii)	rely conclusively on a certificate from the Trust Manager as to the amount of the repayment and other payments referred to above; and

(d)
the Trustee retains such amount as the Trust Manager reasonably determines will be necessary to satisfy any outstanding or anticipated Expenses, payment under the Liquidity Facility Agreement, payment under the Redraw Facility Agreement or payment to any Swap Provider under a Hedge Agreement.

19.2	Call of Class B Notes

The Trustee must, if so directed by the Trust Manager (at the Trust Manager's option) on or before the date which is 3 Business Days before any Payment Date falling on or after the Call Option Date. having given not more than 60 nor less than 10 days' notice to the Note Trustee and the Security Trustee in accordance with the terms of this Series Notice and the Master Trust Deed, redeem all, but not some only of the Class B Notes by repaying the Invested Amount, or, if all the Class B Noteholders so agree, the Stated Amount, of those Class B Notes, together with accrued interest to (but excluding) the date of redemption on any Payment Date falling on or after the Call Option Date, provided that:

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(a)	the Trust Manager has provided no more than 60 nor less than 10 days’ prior written notice to:

(i)	the Security Trustee;

(ii)	each Class B Noteholder; and

(iii)	each Designated Rating Agency,

in accordance with the terms of this Series Notice and the Master Trust Deed, of the Trust Manager’s intention to direct the Trustee to redeem the Class B Notes under this clause;

(b)	the Trust Manager has given a Rating Notification in relation to the repayment;

(c)
the Trustee has sufficient cash to make such repayment and discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Class B Notes as if the security for the Notes were being enforced.  The Trustee may;

(i)	at the direction of the Trust Manager, dispose of any Purchased Receivables for an amount not less than:

(A)	in the case of Performing Loans, their Unpaid Balance; or

(B)	in the case of Purchased Receivables that are not Performing Loans, their Fair Market Value;

in order to raise such cash; and

(ii)	rely conclusively on a certificate from the Trust Manager as to the amount of the repayment and other payments referred to above;

(d)
the Trustee retains such amount as the Trust Manager reasonably determines will be necessary to satisfy any outstanding or anticipated Expenses, payment under the Liquidity Facility Agreement, payment under the Redraw Facility Agreement or payment to any Swap Provider under a Hedge Agreement;  and

(e)	all Class A Notes have been redeemed in full before that Payment Date, or will be redeemed in full on that Payment Date.

19.3	Tax Event

If the Trust Manager notifies the Trustee and the Note Trustee that in its opinion (based on such advice it deems necessary) either:

(a)
on the next Payment Date the Trustee (or a Paying Agent) would be required to deduct or withhold from any payment of principal or interest in respect of the Notes or a Currency Swap in respect of any US$ Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

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(b)
the total amount payable in respect of interest in relation to any of the Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Trustee during such Collection Period (but, for the avoidance of doubt, this paragraph does not apply to the failure by the Trustee to receive any interest on any Loans merely by reason of the failure by the relevant Obligors to pay that interest in breach of the relevant Loan), the Trustee must, when so directed by the Trust Manager, at the Trust Manager's option (provided that the Trustee will be in a position on such Payment Date to discharge (and the Trust Manager will so certify to the Trustee and the Note Trustee) all its liabilities in respect of those Notes and any amounts required under the Security Trust Deed to be paid in priority or pari passu with those Notes if the security for the Notes were being enforced), having given not more than 60 nor less than 10 days' notice to the Note Trustee of those Notes (and all other Noteholders whose Notes are to be redeemed at the same time), in accordance with the relevant Condition 12 for any US$ Notes, redeem all, but not some only, of those Notes at their Invested Amount (or, if the Class A Noteholders by Extraordinary Resolution have so agreed, at their Stated Amount) together with accrued interest to (but excluding) the date of redemption on any subsequent Payment Date, provided that the Class A Noteholders may by Extraordinary Resolution elect, and shall notify the Trustee and the Trust Manager in writing, that they do not require the Trustee to redeem the Class A Notes.

19.4	Margin where no Redemption at Stated Amount

If the Trustee, at the direction of the Trust Manager, proposes to exercise its option to redeem the Notes on a Payment Date on or after the Call Option Date at their Stated Amounts rather than their Invested Amounts, as described in clauses 19.1 and 19.2 above, but is unable to do so because, following a meeting of Noteholders convened under the provisions of the Master Trust Deed and the Note Trust Deed for this purpose, the Noteholders have not approved by an Extraordinary Resolution the redemption of the Notes at their Stated Amounts, then the Margin to be applied in determining the Coupon Rate on those Notes for each Coupon Period [or Class A1 Coupon Period (as the case may be)] commencing on or after that Payment Date will remain at, or revert to, the Margin applying at the Closing Date.

19.5	Full satisfaction

Repayment and redemption of Class A Notes or Class B Notes in accordance with clause 19.1, 19.2 or 19.3 (as the case may be) shall be in full satisfaction of the Trustee’s obligations under the relevant Notes.

20.	Tax Consolidation

(a)	It is in the interests of all parties, including the Trustee, the Noteholders and the Beneficiaries, that the transaction be maintained with the objective (the Objective) that:

(i)	the Trustee always be in a position to pay any Tax liability when due;

(ii)	the payment of Tax by the Trustee must not affect the amount of principal or interest payable on the Notes or the timing of such payments; and

(iii)	the rating of the Notes be maintained.

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(b)
The parties acknowledge that if the Trust were to become a member of a consolidated group under Part 3-90 of the Income Tax Assessment Act 1997, action may be required in accordance with paragraphs (c) and/or (d) to ensure that the Objective can continue to be met.

Provided that the Trustee and each Designated Rating Agency receive written advice from an experienced and reputable tax lawyer or tax accountant to the effect that if the cashflow allocation methodology in clause 5, as amended by any deed amending this Series Notice, is followed, the Objective will be met, and the Trust Manager gives a Rating Notification in relation to the change in Tax law, any deed amending this Series Notice and any action taken in accordance with paragraphs (c) and (d):

(i)	the Trustee shall not be obliged to obtain the consent of any Noteholder or any Residual Income Beneficiary to any deed amending this Series Notice; and

(ii)	subject to its terms, any deed amending this Series Notice shall be effective when executed.

(c)	In the event that the Trust becomes a member of a consolidated group under Part 3-90 of the Income Tax Assessment Act 1997 then:

(i)	the Trust Manager shall, as soon as is practicable, direct the Trustee to take steps to ensure that the Trust ceases to be a member of that consolidated group; and

(ii)
the Trust Manager shall promptly consult with the Trustee and each Designated Rating Agency to determine what changes, if any, are necessary to the cashflow allocation methodology in clause 5 to achieve the Objective, and:

(A)
within 2 months of such consultations commencing (or such longer time as the Trustee and each Designated Rating Agency permit), the Trust Manager shall use reasonable endeavours to provide a written direction to the Trustee and a draft deed amending this Series Notice that, if executed, will achieve the Objective; and

(B)
upon the Trustee being notified by the Trust Manager that the draft deed amending this Series Notice will achieve the Objective (and in this regard the Trustee may rely (amongst others) upon advice of tax lawyers), and each of the other parties to this Series Notice being reasonably satisfied that they will not be adversely affected by the proposed amendments to this Series Notice, each party to this Series Notice shall execute that amendment deed.

(d)
For any period in which the Trust is, notwithstanding paragraph (c), a member of a consolidated group, the Trust Manager shall procure that the head company of a consolidated tax group of which the Trust becomes a member will:

(i)
ensure that the group tax liabilities of that consolidated tax group are covered by a valid tax sharing agreement that apportions those tax liabilities to the Trustee on a basis acceptable to the Trustee (and the Trustee acknowledges that a nil allocation of the group tax liabilities will be acceptable to it); and

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(ii)	provide evidence of such a tax sharing agreement being in place for the purposes of paragraph (c):

(A)	at the time the Trust becomes a member of the consolidated tax group; and

(B)	on each occasion that there is any alteration, amendment or replacement of a tax sharing agreement covering the tax liabilities of the consolidated tax group.]

21.	Compliance with Regulation AB

21.1	Intent of the Parties, Reasonableness

The Servicer and the Trust Manager acknowledge and agree that the purpose of this clause 21 is to facilitate compliance by the Trust Manager with the provisions of Regulation AB and related rules and regulations of the Commission.

The Trust Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Trust Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  The Servicer shall cooperate fully with the Trust Manager to deliver to the Trust Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust Manager to permit the Trust Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Purchased Receivables, or the servicing of the Purchased Receivables, reasonably believed by the Trust Manager to be necessary in order to effect such compliance.

The Trust Manager (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Trust Manager’s reasonable judgment, to comply with Regulation AB.

21.2	Additional Representations and Warranties of the Servicer

(a)
the Servicer shall be deemed to represent to the Trust Manager, as of the date on which information is first provided to the Trust Manager under clause 21.3 that, except as disclosed in writing to the Trust Manager prior to such date:

(i)
the Servicer is not aware and has not received notice that any default, early amortisation or other performance triggering event has occurred as to any other securitisation due to any act or failure to act of the Servicer;

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(ii)	the Servicer has not been terminated as servicer in a residential housing loan securitisation, either due to a servicing default or to application of a servicing performance test or trigger;

(iii)
no material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving the Servicer as servicer has been disclosed or reported by the Servicer;

(iv)
no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under the Servicing Agreement and any other Transaction Document for housing loans of a type similar to the Purchased Receivables have occurred during the three-year period immediately preceding the Closing Date;

(v)
there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Series Notice, the Servicing Agreement or any other Transaction Document;

(vi)
there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer or any Subservicer that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Series Notice, the Servicing Agreement or any other Transaction Document; and

(vii)
there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with respect to the transactions contemplated by this Series Notice, the Servicing Agreement or any other Transaction Document and any party thereto identified by the Trust Manager of a type described in Item 1119 of Regulation AB.

(b)
If so requested by the Trust Manager on any date following the date on which information is first provided to the Trust Manager under clause 21.3, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 21.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

21.3	Information to be provided by the Servicer

(a)	the Servicer shall:

(i)
within five Business Days following request by the Trust Manager, provide to the Trust Manager (or cause each Subservicer, if any, to provide), in writing and in form and substance reasonably satisfactory to the Trust Manager, the information and materials specified in paragraphs (b), (c) and (f) of this clause 21.3, and

(ii)
as promptly as practicable following notice to or discovery by the Servicer, provide to the Trust Manager (in writing and in form and substance reasonably satisfactory to the Trust Manager) the information specified in paragraph (d) of this clause 21.3.

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(b)	If so requested by the Trust Manager, the Servicer shall provide such information regarding:

(i)	the Servicer, as originator of the Purchased Receivables; and

(ii)	as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)	the originator’s form of organisation;

(B)
a description of the originator’s origination program and how long the originator has been engaged in originating residential housing loans, which description shall include a discussion of the originator’s experience in originating housing loans of a similar type as the Purchased Receivables; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Trust Manager, to an analysis of the performance of the Purchased Receivables, including the originator's credit-granting or underwriting criteria for housing loans of similar type(s) as the Purchased Receivables and such other information as the Trust Manager may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer and any Subservicer that may impact its servicing ability; and

(D)
a description of any affiliation or relationship between the Servicer, any Subservicer and any of the following parties to this transaction, as such parties are identified to the Servicer by the Trust Manager in writing in advance of this transaction:

(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

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(c)
If so requested by the Trust Manager, the Servicer shall provide Static Pool Information with respect to the housing loans (of a similar type as the Purchased Receivables, as reasonably identified by the Trust Manager as provided below) originated by the Servicer.  Such Static Pool Information shall be prepared by the Servicer on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  The content of such Static Pool Information may be in the form customarily provided by the Servicer, and need not be customised for the Trust Manager.  Such Static Pool Information for each prior securitised pool shall be presented in increments no less frequently than quarterly over the life of the housing loans included in the prior securitised pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Trust Manager.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Servicer shall provide corrected Static Pool Information to the Trust Manager, in the same format in which Static Pool Information was previously provided to such party by the Servicer.

If so requested by the Trust Manager, the Servicer shall provide, at the expense of the Trust Manager (to the extent of any additional incremental expense associated with delivery pursuant to this Series Notice), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Trust Manager, pertaining to Static Pool Information relating to prior securitised pools for securitisations closed on or after 1 January 2006 or, in the case of Static Pool Information with respect to the Servicer’s originations or purchases, to calendar months commencing 1 January 2006, as the Trust Manager shall reasonably request.  Such letters shall be addressed to and be for the benefit of such parties as the Trust Manager shall designate, which may include, by way of example, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to transactions contemplated by this Series Notice.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorising reliance by the addressees designated by the Trust Manager.

(d)
If so requested by the Trust Manager, the Servicer shall provide such information regarding the Servicer, as servicer of the Purchased Receivables, and each Subservicer, if any (each of the Servicer and each Subservicer, if any, for purposes of this paragraph only, a Servicer), as is requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

(i)	the Servicer’s form of organisation;

(ii)
a description of how long the Servicer has been servicing residential housing loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Series Notice, the Servicing Agreement and any other Transaction Document; information regarding the size, composition and growth of the Servicer’s portfolio of residential housing loans of a type similar to the Purchased Receivables and information on factors related to the Servicer that may be material, in the good faith judgment of the Trust Manager, to any analysis of the servicing of the Purchased Receivables or the related asset-backed securities, as applicable, including, without limitation:

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(A)
whether any prior securitisations of housing loans of a type similar to the Purchased Receivables involving the Servicer have defaulted or experienced an early amortisation or other performance triggering event because of servicing during the three-year period immediately preceding the Closing Date;

(B)	the extent of outsourcing the Servicer utilises;

(C)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving the Servicer as a servicer during the three-year period immediately preceding the Closing Date;

(D)	whether the Servicer has been terminated as servicer in a residential housing loan securitisation, either due to a servicing default or to application of a servicing performance test or trigger; and

(E)	such other information as the Trust Manager may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii)
a description of any material changes during the three-year period immediately preceding the Closing Date to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Series Notice, the Servicing Agreement and any other Transaction Document for housing loans of a type similar to the Purchased Receivables;

(iv)
information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Series Notice, the Servicing Agreement or any other Transaction Document;

(v)
information regarding advances made by the Servicer on the Purchased Receivables and the Servicer's overall servicing portfolio of residential mortgage loans for the three year period immediately preceding the related Closing Date, which may be limited to a statement by an authorised officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance.

(vi)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Purchased Receivables;

(vii)
a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted housing loans or workouts; and

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(viii)
information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(e)
If so requested by the Trust Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer, if any, to) (i) notify the Trust Manager in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer that may impact its ability to perform its servicing or sub-servicing obligations and (B) any affiliations or relationships that develop following the Closing Date between the Servicer or any Subservicer, if any, and any of the parties specified in sub paragraph (ii)(D) of this clause 21.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of the Notes, and (ii) provide to the Trust Manager a description of such proceedings, affiliations or relationships.

(f)
As a condition to the succession to the Servicer or any Subservicer, if any, as servicer or subservicer under this Series Notice, the Servicing Agreement or any other Transaction Document by any person:

(i)	into which the Servicer or such Subservicer, if any, may be merged or consolidated; or

(ii)	which may be appointed as a successor to the Servicer or, if applicable, any Subservicer, the Servicer shall provide to the Trust Manager prior to the effective date of such succession or appointment:

(A)	written notice to the Trust Manager of such succession or appointment; and

(B)
in writing and in form and substance reasonably satisfactory to the Trust Manager, all information reasonably requested by the Trust Manager in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(g)
In addition to such information the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Series Notice, the Servicing Agreement and any other Transaction Document, if so requested by the Trust Manager, the Servicer shall provide such information regarding the performance or servicing of the Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee (or the Trust Manager on its behalf) pursuant to clause 11(m)(i) of the Note Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

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21.4	Servicer Compliance Statement

On or before the date the Trust Manager is required to make any required regulatory filings in connection with the end of its fiscal year, so long as there shall be any such requirement, the Servicer shall deliver to the Trust Manager a statement of compliance addressed to the Trust Manager and signed by an authorised officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding financial year ended 30 September (or applicable portion thereof) and of its performance under this Series Notice as it relates to its Servicing obligations, the Servicing Agreement and any other Transaction Document during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Series Notice, the Servicing Agreement and any other Transaction Document in all material respects throughout such financial year ended 30 September (or applicable portion thereof) or, if there has been a failure to fulfil any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

21.5	Report on Assessment of Compliance and Attestation

(a)
On or before the date the Trust Manager is required to make any required regulatory filings in connection with the end of its fiscal year, so long as there shall be any such requirement, the Servicer shall:

(i)
deliver to the Trust Manager a report (in form and substance reasonably satisfactory to the Trust Manager) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended 30 September as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust Manager and signed by an authorised officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule [3] delivered to the Trust Manager concurrently with the execution of this Series Notice;

(ii)
deliver to the Trust Manager a report of a registered public accounting firm reasonably acceptable to the Trust Manager that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer, if any, and each Subcontractor, if any, determined by the Servicer pursuant to clause 21.6(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trust Manager an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this clause 21.5; and

(iv)
if requested by the Trust Manager, not later than 1 November of the calendar year in which such certification is to be delivered, deliver to the Trust Manager and any other person that will be responsible for signing the certification (a Sarbanes Certification) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Clause 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to the transactions contemplated by this Series Notice a certification in the form attached hereto as schedule [2].

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the Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Trust Manager will not request delivery of a certification under clause (a)(iv) above unless the Trust Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Purchased Receivables.

(b)
Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 21.5 shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule [3] hereto delivered to the Trust Manager concurrently with the execution of this Series Notice or, in the case of a Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to clause 21.5(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to clause 21.6.

21.6	Use of Subservicers and Subcontractors

(a)
the Servicer shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the Servicer as servicer under this Series Notice, the Servicing Agreement or any other Transaction Document unless the Servicer complies with the provisions of paragraph (b) of this clause 21.6.  The Servicer shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of the Servicer as servicer under this Series Notice, the Servicing Agreement or any other Transaction Document unless the Servicer complies with the provisions of paragraph (c) of this clause 21.6.

(b)
It shall not be necessary for the Servicer to seek the consent of the Trust Manager to the utilisation of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Trust Manager to comply with the provisions of this clause 21.6 and with clauses 21.2, 21.3(c) and (e), 21.4 and 21.5 of this Series Notice to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under clause 21.3(d) of this Series Notice.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Trust Manager any servicer compliance statement required to be delivered by such Subservicer under clause 21.4, any assessment of compliance and attestation required to be delivered by such Subservicer under clause 21.5 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes Certification under clause 21.5 as and when required to be delivered.

(c)
It shall not be necessary for the Servicer to seek the consent of the Trust Manager to the utilisation of any Subcontractor.  The Servicer shall promptly upon request provide to the Trust Manager (or any designee of the Trust Manager, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Trust Manager) of the role and function of each Subcontractor utilised by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

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(d)
As a condition to the utilisation of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Trust Manager to comply with the provisions of clauses 21.5 and 21.7 of this Series Notice to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Trust Manager any assessment of compliance and attestation required to be delivered by such Subcontractor under clause 21.5, in each case as and when required to be delivered.

21.7	Indemnification; Remedies

(a)
the Servicer shall indemnify the Trust Manager, each affiliate of the Trust Manager, and each of the following parties participating in transactions contemplated by this Series Notice:  each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions contemplated by this Series Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions; each broker dealer acting as underwriter, placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this clause 21 by or on behalf of the Servicer, or provided under this clause 21 by or on behalf of any Subservicer or Subcontractor (collectively, the Servicer Information); or

(B)
the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this clause 21, including any failure by the Servicer to identify pursuant to clause 21.6(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

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(iii)
any breach by the Servicer of a representation or warranty set forth in clause 21.2(a) or in a writing furnished pursuant to clause 21.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to clause 21.2(b) to the extent made as of a date subsequent to the Closing Date.

In the case of any failure of performance described in sub-paragraph (a)(ii) of this clause 21.7, the Servicer shall promptly reimburse the Trust Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the Series Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

(b)	(i)
Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this clause 21, or any breach by the Servicer of a representation or warranty set forth in clause 21.2(b) or in a writing furnished pursuant to clause 21.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to clause 21.2(b) to the extent made as of a date subsequent to the Closing Date, shall, except as provided in sub-paragraph (a), immediately and automatically, without notice or grace period, constitute a Servicer Transfer Event with respect to the Servicer, as servicer, under this Series Notice, the Servicing Agreement and any other applicable Transaction Document, and shall entitle the Trust Manager, in its sole discretion to terminate the rights and obligations of the Servicer, as servicer, under this Series Notice, the Servicing Agreement and/or any other applicable Transaction Document without payment (notwithstanding anything in this Series Notice, the Servicing Agreement or any other applicable Transaction Document to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Series Notice, the Servicing Agreement and/or any other applicable Transaction Document expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

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(ii)
Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under clause 21.4 or 22.5, including (except as provided below) any failure by the Servicer to identify pursuant to clause 21.6(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute a Servicer Transfer Event with respect to the Servicer, as servicer, under this Series Notice, the Servicing Agreement and any other applicable Transaction Document, and shall entitle the Trust Manager, in its sole discretion to terminate the rights and obligations of the Servicer, as servicer, under this Series Notice, the Servicing Agreement and/or any other applicable Transaction Document without payment (notwithstanding anything in any of the foregoing documents to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of any of the foregoing documents expressly provides for the survival of certain rights or obligations following termination of the Servicer, as servicer, such provision shall be given effect.

The Trust Manager shall not be entitled to terminate the rights and obligations of the Servicer, as servicer, pursuant to this sub-paragraph (b)(ii) if a failure of the Servicer to identify a Subcontractor, if any, “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to housing loans other than the Purchased Receivables.

(iii)
the Servicer shall promptly reimburse the Trust Manager (or any designee of the Trust Manager) for all reasonable expenses incurred by the Trust Manager (or such designee), as such are incurred, in connection with the termination of the Servicer, as servicer, and the transfer of servicing of the Purchased Receivables to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Trust Manager may have under other provisions of this Series Notice, the Servicing Agreement and/or any other applicable Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

22.	Compliance with Regulation AB: The Custodian

22.1	Intent of the Parties, Reasonableness

The Servicer, as custodian pursuant to section 22.8 of the Master Trust Deed (for purposes of this clause 22, the Servicing Function Participant) and the Trust Manager acknowledge and agree that the purpose of this clause 22 is to facilitate compliance by the Trust Manager with the provisions of Regulation AB and related rules and regulations of the Commission.

The Trust Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicing Function Participant acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Trust Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  The Servicing Function Participant shall cooperate fully with the Trust Manager to deliver to the Trust Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust Manager to permit the Trust Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicing Function Participant, any Subservicer and the Purchased Receivables, or the servicing of the Purchased Receivables, reasonably believed by the Trust Manager to be necessary in order to effect such compliance.

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The Trust Manager (including any of its assignees or designees) shall cooperate with the Servicing Function Participant by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Trust Manager’s reasonable judgment, to comply with Regulation AB.

22.2	Additional Representations and Warranties of the Servicing Function Participant

(a)
The Servicing Function Participant shall be deemed to represent to the Trust Manager, as of the date on which information is first provided to the Trust Manager under clause 22.3 that, except as disclosed in writing to the Trust Manager prior to such date:

(i)
it is not aware and has not received notice that any default, early amortisation or other performance triggering event has occurred as to any other securitisation due to any act or failure to act of the Servicing Function Participant;

(ii)	it has not been terminated as trustee, custodian, note trustee, or similar role, as applicable, in a residential housing loan securitisation;

(iii)
no material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving the Servicing Function Participant has been disclosed or reported by the Servicing Function Participant;

(iv)
no material changes to the Servicing Function Participant’s policies or procedures with respect to the servicing function it will perform under the Transaction Documents for housing loans of a type similar to the Purchased Receivables have occurred during the three-year period immediately preceding the Closing Date;

(v)
there are no aspects of the Servicing Function Participant’s financial condition that could have a material adverse effect on the performance by the Servicing Function Participant of its obligations under this Series Notice or any other Transaction Document;

(vi)
there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicing Function Participant or any Subservicer that could have a material adverse effect on the performance by the Servicing Function Participant of its obligations under this Series Notice or any other Transaction Document; and

(vii)
there are no affiliations, relationships or transactions relating to the Servicing Function Participant or any Subservicer with respect to the transactions contemplated by this Series Notice or any other Transaction Document and any party thereto identified by the Trust Manager of a type described in Item 1119 of Regulation AB.

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(b)
If so requested by the Trust Manager on any date following the date on which information is first provided to the Trust Manager under clause 22.3, the Servicing Function Participant shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 22.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

22.3	Information to be provided by the Servicing Function Participant

(a)	The Servicing Function Participant shall:

(i)
within five Business Days following request by the Trust Manager, provide to the Trust Manager (or cause each Subservicer, if any, to provide), in writing and in form and substance reasonably satisfactory to the Trust Manager, the information and materials specified in paragraphs (b) and (c) of this clause 22.3, and

(ii)
as promptly as practicable following notice to or discovery by the Servicing Function Participant, provide to the Trust Manager (in writing and in form and substance reasonably satisfactory to the Trust Manager) the information specified in paragraph (d) of this clause 22.3.

(b)	If so requested by the Trust Manager, the Servicing Function Participant shall provide such information regarding:

(i)	itself; and

(ii)	as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)
a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicing Function Participant and any Subservicer that may impact its servicing ability; and

(B)
a description of any affiliation or relationship between the Servicing Function Participant, any Subservicer and any of the following parties to this transaction, as such parties are identified to the Servicing Function Participant by the Trust Manager in writing in advance of this transaction:

(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

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(c)
If so requested by the Trust Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicing Function Participant shall (or shall cause each Subservicer, if any, to) (i) notify the Trust Manager in writing of (A) any material litigation or governmental proceedings pending against the Servicing Function Participant or any Subservicer and (B) any affiliations or relationships that develop following the Closing Date between the Servicing Function Participant or any Subservicer, if any, and any of the parties specified in sub paragraph (ii)(B) of this clause 22.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of the Notes, and (ii) provide to the Trust Manager a description of such proceedings, affiliations or relationships.

(d)	As a condition to the succession to a Servicing Function Participant or any Subservicer, if any, as servicer or subservicer under this Series Notice or any other Transaction Document by any person:

(i)	into which the Servicing Function Participant or such Subservicer, if any, may be merged or consolidated; or

(ii)
which may be appointed as a successor to the Servicing Function Participant or, if applicable, any Subservicer, the Servicing Function Participant shall provide to the Trust Manager prior to the effective date of such succession or appointment:

(A)	written notice to the Trust Manager of such succession or appointment; and

(B)
in writing and in form and substance reasonably satisfactory to the Trust Manager, all information reasonably requested by the Trust Manager in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(e)
In addition to such information as the Servicing Function Participant is obligated to provide pursuant to other provisions of this Series Notice and any other Transaction Document, if so requested by the Trust Manager, the Servicing Function Participant shall provide such information regarding the performance or servicing of the Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee (or the Trust Manager on its behalf) pursuant to clause 11(m)(i) of the Note Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

22.4	Report on Assessment of Compliance and Attestation

(a)
On or before the date the Trust Manager is required to make any required regulatory filings in connection with the end of its fiscal year, so long as there shall be any such requirement, the Servicing Function Participant shall:

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(i)
deliver to the Trust Manager a report (in form and substance reasonably satisfactory to the Trust Manager) regarding the Servicing Function Participant’s assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended [30 September] as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust Manager and signed by an authorised officer of the Servicing Function Participant, and shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule [6] delivered to the Trust Manager concurrently with the execution of this Series Notice;

(ii)
deliver to the Trust Manager a report of a registered public accounting firm reasonably acceptable to the Trust Manager that attests to, and reports on, the assessment of compliance made by the Servicing Function Participant and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer, if any, and each Subcontractor, if any, determined by the Servicing Function Participant pursuant to clause 22.6(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trust Manager an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this clause 22.4; and

(iv)
if requested by the Trust Manager not later than [February 1] of the calendar year in which such certification is to be delivered, deliver to the Trust Manager the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxlet Act of 2002) on behalf of the Trustee with respect to the Trust in the form attached hereto as Annexure [*].

The Servicing Function Participant acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicing Function Participant pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Trust Manager will not request delivery of a certification under clause (a)(iv) above unless the Trust Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trustee.

(b)
Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 22.4 shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule [6] hereto delivered to the Trust Manager concurrently with the execution of this Series Notice or, in the case of a Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to clause 22.4(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the relevant Servicing Function Participant pursuant to clause 22.5.

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22.5	Use of Subservicers and Subcontractors

(a)
The Servicing Function Participant shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the Servicing Function Participant under this Series Notice or any other Transaction Document unless the Servicing Function Participant complies with the provisions of paragraph (a) of this clause 22.5.  The Servicing Function Participant shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of the Servicing Function Participant under this Series Notice or any other Transaction Document unless the Servicing Function Participant complies with the provisions of paragraph (b) of this clause 22.5.

(b)
It shall not be necessary for a Servicing Function Participant to seek the consent of the Trust Manager to the utilisation of any Subservicer.  The Servicing Function Participant shall cause any Subservicer used by it (or by any Subservicer) for the benefit of the Trust Manager to comply with the provisions of this clause 22.5 and with clauses 22.2, 22.4 and 22.6 of this Series Notice to the same extent as if such Subservicer were the Servicing Function Participant, and to provide the information required with respect to such Subservicer under clause 22.3(c) of this Series Notice.  The Servicing Function Participant shall be responsible for obtaining from each Subservicer and delivering to the Trust Manager any assessment of compliance and attestation required to be delivered by such Subservicer under clause 22.4 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes Certification under clause 21.5 as and when required to be delivered.

(c)
It shall not be necessary for the Servicing Function Participant to seek the consent of the Trust Manager to the utilisation of any Subcontractor.  The Servicing Function Participant shall promptly upon request provide to the Trust Manager (or any designee of the Trust Manager, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Trust Manager) of the role and function of each Subcontractor utilised by the Servicing Function Participant or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d)
As a condition to the utilisation of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicing Function Participant shall cause any such Subcontractor used by the Servicing Function Participant (or by any Subservicer) for the benefit of the Trust Manager to comply with the provisions of clauses 22.4 and 22.6 of this Series Notice to the same extent as if such Subcontractor were the Servicing Function Participant.  The Servicing Function Participant shall be responsible for obtaining from each Subcontractor and delivering to the Trust Manager any assessment of compliance and attestation required to be delivered by such Subcontractor under clause 22.4, in each case as and when required to be delivered.

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22.6	Indemnification; Remedies

(a)
The Servicing Function Participant shall indemnify the Trust Manager, each affiliate of the Trust Manager, and each of the following parties participating in transactions contemplated by this Series Notice:  each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions contemplated by this Series Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions; each broker dealer acting as underwriter, placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this clause 22 by or on behalf of the Servicing Function Participant, or provided under this clause 22 by or on behalf of any Subservicer or Subcontractor (collectively, the Servicing Function Participant Information); or

(B)
the omission or alleged omission to state in the Servicing Function Participant Information a material fact required to be stated in the Servicing Function Participant Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicing Function Participant Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicing Function Participant Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this clause 22, including any failure by the Servicing Function Participant to identify pursuant to clause 22.5(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Servicing Function Participant of a representation or warranty set forth in clause 22.2(a) or in a writing furnished pursuant to clause 22.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by the Servicing Function Participant of a representation or warranty in a writing furnished pursuant to clause 22.2(b) to the extent made as of a date subsequent to the Closing Date.

In the case of any failure of performance described in sub-paragraph (a)(ii) of this clause 22.6, the relevant Servicing Function Participant shall promptly reimburse the Trust Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the Series Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicing Function Participant, any Subservicer or any Subcontractor.

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(b)	(i)
Any failure by a Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this clause 22, or any breach by a Servicing Function Participant of a representation or warranty set forth in clause 22.2(b) or in a writing furnished pursuant to clause 22.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by a Servicing Function Participant of a representation or warranty in a writing furnished pursuant to clause 22.2(b) to the extent made as of a date subsequent to the Closing Date, shall, except as provided in sub-paragraph (a), immediately and automatically, without notice or grace period, constitute a breach under this Series Notice and any other applicable Transaction Document, and shall entitle the Trust Manager, in its sole discretion to terminate the rights and obligations of the Servicing Function Participant under this Series Notice and/or any other applicable Transaction Document without payment (notwithstanding anything in this Series Notice or any other applicable Transaction Document to the contrary) of any compensation to the Servicing Function Participant; provided that to the extent that any provision of this Series Notice and/or any other applicable Transaction Document expressly provides for the survival of certain rights or obligations following termination of the Servicing Function Participant, such provision shall be given effect.

(ii)
Any failure by a Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under clause 22.4, including (except as provided below) any failure by a Servicing Function Participant to identify pursuant to clause 22.5(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute a breach with respect to the Servicing Function Participant under this Series Notice and any other applicable Transaction Document, and shall entitle the Trust Manager, in its sole discretion to terminate the rights and obligations of the Servicing Function Participant, under this Series Notice and/or any other applicable Transaction Document without payment (notwithstanding anything in any of the foregoing documents to the contrary) of any compensation to the Servicing Function Participant; provided that to the extent that any provision of any of the foregoing documents expressly provides for the survival of certain rights or obligations following termination of the Servicing Function Participant, such provision shall be given effect.

The Trust Manager shall not be entitled to terminate the rights and obligations of a Servicing Function Participant pursuant to this sub-paragraph (b)(ii) if a failure of the Servicing Function Participant to identify a Subcontractor, if any, “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to housing loans other than the Purchased Receivables.

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(iii)
The Servicing Function Participant shall promptly reimburse the Trust Manager (or any designee of the Trust Manager) for all reasonable expenses incurred by the Trust Manager (or such designee), as such are incurred, in connection with the termination of the Servicing Function Participant, and the transfer of servicing of the Purchased Receivables to a successor Servicing Function Participant.  The provisions of this paragraph shall not limit whatever rights the Trust Manager may have under other provisions of this Series Notice and/or any other applicable Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

23.	Compliance with Regulation AB: The Note Trustee

23.1	Intent of the Parties, Reasonableness

The Note Trustee (for purposes of this clause 23, the Servicing Function Participant) and the Trust Manager acknowledge and agree that the purpose of this clause 23 is to facilitate compliance by the Trust Manager with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Servicing Function Participant acknowledges that investors in privately offered securities may require that the Trust Manager provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include the provision of comparable disclosure in private offerings.

The Trust Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Servicing Function Participant acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Trust Manager in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  The Servicing Function Participant shall cooperate fully with the Trust Manager to deliver to the Trust Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust Manager to permit the Trust Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicing Function Participant, any Subservicer and the Purchased Receivables, or the servicing of the Purchased Receivables, reasonably believed by the Trust Manager to be necessary in order to effect such compliance.

The Trust Manager (including any of its assignees or designees) shall cooperate with the Servicing Function Participant by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Trust Manager’s reasonable judgment, to comply with Regulation AB.

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23.2	Additional Representations and Warranties of the Servicing Function Participant

(a)
The Servicing Function Participant shall be deemed to represent to the Trust Manager, as of the date on which information is first provided to the Trust Manager under clause 23.3 that, except as disclosed in writing to the Trust Manager prior to such date:

(i)
it is not aware and has not received notice that any default, early amortisation or other performance triggering event has occurred as to any other securitisation due to any act or failure to act of such Servicing Function Participant;

(ii)
it has not been terminated as trustee, custodian, note trustee, or similar role, as applicable, in a residential housing loan securitisation due to its default or the application of performance test or a triggering event;

(iii)
no material noncompliance with the applicable servicing criteria with respect to other securitisations of residential housing loans involving the Servicing Function Participant has been disclosed or reported by the Servicing Function Participant;

(iv)
no material changes to the Servicing Function Participant’s policies or procedures with respect to the servicing function it will perform under the Transaction Documents for housing loans of a type similar to the Purchased Receivables have occurred during the three-year period immediately preceding the Closing Date;

(v)
there are no aspects of the Servicing Function Participant’s financial condition that could have a material adverse effect on the performance by the Servicing Function Participant of its obligations under this Series Notice or any other Transaction Document;

(vi)
there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicing Function Participant or any Subservicer that could have a material adverse effect on the performance by the Servicing Function Participant of its obligations under this Series Notice or any other Transaction Document; and

(vii)
there are no affiliations, relationships or transactions relating to the Servicing Function Participant or any Subservicer with respect to the transactions contemplated by this Series Notice or any other Transaction Document and any party thereto identified by the Trust Manager of a type described in Item 1119 of Regulation AB.

(b)
If so requested by the Trust Manager on any date following the date on which information is first provided to the Trust Manager under clause 23.3, the Servicing Function Participant shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this clause 23.2 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

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23.3	Information to be provided by the Servicing Function Participant

(a)	The Servicing Function Participant shall:

(i)
within five Business Days following request by the Trust Manager, provide to the Trust Manager (or cause each Subservicer, if any, to provide), in writing and in form and substance reasonably satisfactory to the Trust Manager, the information and materials specified in clause 23.2 and this clause 23.3, and

(ii)
as promptly as practicable following notice to or discovery by the Servicing Function Participant, provide to the Trust Manager (in writing and in form and substance reasonably satisfactory to the Trust Manager) the information specified in paragraph (d) of this clause 23.3.

(b)	If so requested by the Trust Manager, the Servicing Function Participant shall provide such information regarding:

(i)	itself; and

(ii)	as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)
a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicing Function Participant and any Subservicer that may impact its servicing ability; and

(B)
a description of any affiliation or relationship between the Servicing Function Participant, any Subservicer and any of the following parties to this transaction, as such parties are identified to the Servicing Function Participant by the Trust Manager in writing in advance of this transaction:

(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

(c)
If so requested by the Trust Manager for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicing Function Participant shall (or shall cause each Subservicer, if any, to) (i) notify the Trust Manager in writing of (A) any material litigation or governmental proceedings pending against the Servicing Function Participant or any Subservicer and (B) any affiliations or relationships that develop following the Closing Date between the Servicing Function Participant or any Subservicer, if any, and any of the parties specified in sub paragraph (ii)(B) of this clause 23.3 (and any other parties identified in writing by the requesting party) with respect to the issuance of the Notes, and (ii) provide to the Trust Manager a description of such proceedings, affiliations or relationships.

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(d)	As a condition to the succession to a Servicing Function Participant or any Subservicer, if any, as servicer or subservicer under this Series Notice or any other Transaction Document by any person:

(i)	into which the Servicing Function Participant or such Subservicer, if any, may be merged or consolidated; or

(ii)
which may be appointed as a successor to the Servicing Function Participant or, if applicable, any Subservicer, the Servicing Function Participant shall provide to the Trust Manager, at least 45 calendar days prior to the effective date of such succession or appointment:

(A)	written notice to the Trust Manager of such succession or appointment; and

(B)
in writing and in form and substance reasonably satisfactory to the Trust Manager, all information reasonably requested by the Trust Manager in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(e)
In addition to such information as the Servicing Function Participant is obligated to provide pursuant to other provisions of this Series Notice and any other Transaction Document, if so requested by the Trust Manager, the Servicing Function Participant shall provide such information regarding the performance or servicing of the Purchased Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Trustee (or the Trust Manager on its behalf) pursuant to clause 11(m)(i) of the Note Trust Deed, commencing with the first such report due not less than ten Business Days following such request.

23.4	Report on Assessment of Compliance and Attestation

(a)	On or before [1 November] of each calendar year the Servicing Function Participant shall:

(i)
deliver to the Trust Manager a report (in form and substance reasonably satisfactory to the Trust Manager) regarding the Servicing Function Participant’s assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended 30 September as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust Manager and signed by an authorised officer of the Servicing Function Participant, and shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule [6] delivered to the Trust Manager concurrently with the execution of this Series Notice;

(ii)
deliver to the Trust Manager a report of a registered public accounting firm reasonably acceptable to the Trust Manager that attests to, and reports on, the assessment of compliance made by the Servicing Function Participant and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

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(iii)
cause each Subservicer, if any, and each Subcontractor, if any, determined by the Servicing Function Participant pursuant to clause 23.6(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trust Manager an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this clause 23.4; and

(iv)
if requested by the Trust Manager not later than [February 1] of the calendar year in which such certification is to be delivered, deliver to the Trust Manager the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxlet Act of 2002) on behalf of the Trustee with respect to the Trust in the form attached hereto as Annexure [*].

The Servicing Function Participant acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicing Function Participant pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Trust Manager will not request delivery of a certification under clause (a)(iv) above unless the Trust Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trustee.

(b)
Each assessment of compliance provided by a Subservicer, if any, pursuant to this clause 23.4 shall address each of the Servicing Criteria specified on a certification substantially in the form of schedule [6] hereto delivered to the Trust Manager concurrently with the execution of this Series Notice or, in the case of a Subservicer, if any, subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to clause 23.4(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the relevant Servicing Function Participant pursuant to clause 23.5.

23.5	Use of Subservicers and Subcontractors

(a)
The Servicing Function Participant shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the Servicing Function Participant under this Series Notice or any other Transaction Document unless the Servicing Function Participant complies with the provisions of paragraph (a) of this clause 23.5.  The Servicing Function Participant shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of the Servicing Function Participant under this Series Notice or any other Transaction Document unless the Servicing Function Participant complies with the provisions of paragraph (b) of this clause 23.5.

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(b)
It shall not be necessary for a Servicing Function Participant to seek the consent of the Trust Manager to the utilisation of any Subservicer.  The Servicing Function Participant shall cause any Subservicer used by it (or by any Subservicer) for the benefit of the Trust Manager to comply with the provisions of this clause 23.5 and with clauses 23.2, 23.4 and 23.6 of this Series Notice to the same extent as if such Subservicer were the Servicing Function Participant, and to provide the information required with respect to such Subservicer under clause 23.3(c) of this Series Notice.  The Servicing Function Participant shall be responsible for obtaining from each Subservicer and delivering to the Trust Manager any assessment of compliance and attestation required to be delivered by such Subservicer under clause 23.4 and any certification required to be delivered to the person that will be responsible for signing the Sarbanes Certification under clause 21.5 as and when required to be delivered.

(c)
It shall not be necessary for the Servicing Function Participant to seek the consent of the Trust Manager to the utilisation of any Subcontractor.  The Servicing Function Participant shall promptly upon request provide to the Trust Manager (or any designee of the Trust Manager, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Trust Manager) of the role and function of each Subcontractor utilised by the Servicing Function Participant or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d)
As a condition to the utilisation of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicing Function Participant shall cause any such Subcontractor used by the Servicing Function Participant (or by any Subservicer) for the benefit of the Trust Manager to comply with the provisions of clauses 23.4 and 23.6 of this Series Notice to the same extent as if such Subcontractor were the Servicing Function Participant.  The Servicing Function Participant shall be responsible for obtaining from each Subcontractor and delivering to the Trust Manager any assessment of compliance and attestation required to be delivered by such Subcontractor under clause 23.4, in each case as and when required to be delivered.

23.6	Indemnification; Remedies

(a)
The Servicing Function Participant shall indemnify the Trust Manager, each affiliate of the Trust Manager, and each of the following parties participating in transactions contemplated by this Series Notice:  each sponsor and issuing entity; each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to transactions contemplated by this Series Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions; each broker dealer acting as underwriter, placement agent or initial purchaser, each person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

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(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this clause 23 by or on behalf of the Servicing Function Participant, or provided under this clause 23 by or on behalf of any Subservicer or Subcontractor (collectively, the Servicing Function Participant Information); or

(B)
the omission or alleged omission to state in the Servicing Function Participant Information a material fact required to be stated in the Servicing Function Participant Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicing Function Participant Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicing Function Participant Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this clause 23, including any failure by the Servicing Function Participant to identify pursuant to clause 23.5(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Servicing Function Participant of a representation or warranty set forth in clause 23.2(a) or in a writing furnished pursuant to clause 23.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by the Servicing Function Participant of a representation or warranty in a writing furnished pursuant to clause 23.2(b) to the extent made as of a date subsequent to the Closing Date.

In the case of any failure of performance described in sub-paragraph (a)(ii) of this clause 23.6, the relevant Servicing Function Participant shall promptly reimburse the Trust Manager, and each person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transactions contemplated by the Series Notice, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such transactions, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicing Function Participant, any Subservicer or any Subcontractor.

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(b)	(i)
Any failure by a Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this clause 23, or any breach by a Servicing Function Participant of a representation or warranty set forth in clause 23.2(b) or in a writing furnished pursuant to clause 23.2(b) and made as of a date prior to the Closing Date, to the extent that such breach is not cured by the Closing Date, or any breach by a Servicing Function Participant of a representation or warranty in a writing furnished pursuant to clause 23.2(b) to the extent made as of a date subsequent to the Closing Date, shall, except as provided in sub-paragraph (a), immediately and automatically, without notice or grace period, constitute a breach under this Series Notice and any other applicable Transaction Document, and shall entitle the Trust Manager, in its sole discretion to terminate the rights and obligations of the Servicing Function Participant under this Series Notice and/or any other applicable Transaction Document without payment (notwithstanding anything in this Series Notice or any other applicable Transaction Document to the contrary) of any compensation to the Servicing Function Participant; provided that to the extent that any provision of this Series Notice and/or any other applicable Transaction Document expressly provides for the survival of certain rights or obligations following termination of the Servicing Function Participant, such provision shall be given effect.

(ii)
Any failure by a Servicing Function Participant, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under clause 23.4, including (except as provided below) any failure by a Servicing Function Participant to identify pursuant to clause 23.5(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute a breach with respect to the Servicing Function Participant under this Series Notice and any other applicable Transaction Document, and shall entitle the Trust Manager, in its sole discretion to terminate the rights and obligations of the Servicing Function Participant, under this Series Notice and/or any other applicable Transaction Document without payment (notwithstanding anything in any of the foregoing documents to the contrary) of any compensation to the Servicing Function Participant; provided that to the extent that any provision of any of the foregoing documents expressly provides for the survival of certain rights or obligations following termination of the Servicing Function Participant, such provision shall be given effect.

The Trust Manager shall not be entitled to terminate the rights and obligations of a Servicing Function Participant pursuant to this sub-paragraph (b)(ii) if a failure of the Servicing Function Participant to identify a Subcontractor, if any, “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to housing loans other than the Purchased Receivables.

(iii)
The Servicing Function Participant shall promptly reimburse the Trust Manager (or any designee of the Trust Manager) for all reasonable expenses incurred by the Trust Manager (or such designee), as such are incurred, in connection with the termination of the Servicing Function Participant, and the transfer of servicing of the Purchased Receivables to a successor Servicing Function Participant.  The provisions of this paragraph shall not limit whatever rights the Trust Manager may have under other provisions of this Series Notice and/or any other applicable Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

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24.	Compliance with Regulation AB: The Trustee

24.1	Intent of the Parties, Reasonableness

The Trustee and the Trust Manager acknowledge and agree that the purpose of this clause 24 is to facilitate compliance by the Trust Manager with the provisions of Regulation AB and related rules and regulations of the Commission.

The Trust Manager shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Trust Manager shall not request the delivery of information or other performance under this clause 24.1 unless the Trust Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to the Securitisation Fund. The Trustee shall cooperate fully with the Trust Manager to deliver to the Trust Manager (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information (within the control of the Trustee or for which the Trustee is responsible) necessary in the good faith determination of the Trust Manager to permit the Trust Manager to comply with the provisions of Regulation AB, together with such disclosures relating to the Trustee and the Purchased Receivables, or the servicing of the Purchased Receivables, reasonably believed by the Trust Manager and the Trustee to be necessary in order to effect such compliance.

The Trust Manager (including any of its assignees or designees) shall cooperate with the Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Trust Manager’s reasonable judgment, to comply with Regulation AB.

24.2	Information to be provided by the Trustee

(a)
The Trustee shall, within five Business Days following request by the Trust Manager, provide to the Trust Manager, in writing and in form and substance reasonably satisfactory to the Trust Manager, the information and materials specified in paragraphs (b) and (c) of this clause 24.2.

(b)
If so requested by the Trust Manager, the Trustee shall provide such information regarding itself, as is requested for the purpose of compliance with Rules 13a and 15d of the Exchange Act and Items 1103(a)(1), 1117 and 1119 of Regulation AB.  Such information will be:

(i)
a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Trustee that is material to Noteholders as determined by the Trustee acting in accordance with the Transaction Documents; and

(ii)	a description of:

Series [*] WST Trust Series Notice

(A)	any affiliation within the meaning of Item 1119(a); or

(B)	any relationship within the meaning of Items 1119(b) or 1119(c),

between the Trustee and any of the following parties to this transaction, as such parties are identified to the Trustee by the Trust Manager in writing:

(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	and any other entity specifically notified to the Trustee,

in each case, as determined by the Trustee in accordance with the Transaction Documents.

(c)
If the Trustee merges or is consolidated with another legal entity, the Trustee shall provide to the Trust Manager, at least 45 calendar days prior to the effective date of such merger or consolidation:

(A)	written notice to the Trust Manager of such merger or consolidation; and

(B)
in writing and in form and substance reasonably satisfactory to the Trust Manager, all information reasonably requested by the Trust Manager in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

24.3	Report on Assessment of Compliance and Attestation

(a)
On or before the date the Trust Manager is required to make any required regulatory filings in connection with the end of its fiscal year, so long as there shall be any such requirement, the Trustee, to the extent that the Trustee is, at the time of such request, participating in the servicing function, shall:

(i)
deliver to the Trust Manager a report (in form and substance reasonably satisfactory to the Trust Manager) regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding financial year ended [30 September] as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust Manager and signed by an authorised officer of the Trustee, and shall address each of the Servicing Criteria (but only with respect to such of the Servicing Criteria that the Trustee performs) specified on a certification substantially in the form of schedule [1] to this Series Notice delivered to the Trust Manager concurrently with the execution of this Series Notice;

Series [*] WST Trust Series Notice

(ii)
deliver to the Trust Manager a report of a registered public accounting firm reasonably acceptable to the Trust Manager that attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)
if requested by the Trust Manager not later than [February 1] of the calendar year in which such certification is to be delivered, deliver to the Trust Manager the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes Oxlet Act of 2002) on behalf of the Trustee with respect to the Trust in the form attached hereto as Annexure [*].

The Servicing Function Participant acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicing Function Participant pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Trust Manager will not request delivery of a certification under clause (a)(iv) above unless the Trust Manager is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trustee.

24.4	Use of Subservicers and Subcontractors

The Trustee shall not hire or otherwise utilise the services of any Subservicer to fulfil any of the obligations of the Trustee under this Series Notice or any other Transaction Document without the written consent of the Trust Manager.  The Trustee shall not hire or otherwise utilise the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilise the services of any Subcontractor, to fulfil any of the obligations of the Trustee under this Series Notice or any other Transaction Document without the written consent of the Trust Manager.

24.5	Indemnification; Remedies

(a)
The Trustee shall indemnify the Trust Manager and [the Servicer] (each an Indemnified Party) and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain directly or as a result of:

(i)	(A)
any untrue statement of a material fact contained or alleged to be contained in any information, certification or accountants’ letter provided in written or electronic form and identified as being provided under this clause 24 by the Trustee, (collectively, the Trustee Information) or any failure to disclose any non-compliance with any of the Servicing Criteria that the Trustee performs; provided that in the case of any untrue statement of a material fact contained in the accountant's letter, the Trustee will indemnify and hold harmless the relevant Indemnified Party only to the extent of the sum that the Trustee recovers from the accounting firm providing such accountant's letter; provided, further, that the Trustee will not indemnify or hold harmless the relevant Indemnified Party to the extent that the untrue statement of a material fact contained in the Trustee Information relates to information provided to the Trustee by the relevant Indemnified Party to enable such party to complete its duties under the Transaction Documents; or

Series [*] WST Trust Series Notice

(B)
the omission or alleged omission to state in the Trustee Information a material fact required to be stated in the Trustee Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Trustee Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Trustee Information or any portion thereof is presented together with or separately from such other information provided, further that in the case of the omission to state in an accountant's letter a material fact required to be stated in the accountant's letter or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Trustee will indemnify and hold harmless the relevant Indemnified Party only to the extent of the sum that the Trustee recovers from the accounting firm providing such accountant's letter; provided, further, that the Trustee will not indemnify or hold harmless the relevant Indemnified Party to the extent that the omission to state in the Trustee Information a material fact required to be stated in the Trustee Information or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, relates to information provided to the Trustee by the relevant Indemnified Party to enable such party to complete its duties under the Transaction Documents; or

(ii)	any failure by the Trustee, to deliver any information, certification or accountants’ letter when and as required under this clause 24;

In the case of any failure of performance described in sub-paragraph (a)(ii) of this clause 24.5, the Trustee shall promptly reimburse the relevant Indemnified Party for all costs reasonably incurred by it in order to obtain the information, certification or accountants’ letter not delivered as required by the Trustee.

(b)	(i)
Subject to (b)(ii) below any failure by the Trustee to deliver any information, certification or accountants’ letter when and as required under this clause 24, shall, except as provided in sub-paragraph (a), entitle the Trust Manager, in its sole discretion to terminate the appointment of the Trustee under this Series Notice and/or any other applicable Transaction Document without payment (notwithstanding anything in this Series Notice or any other applicable Transaction Document to the contrary) of any compensation to the Trustee without prejudice to any fees, costs or expenses incurred prior to the date of such termination; provided that to the extent that any provision of this Series Notice and/or any other applicable Transaction Document expressly provides for the survival of certain rights or obligations following termination of the Trustee, such provision shall be given effect.

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(ii)
Any failure by the Trustee to deliver any information, report, certification or accountants’ letter when and as required under clause 24.3, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute a breach with respect to the Trustee under this Series Notice and any other applicable Transaction Document, and shall entitle the Trust Manager, in its sole discretion, to terminate the rights and obligations of the Trustee, under this Series Notice and/or any other applicable Transaction Document without payment (notwithstanding anything in any of the foregoing documents to the contrary) of any compensation to the Trustee; provided that to the extent that any provision of any of the foregoing documents expressly provides for the survival of certain rights or obligations following termination of the Trustee, such provision shall be given effect.

(iii)
The Trustee shall promptly reimburse the Trust Manager for all reasonable expenses incurred by the Trust Manager, as such are incurred, in connection with the removal of the Trustee, and the appointment of a successor Trustee.  The provisions of this paragraph shall not limit whatever rights the Trust Manager may have under other provisions of this Supplementary Terms Notice and/or any other applicable Transaction Document or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

25.	Acknowledgments

(a)
The parties to the Transaction Documents agree that the Code of Banking Practice 2003 (Code), as amended in 2004, does not apply to any Transaction Document or any transaction or service under any Transaction Document.

(b)
The parties to the Transaction Documents acknowledge that Westpac is bound by the Code in respect of its dealings with some or all Mortgagors and agree that if the application of the Code to those dealings makes an amendment to any Transaction Document necessary or desirable, in the opinion of Westpac, then the parties will negotiate such amendments in good faith.

26.	Changes to Portfolio of Receivables before the Closing-Off Date

An Approved Seller may at any time before the Closing-Off Date add a Receivable to, or remove a Receivable from, the Portfolio of Receivables, provided that:

(a)	the Approved Seller:

(i)	notifies the Trustee and Trust Manager in writing of that addition or removal; and

(ii)	provides the Trustee and Trust Manager with a revised form of Annexure A to the Note Issue Direction that reflects that addition or removal,

before the Closing Date.

Series [*] WST Trust Series Notice

27.	Credit Support transferred by Currency Swap Provider

Each of the Beneficiaries and Noteholders acknowledges and agrees that:

(a)
the Trustee will hold any collateral transferred to it by the Currency Swap Provider, in support of that Currency Swap Provider’s obligations under the relevant Currency Swap, on trust on the terms set out in the master agreement between the Trustee, the Currency Swap Provider and others; and

(b)	the Trustee may deal with any collateral referred to in paragraph (a), notwithstanding that it is also the trustee of the Trust and notwithstanding the terms of the Trust.

28.	Governing Law and Jurisdiction

This deed is governed by the laws of New South Wales.  Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

29.	Counterparts

This Series Notice may be executed in any number of counterparts.  All counterparts together will be taken to constitute one instrument.

30.	Anti-money laundering

(a)
Subject to paragraph (b), each party (the Provider) must, on the request of any other party (the Recipient), provide the Recipient with any information or document in the Provider's possession or otherwise readily available to the Provider, where such information or document is required by the Recipient to comply with any applicable anti-money laundering or counter-terrorism financing laws including any such laws requiring the Recipient to carry out "know your customer" or other identification checks or procedures (Relevant Laws).

(b)
The Provider's obligations under paragraph (a) are subject to any confidentiality, privacy or other obligations imposed by law on the Provider in relation to the requested information or document, except to the extent overridden by the Relevant Laws.

(c)
Each party must comply with any Relevant Laws applicable to it, to the extent required to comply with its obligations under the Transaction Documents.  Any party may decline to perform any obligation under the Transaction Documents to the extent it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable Relevant Laws, it is required by Relevant Laws to decline to perform any such obligation.

(d)
To the maximum extent permitted by law, each party and each Mortgagee releases, to the extent that it is able, each other party from any confidentiality, privacy or general law obligations that such other party would otherwise owe and which would otherwise prevent such other party from providing any information or documents requested in accordance with this clause 19 or any similar clause in any other Transaction Document.

Series [*] WST Trust Series Notice

EXECUTED and delivered as a deed poll.

Each attorney executing this Series Notice states that he or she has no notice of revocation or suspension of his or her power of attorney.

TRUSTEE/WAREHOUSE TRUSTEE

SIGNED SEALED and DELIVERED	)
on behalf of	)
[WESTPAC SECURITIES ADMINISTRATION LIMITED]	) )
by its attorney	)
in the presence of:	)
Signature

Witness	Print name

Print name

TRUST MANAGER

SIGNED SEALED and DELIVERED	)
on behalf of	)
WESTPAC SECURITISATION MANAGEMENT PTY LIMITED	) )
by its attorney	)
in the presence of:	)
Signature

Witness	Print name

Print name

Series [*] WST Trust Series Notice

TMC

SIGNED SEALED and DELIVERED	)
on behalf of	)
THE MORTGAGE COMPANY PTY LIMITED	)
by its attorney	)
in the presence of:	)
Signature

Witness	Print name

Print name

SERVICER

SIGNED SEALED and DELIVERED	)
on behalf of	)
WESTPAC BANKING CORPORATION	)
by its attorneys	)
in the presence of:	)
Signature

Witness	Print name

Print name	Signature

Print name

Series [*] WST Trust Series Notice

AN APPROVED SELLER/WAREHOUSE INVESTOR

SIGNED SEALED and DELIVERED	)
on behalf of	)
WESTPAC BANKING CORPORATION	)
by its attorneys	)
in the presence of:	)
Signature

Witness	Print name

Print name	Signature

Print name

NOTE TRUSTEE

SIGNED SEALED and DELIVERED by [tba]	) )

Authorised Signatory	Authorised Signatory

Print name	Print name

Series [*] WST Trust Series Notice

SECURITY TRUSTEE

SIGNED SEALED and DELIVERED	)
on behalf of	)
[BNY TRUST (AUSTRALIA) REGISTRY LIMITED]	) )
by its attorney	)
in the presence of:	)
Signature

Witness	Print name

Print name

Series [*] WST Trust Series Notice

Schedule 1

An Eligible Receivable means a Loan which, as at the Cut-Off Date for that Loan:

(a)	is denominated and payable only in Australian dollars in Australia;

(b)
is secured by a Receivable Security that constitutes a first ranking mortgage over Land or an interest in a company title scheme with respect to Land and situated in Australia which is or will be registered or lodged for registration under the Real Property Legislation, or where a Receivable Security is not, or will not be when registered, a first ranking mortgage, the relevant Sale Notice includes an offer in relation to all prior ranking registered mortgages;

(c)	is secured by a Receivable Security over a Mortgaged Property which has erected on it a residential dwelling;

(d)	has an LVR less than or equal to [95%];

(e)	was approved and originated by Westpac in the ordinary course of its business;

(f)	under which the relevant Obligor does not owe more than $[1,000,000];

(g)	the relevant Obligor in respect of which was required to repay the Receivable within 30 years of the Cut-Off Date;

(h)	is not in Arrears for more than 30 consecutive days;

(i)	the sale of an equitable interest in, or the sale of an equitable interest in any related Receivable Security, does not contravene or conflict with any law;

(j)	together with the related Receivable Security, has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

(k)
is subject to the terms and conditions of Westpac's standard Loan Offer for the loan products referred to in the definition of Receivable in the Series Notice, or any similar loan product, however named, the product features of which comply with clause 12;

(l)	is not governed or regulated by the Credit Act 1984 (NSW) (or the corresponding legislation for any other Australian jurisdiction);

(m)	is not a Loan with an interest only payment type period of more than 10 years;

(n)	the relevant Obligor in respect of which is a resident of Australia; and

(o)	is fully drawn.

Series [*] WST Trust Series Notice

Schedule 2

Form Of Annual Certification

I, [identify the certifying individual], certify that:

1.
have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Series [*] WST Trust (the “Exchange Act periodic reports”);

2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date: ……………

[Signature] [Title]

Series [*] WST Trust Series Notice

Schedule 3

Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by [Westpac Securitisation Administration Pty Limited] [Westpac Securitisation Management Pty Limited] [Westpac Banking Corporation] [tba] (in its various capacities] [The Mortgage Company Pty Limited] [BNY Trust (Australia) Registry Limited] [Currency Swap Provider] [Name of Subservicer] [Name of Subcontractor] [Name of any Other Party Responsible For Servicing Function] shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:
SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Series [*] WST Trust Series Notice

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Series [*] WST Trust Series Notice

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Series [*] WST Trust Series Notice

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset or such other number of days specified in the transaction agreements.

Series [*] WST Trust Series Notice

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

     [SERVICER]

Date:

By:

Name:

Series [*] WST Trust Series Notice

FORM OF 10 K CERTIFICATION

[*] (the Asserting Party) is responsible for assessing compliance as of September 30, 200[*] and for the period from March [*], (the date of issuance of the Series [*] WST Trust transaction subject to the requirements of Regulation AB) through September 30, 200[*] (the Report Period) with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the CFR), except for criteria 229.1122(d) [insert section numbers in 229.1122(d) that are not applicable to the Asserting Party] in the CFR, which the Asserting Party has concluded are not applicable to the servicing activities it performs with respect to the asset-backed securities transactions covered by this report (the Applicable Servicing Criteria).  The transactions covered by this report include asset-backed securities transactions for which the Asserting Party served as [*] that are backed by the same asset type backing the class of asset-backed securities of the Series [*] WST Trust (including the Series [*] WST Trust asset-backed securities transaction), that were completed on or after [*], and that were registered with the SEC pursuant to the Securities Act of 1933 (the Platform).

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria as of September 30, 200[*] and for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole.

[*], an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of September 30, 200[*] and for the Reporting Period as set forth in this assessment.

[NAME OF ASSERTING PARTY]

Date:

By:

Name:

Series [*] WST Trust Series Notice

ANNEXURE A

SERIES [*] WST TRUST
AMENDMENTS TO MASTER TRUST DEED

GENERAL

(e)	All references in the Master Trust Deed to the wilful default of the Trustee are replaced by the words wilful misconduct.

(f)	The references to breach of trust in clauses 12.1(l) and 33.17(e) of the Master Trust Deed are deleted.

(g)	The references to breach of trust in clause 33.16 of the Master Trust Deed are replaced with the words wilful misconduct.

(h)
The words “memorandum or articles of association” in clause 32.1(e) of the Master Trust Deed and the words “memorandum and articles of association” in paragraph 1(a) of Schedule 6 to the Master Trust Deed are deleted and replaced with the word “constitution”.

(i)	All references in the Master Trust Deed to the Corporations Law are replaced by the words Corporations Act.

(j)	All references in any Transaction Document, including the Master Trust Deed, to any Designated Rating Agency confirming or affirming that:

(i)	any event or circumstance will not give rise to a Rating Downgrade Event in relation to any Notes; or

(ii)	any event or circumstance will result in a downgrading or withdrawal of the rating of any Notes,

will be replaced as requiring the Trust Manager to deliver a Rating Notification in respect of such event or circumstance.  For the avoidance of doubt, any event or circumstance that purports to take effect after the relevant Designated Rating Agency provides the confirmation or affirmation as set out in subparagraphs (i) and (ii) above will take effect after the Trust Manager delivers a Rating Notification in respect of that event or circumstance.

CLAUSE 1.1 - Accounts

The definition of Accounts in clause 1.1 of the Master Trust Deed is deleted and replaced with the following definition.

"Accounts means accounts prepared in accordance with clause 29.3."

CLAUSE 1.1 - Approved Accounting Standards

The definition of Approved Accounting Standards in clause 1.1 of the Master Trust Deed is deleted.

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CLAUSE 1.1 - Approved Bank

The definition of Approved Bank in clause 1.1 of the Master Trust Deed is deleted and replaced with the following definition.

"Approved Bank means:

(a)	a Bank which has a short term rating of at least A1+ from S&P and P-1 from Moody's; or

(b)	in relation to a Trust, any bank or financial institution which is specified to be an Approved Bank in the relevant Series Notice,

but means Westpac Banking Corporation for so long as it has a short term rating of A1 or better from S&P and P-1 or better from Moody's."

CLAUSE 1.1 – ASX

A new definition is inserted alphabetically in the Master Trust Deed as follows.

"ASX means ASX Limited."

CLAUSE 1.1 - Authorised Investment

For the purposes of the definition of Authorised Investment in clause 1.1 of the Master Trust Deed:

(a)
each of the investments in paragraphs (d), (e), (f) of that definition and (h) must have a rating of AAA (long term) or A1+ (short term) (as the case may be) from S&P and a rating of Aaa (long term) or P-1 (short term) (as the case may be) from Moody's to be an Authorised Investment for the Trust;

(b)	in paragraph (f) delete "notes of other" in the first line and replace with "notes or other";

(c)	paragraph (h) is deleted; and

(d)	the final paragraph is deleted and replaced with the following:

“and which satisfy the following conditions:

(i)	each proposed investment falling within categories (c), (d), (e) and (f) must mature by the earlier of the following dates:

(A)	the Payment Date following the date on which it was acquired; or

(B)	such other date as the Trustee and the Trust Manager may determine to be necessary to enable the Trustee to have sufficient cash to meet any Expenses which may be payable prior to that Payment Date;

(ii)	Authorised Investments must be denominated in Australian currency and held in Australia; and

(iii)
all Authorised Investments must be held in the name of the Trustee or in the name of such other person or persons as approved by the Trustee from time to time and notified to the Designated Rating Agencies.  In paragraphs (b) – (g) inclusive of this definition, expressions shall be construed and, if necessary read down, so that the Notes in relation to any Trust constitute mortgage-backed securities for the purposes of the Duties Act 1997 of New South Wales (if applicable))”

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CLAUSE 1.1 - Authorised Signatory

For the purposes of the definition of Authorised Signatory in clause 1.1 of the Master Trust Deed, paragraph (a) is deleted and replaced with the following:

"(a)	in relation to The Mortgage Company Pty Limited (in whatever capacity) or Westpac Banking Corporation (in whatever capacity), any:

(i)	duly appointed attorney;

(ii)	any person appointed by a duly appointed attorney; or

(iii)
any person appointed by two directors or one director and one secretary as an Authorised Signatory for the purposes of this deed and / or any Transaction Document to which that corporation is a party."

CLAUSE 1.1 - Bank

The existing definition of Bank in clause 1.1 of the Master Trust Deed is deleted and replaced with the following definition.

"Bank means:

(a)
a corporation authorised under the Banking Act, 1959 to carry on general banking business in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking; or

(b)
where any Transaction Document requires money to be deposited by the Trustee outside Australia, a corporation authorised by the banking legislation of the relevant jurisdiction to carry on the general business of banking in that jurisdiction."

CLAUSE 1.1 – Consumer Credit Legislation

For the purposes of the definition of Consumer Credit Legislation in clause 1.1 of the Master Trust Deed, new paragraphs (d), (e) and (f) are inserted after the existing paragraph (c).

"(d)	the National Consumer Credit Protection Act 2009 (Cth);

(e)	the National Consumer Credit Protection (Transitional and Consequential Provisions) Act 2009 (Cth); and

(f)	any legislation, including legislation of the Commonwealth of Australia, supplementing or replacing any legislation referred to in paragraphs (a) to (e) above."

CLAUSE 1.1 – Euroclear

The definition of Euroclear is deleted and the following definition inserted:

Euroclear means Euroclear Bank S.A./N.V.

CLAUSE 1.1 - Expenses

For the purposes of the definition of Expenses in clause 1.1 of the Master Trust Deed:

(k)	a new paragraph (o) is inserted as follows and the existing paragraph (o) becomes paragraph (b).

"(o) any fees and expenses payable to any Stock Exchange or Securities Exchange or DTC from time to time by the Trustee;"; and

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(l)	a new paragraph (w) is inserted as follows and the existing paragraph (w) becomes paragraph (x).

"(w)	any fees and expenses payable to the ASX or any other Stock Exchange, or DTC, Euroclear or Clearstream, Luxembourg, from time to time by the Trustee."

CLAUSE 1.1 - Extraordinary Resolution

For the purposes of the definition of Extraordinary Resolution in clause 1.1 of the Master Trust Deed, that definition is deleted and the following definition is inserted.

"Extraordinary Resolution in relation to:

(a)	the Registered Noteholders means, subject to the provisions of the Security Trust Deed:

(i)
a resolution passed at a meeting of the Registered Noteholders duly convened and held in accordance with the provisions contained in clause 17 by a majority consisting of not less than 75% of the votes able to be cast by the Registered Noteholders cast (by show of hands or poll, as the case may be); or

(ii)	a resolution in writing under clause 17.15 signed by all the Registered Noteholders;

(b)
all Noteholders means, subject to the provisions of the Security Trust Deed a resolution passed by Registered Noteholders duly convened and held in accordance with the provisions contained in clause 17 and by US$ Noteholders in accordance with the Note Trust Deed by a majority consisting of not less than 75% calculated as follows:

Where:	A =	the percentage of Registered Noteholders voting in favour of the resolution;

I =	the Invested Amount of all Registered Notes;

U =	the A$ Equivalent of the aggregate Invested Amount of the US$ Notes held by US$ Noteholders who voted in favour of the resolution

T =	the Total Invested Amount.

(c)
all Class A Noteholders means, subject to the provisions of the Security Trust Deed a resolution passed, in a meeting of all US$ Noteholders duly convened and held in accordance with the Note Trust Deed and in a meeting of all Class A3 Noteholders duly convened and held in accordance with the provisions contained in clause 17, by majority consisting of not less than 75% calculated as follows:

Where: E =	the aggregate Invested Amount of the Class A3 Notes held by Class A3 Noteholders who voted in favour of the resolution;

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U =	the A$ Equivalent of the aggregate Invested Amount of the US$ Notes held by US$ Noteholders who voted in favour of the resolution;

T =	the aggregate of the total Invested Amount of all Class A3 Notes and the A$ Equivalent of the total Invested Amount of all US$ Notes.

CLAUSE 1.1 - Insolvency Event

For the purposes of the definition of Insolvency Event in clause 1.1 of the Master Trust Deed:

(a)	the word "Westpac" is inserted after the words "a Servicer,"; and

(b)	the following words are inserted at the end of paragraph (c) of the definition:

", and for the avoidance of doubt an inability of the Trustee in its capacity as trustee of the Trust to pay its debts does not include:

(i)	the Trustee making any drawing under a Support Facility in accordance with the Transaction Documents; or

(ii)	until the Class A Notes are repaid in full, the Trustee making any Class B Charge Off or failing to pay the full amount of any Class B Coupon."

CLAUSE 1.1 - Land

For the purposes of the definition of Land in clause 1.1 of the Master Trust Deed:

(m)	the word "and" at the end of paragraph (a) is deleted; and

(n)	the following is added at the end of paragraph (b):

"; or

(c)	any interest (including any share) in a company title scheme or arrangement which gives exclusive rights in respect of all or any part of land referred to in paragraph (a) or (b)."

CLAUSE 1.1 – Loan Rights

A new definition is inserted in clause 1.1 of the Master Trust Deed as follows:

Loan Rights means, in relation to a Loan, all of the Seller's or the Trustee's (as the context requires) right, title, benefit and interest (present and future) in, to, under or derived from:

(a)	that Loan and the Mortgage which secures that Loan;

(b)	such of the following as relate to that Loan:

(i)	the Related Securities;

(ii)	the Collections;

(c)
all moneys (present or future, actual or contingent) owing at any time by an Obligor (whether alone or with another person), and all other rights under or in connection with the Relevant Documents for that Loan.

CLAUSE 1.1 – Offered Loan Rights

A new definition is inserted in clause 1.1 of the Master Trust Deed as follows:

Offered Loan Rights means the Loan Rights specified in a Sale Notice.

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CLAUSE 1.1 – Offset Arrangement

A new definition is inserted in clause 1.1 of the Master Trust Deed as follows:

Offset Arrangement means any agreement or arrangement between Westpac and an Obligor under which the amount of interest which would (but for such agreement or arrangement) have been payable under or in respect of a Loan (including a Rocket Repay loan type) is reduced by reference to any credit balance on any savings or cheque account in the name of that Obligor (whether alone or jointly with another person) which is kept with Westpac.

CLAUSE 1.1 - Termination Date

For the purpose of the definition of Termination Date in clause 1.1 of the Master Trust Deed, the words "and the Trustee and the Trust Manager agree that no further Notes are proposed to be issued by the Trustee in relation to that Trust" are inserted at the end of paragraph (c)(i) of that definition.

CLAUSE 1.1 - Taxation Act

For the purposes of the definition of Taxation Act in clause 1.1 of the Master Trust Deed, the words "and the Income Tax Assessment Act 1997 (Commonwealth)" are inserted at the end of that definition.

CLAUSE 1.1 – Wilful Default

A new definition is inserted alphabetically in the Master Trust Deed as follows.

"Wilful Default means any wilful failure to comply with or wilful breach by the Trustee of any of its obligations under any Transaction Document, other than a failure or breach which:

(a)	(i)	arises as result of a breach of a Transaction Document by a person other than the Trustee; and

(ii)	the performance of the action (the non-performance of which gave rise to such breach) is a precondition to the Trustee performing the said obligation;

(b)
is in accordance with a lawful court order or direction or required by law (except to the extent that such order or direction itself arose because of a wilful failure by the Trustee to comply with, or wilful breach by the Trustee of any of its obligations under, any Transaction Document); or

(c)	is in accordance with any proper instruction or direction of the Noteholders given at a meeting convened under this deed."

CLAUSE 1.2

For the purposes of clause 1.2 of the Master Trust Deed, paragraph (n) is deleted.

CLAUSE 1.2

For the purposes of clause 1.2 of the Master Trust Deed, a new paragraph is inserted as follows.

"(q)	Except as otherwise provided, a reference to any time is a reference to Sydney time."

CLAUSE 2.1

For the purposes of clause 2.1 of the Master Trust Deed, the words "and the relevant Series Notice" are inserted at the end of that clause.

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CLAUSE 3.4

Clause 3.4 of the Master Trust Deed is deleted and replaced with the following new Clause 3.4.

"Each Trust shall continue until, and shall terminate on the later of:

(i)	its respective Termination Date;

(ii)	the date on which the provisions of clause 3.5 have been satisfied; and

(iii)	the date on which the Trustee ceases to hold any Trust Back Assets in relation to that Trust."

CLAUSE 4.6 – Support Facilities

Clause 4.6 of the Master Trust Deed is deleted and replaced with the following:

"4.6	Support Facilities

(a)
(Enter into Support Facilities) The Trustee shall in relation to any Trust, on the prior direction of the Trust Manager (and following a review by the Trustee of the documentation for the proposed Support Facility), enter into or acquire and perform any Support Facilities on such terms and conditions as are reasonably required by the Trust Manager (subject to this deed).

(b)	(Rating of parties to Support Facility) If Notes have been, or are proposed to be, issued by the Trustee as trustee of a Rated Trust, the Trust Manager shall (subject to this deed):

(i)
direct the Trustee that each Support Facility for the benefit of the Rated Trust must be taken out or executed with a person where the Trust Manager has given a Rating Notification in respect of such person; and

(ii)	take, or direct the Trustee to take, such other action as may be necessary to enable the Trust Manager to give a Rating Notification.

(c)
(Support Facilities for Rated Trusts)  If Notes have been, or are proposed to be, issued by the Trustee as trustee of a Rated Trust, any Support Facility for the benefit of the Rated Trust shall be entered into by the Trustee prior to or on the Note Issue Date in relation to those Notes provided that the Trustee may, on the prior direction of the Trust Manager:

(i)	enter into a new Support Facility as trustee of a Rated Trust after a Note Issue Date, if and only if, the Trust Manager has given a Rating Notification in relation to the Support Facility; or

(ii)
substitute a new Support Facility for any existing Support Facility entered into in accordance with this clause 4.6 where it has previously issued Notes as trustee of a Rated Trust, if and only if the Trust Manager considers the same to be in the interests of that Rated Trust and the Trust Manager has given a Rating Notification in relation to the new Support Facility.

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(d)
(Downgrading of parties) If a person providing a Support Facility to the Trustee as trustee of a Rated Trust ceases to have a Designated Rating (if required by the relevant Transaction Document) and any relevant Notes have been downgraded, or it has been indicated that the Notes are proposed to be downgraded, the Trustee shall, if directed by the Trust Manager and subject to this deed enter into any substitute or additional Support Facility identified by the Trust Manager, and on such terms required by the Trust Manager and in respect of which the Trust Manager has given a Rating Notification.

(e)
(No obligation to have Support Facilities) Nothing in this clause or this deed shall be construed as requiring that any given Trust has the benefit of any Support Facility.  The Trustee is not required to enter into any Support Facility except as provided in this clause."

CLAUSE 8.3(b) - Sale Notice

For the purposes of clause 8.3(b) of the Master Trust Deed, a Sale Notice given by Westpac or the Warehouse Trustee in relation to the Trust may be given at any time on the same day as the day on which the Expiry Time falls.

CLAUSE 8.3 – Sale Notices

The following additional clauses are inserted after clause 8.3 of the Master Trust Deed:

8.3A	Effect of Acceptance

(o)	The acceptance by the Trustee of an offer contained in a Sale Notice is effective and operates (subject to this Deed and the Transaction Documents), without any further thing being required, as:

(i)	an immediate equitable assignment of all the Offered Loan Rights specified in that Sale Notice:

(A)	in existence as at the Cut-Off Date; and

(B)	which came into existence or arose after the Cut-Off Date and before acceptance of the offer; and

(ii)
an agreement to assign (in equity), as provided for in paragraph (b), all of the Offered Loan Rights under or in respect of the related Relevant Documents which come into existence or arise after acceptance of the offer, to the intent that immediately upon coming into existence or arising, any such Offered Loan Rights will immediately (without the need for any additional thing to be done by any person) be assigned in equity to the Trustee.

(p)	The assignment effected or to be effected under paragraph (a) will constitute a separate assignment of the Approved Seller's right, title, benefit and interest in and to:

(i)	the right to receive all payments and other amounts payable by an Obligor (whether alone or with another person) under or in connection with the Relevant Documents for the Offered Loan Rights;

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(ii)	the right to the benefit of, and to enforce, all undertakings, representations, warranties and indemnities given under or in respect of those Offered Loan Rights;

(iii)
the right to exercise discretions and powers or make calculations and determinations (including as to the calculation or determination of interest, fees, charges and any other amounts) under or in respect of those Offered Loan Rights;

(iv)	the right to receive, or to require delivery of, any information under or in respect of those Offered Loan Rights;

(v)	the right to give notices terminating any obligation of the Approved Seller with respect to those Loans and the related Offered Loan Rights;

(vi)	the right to demand or require payment under those Loans and the related Offered Loan Rights or to exercise any discretion as to when payment is required to be made;

(vii)	the right to determine that any Security Interest securing an Obligor's obligations is or may be enforceable; and

(viii)
all other rights, powers, discretions, title, benefit, interests and remedies of the Approved Seller under or in respect of those Offered Loan Rights which are not referred to in any of the previous paragraphs of this clause 8.3A(b).

8.3B	Effect of assignment on obligations

The Approved Seller acknowledges and agrees that:

(q)
the acceptance of an offer contained in a Sale Notice and the assignment of the Offered Loan Rights is not intended to and shall not constitute an assumption by the Trustee of any obligation of the Approved Seller or any other person under or in connection with any Relevant Document or any other obligation of the Approved Seller to an Obligor or any other party to a Relevant Document;

(r)
following the assignment, the Approved Seller will continue to be bound to comply with all such obligations, and the Trustee assumes no liability to the Approved Seller or any Obligor to perform them; and

(s)
the Trustee, or the Servicer on its behalf, may exercise any of the Offered Loan Rights as it sees fit, even if the way in which the Offered Loan Rights are exercised affects the nature or extent of any obligations which the Approved Seller continues to have to any Obligor following the assignment.

8.3C	Severability of assignment

The assignment under clause 8.3A(b) of the rights referred to in each paragraph of  clause 8.3A(b) operates as an assignment of the rights referred to in that paragraph, separate and independent of the assignment of the rights referred to in each other paragraph of that clause. If the assignment of any of the rights referred to in any paragraph of clause 8.3A(b) is not effective for any reason;

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(t)	those rights and all money or property received by the Approved Seller in respect of them will be held by the Approved Seller on trust for the Trustee and, subject to clause 2.8:

(i)
the Approved Seller must promptly pay or transfer to the Trustee (or if the Approved Seller is not the Servicer, the Servicer on behalf of the Trustee) any amount or other property received by the Approved Seller under or in respect of those rights;

(ii)	the Approved Seller must exercise those rights in accordance with the directions of the Trustee; and

(iii)	the Approved Seller authorises the Trustee to exercise those rights as its agent; and

(u)	the ineffectiveness of the assignment of those rights will not affect the validity or effectiveness of the assignment of any other rights referred to in any other paragraph of clause 8.3A(b).

CLAUSE 8.5(a) - Conditions precedent to purchase

For the purposes of clause 8.5(a) of the Master Trust Deed, the following is a condition precedent to the giving of a Sale Notice.

(Certified copies) Except to the extent previously provided to the Trustee (in its capacity as trustee of any Trust), certified copies of the forms of each Mortgage Insurance Policy (where applicable), and the forms of the Receivable Agreements, relating to the Purchased Receivables.

CLAUSE 8.6 - Representations and warranties

For the purposes of clause 8.6 (vii) of the Master Trust Deed, Westpac, in its capacity as the Approved Seller, makes the following representations and warranties in relation to a Sale Notice given by it and the Receivables and Receivable Rights referred to in that Sale Notice.

(a)
(Assignability)  All consents required in relation to the assignment of the Receivables and the related Receivable Rights specified in the Sale Notice have been obtained.  Those Receivables and Receivable Rights are assignable.

(b)
(Quality of Title)  It is the sole, legal and beneficial owner of the Receivables and the related Receivable Rights specified in the Sale Notice.  Those Receivables and the related Receivable Rights, together with the interest of Westpac under the Relevant Documents, are owned by it free and clear of any Security Interest (other than any Security Interest arising solely as the result of any action taken by the Trustee).

(c)
(Eligible Receivable) As at the Cut-Off Date, each Receivable which is specified in the Sale Notice is an Eligible Receivable.  In relation to any related Receivable Security that is required to be registered with any Governmental Agency and which is not registered at the Cut-Off Date, it will be registered.

(d)
(Receivable Securities) Each Receivable, Receivable Security and Related Security which is specified in the Sale Notice is valid, binding and enforceable against the relevant Obligor(s) in all material respects except to the extent that it is affected by laws relating to creditors rights generally, or doctrines of equity.

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(e)
(Set Off)  Once equitably assigned to the Trustee, no Receivable or Receivable Right which is specified in the Sale Notice will be subject to any right of rescission, set off, counterclaim or similar defence.  No Receivable or Receivable Right which is specified in that Sale Notice is subject to, or affected by, any interest off-set arrangement or right.  This representation is subject to any set off or other arrangement arising under a Loan Offset Deposit Account in respect of any Loan Offset Interest Amount.

(f)
(Compliance with Laws)  At the time each Receivable and Receivable Security which is specified in the Sale Notice and each Related Security was entered into it complied in all material respects with applicable laws, including, without limitation, where the Consumer Credit Legislation applies, the Consumer Credit Legislation.

(g)
(Ownership)  In relation to each Receivable Security which is specified in the Sale Notice the relevant Obligor(s) is or are the sole legal owner of the relevant Mortgaged Property and registered as the sole proprietor(s) of the relevant Mortgaged Property.

(h)
(Insurance)  As at the Closing Date, each Receivable which is specified in the Sale Notice and which the Trust Manager and Westpac have agreed will have the benefit of a Mortgage Insurance Policy, is the subject of a Mortgage Insurance Policy from a Mortgage Insurer for the scheduled term of that Receivable.  The sale of each such Receivable to the Trustee is not contrary to the relevant Mortgage Insurance Policy.  Westpac has not done or omitted to do anything which might prejudicially affect or limit its rights or the rights of the Trustee under or in respect of a Mortgage Insurance Policy to the extent that those rights relate to that Receivable or the related Receivable Security.  On transfer to the Trustee of equitable title to a Purchased Receivable, the Trustee will have the benefit of the relevant Mortgage Insurance Policy for that Receivable.  Notwithstanding this paragraph (h), no Purchased Receivable is required to have the benefit of the relevant Mortgage Insurance Policy unless Westpac and the Trust Manager so agree in writing.

(i)
(Solvency of Mortgage Insurers)  The officers of Westpac who have responsibility for the transactions contemplated by the Transaction Documents do not have actual notice that any insurer under any insurance policy in relation to a Receivable is insolvent or will be unable to pay a valid claim.

(j)
(Selection process)  There is no fraud, dishonesty, material misrepresentation or negligence on the part of Westpac in connection with the selection and offer to the Trustee of any Receivables or related Receivable Securities which is specified in the Sale Notice.

(k)
(No void transactions)  The assignment of the Receivables and Receivable Rights which are specified in the Sale Notice will not be held by a court to be an undervalue transfer, a fraudulent conveyance, or a voidable preference under any law relating to insolvency.

(l)
(Security Interest)  The sale, transfer and assignment of Westpac's interest in the Receivables and the related Receivable Rights which are specified in a Sale Notice, will not constitute a breach of any Relevant Document or Westpac's obligations or a default by Westpac under any Security Interest.

(m)
(Relevant Documents)  Westpac holds in its possession or control all Relevant Documents that relate to the Receivables and the related Receivable Securities which are specified in the Sale Notice necessary to enforce the provisions of and the security created by the relevant Receivable Securities.

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(n)	(Solvency) Westpac is solvent.

(o)
(No rescission, etc)  As at the Cut-Off Date, none of the Receivables or Receivable Securities which are specified in the Sale Notice were satisfied, cancelled, discharged or rescinded and the Mortgaged Property relating to each relevant Receivable and Receivable Security had not been released from the security of the relevant Receivable Securities.

(p)
(Interest rate) Except as may be provided in a Receivable Agreement or Receivable Security which is specified in the Sale Notice, and subject to applicable laws, the interest rate for each such Receivable is not subject to any limitation, no consent, additional memoranda or other writing is required from the relevant Obligor to give effect to a change in that rate and any change in that rate will be effective on notice being given to that Obligor in accordance with the terms of the relevant Receivable or Receivable Security.

(q)
(Ordinary course of business)  Between the Cut-Off Date and the Closing Date, Westpac dealt with the Receivables and the Receivable Securities specified in the Sale Notice in the ordinary course of its business.

Westpac also makes the following representations and warranties in relation to the Receivables and Receivable Rights referred to in the Sale Notice given by the Warehouse Trustee:

(i)	(Sale to earlier Series) Those Receivables and Receivable Rights were assigned by Westpac to either the Series 2002-1G WST Trust, the Series 2005-1G WST Trust or the Series 2006-1D WST Trust.

(ii)
(Representations and Warranties)  At the time of those assignments Westpac gave materially the same representations and warranties to the trustee of the Series 2002-1G WST Trust, the Series 2005-1G WST Trust or the Series 2006-1D WST Trust as the case may be, in relation to those Receivables and Receivable Rights as it has given to the Trustee in relation to the Sale Notice given by Westpac to the Trustee.  The only difference is that in relation to the sale to the trustee of the Series 1997-1 WST Trust Westpac did not represent and warrant that on transfer to the trustee of the Series 1997-1 WST Trust of equitable title to a Purchased Receivable, the Trustee will have the benefit of the relevant Mortgage Insurance Policy for that Receivable.  That representation and warranty is given by the Servicer in clause 16(d) of this Series Notice.

CLAUSE 8.8 – Priority

Clause 8.8 of the Master Trust Deed is deleted and replaced with the following new clause 8.4.

“8.8	Priority

(a)	Priority

Notwithstanding:

(i)	anything contained in any Purchased Receivables or the related Receivable Rights (including any Related Securities);

(ii)	the terms of a Receivable or any Other Secured Liability;

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(iii)	the respective dates on which anything is done or omitted to be done under or in relation to a Receivable Security or the moneys secured by that Receivable Security; or

(iv)	any rule of law or equity to the contrary,

all moneys received by the Approved Seller, a Servicer, the Trust Manager or the Trustee or any receiver, receiver and manager or attorney under or in relation to a Purchased Receivable, a Purchased Receivable Security or any Other Secured Liability as the result of the enforcement of a Purchased Receivable or a Purchased Receivable Security shall be applied in the following order of priority:

(A)
where the Purchased Receivable Security for relevant Other Secured Liability secures, or is treated by the Approved Seller as securing, the relevant Other Secured Liability as a first ranking liability:

(1)	first:

(a)
all costs, charges and expenses of the relevant mortgagee or any receiver, receiver and manager or attorney incurred in or incidental to the exercise or performance or attempted exercise or performance of any right, power or remedy in relation to the Receivable Security;

(b)	all outgoings in relation to the Receivable Security which the mortgagee or any receiver, receiver and manager or attorney thinks fit to pay; and

(c)	the remuneration of any receiver or receiver and manager;

(2)	second, pari passu and rateably (by reference to the amounts actually or contingently owing under the relevant Receivable and Other Secured Liability respectively):

(a)	in satisfaction of amounts actually or contingently owing under the Receivable or any other Receivable Rights secured by that Purchased Receivable Security; and

(b)	in satisfaction of amounts actually or contingently owing under the Other Secured Liability; or

(B)	otherwise:

(1)	first, subject to paragraph (b);

(a)
all costs, charges and expenses of the relevant mortgagee or any receiver, receiver and manager or attorney incurred in or incidental to the exercise of performance or attempted exercise or performance of any right, power or remedy in relation to the Receivable Security;

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(b)	all outgoings in relation to the Receivable Security which the mortgagee or any receiver, receiver and manager or attorney thinks fir to pay ; and

(c)	the remuneration of any receiver or receiver and manager;

(2)	second, in satisfaction of amounts owing under the Receivable or any other Receivable Rights secured by the Purchased Receivable Security; and

(3)	third, the Other Secured Liability for all moneys now or in the future secured by the Purchased Receivable Security that relate to the Other Secured Liability.

(b)	Enforcement Expenses

(i)
Where, and to the extent that, the costs, charges, expenses, outgoings and remuneration referred to in sub-paragraphs (B)(1)(a)-(c) of paragraph (a) (Enforcement Expenses) are covered by a Mortgage Insurance Policy, they shall be treated as a first priority payment under sub-paragraph (a)(B)(1).

(ii)
Where, and to the extent that, the Enforcement Expenses are not covered by a Mortgage Insurance Policy, then subject to the terms of the relevant Purchased receivable, Purchased Receivable Security or Related Security:

(A)	if they arise because the enforcement arose from default under an Other Secured Liability, they shall be treated as a third priority payment under sub-paragraph (a)(B)(3); and

(B)	otherwise, they shall be treated as a first priority payment under sub-paragraph (a)(B)(1).

(c)	Continuing balance

This clause 8.8 applies to a continuing balance and any present or future moneys secured by a Receivable Security notwithstanding any subsequent repayment, advance or provision of accommodation or other increase or decrease in the amount secured."

CLAUSE 8.9

For the purposes of clause 8.9 of the Master Trust Deed, Westpac agrees that it will, following the occurrence of a Title Perfection Event, ensure that any Offset Arrangement in respect of a Loan is terminated as soon as possible, and in any case within 30 days after the legal assignment of that Loan to the Trustee under clause 8.9(b).

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CLAUSE 8.9(c) - First Right of Refusal

Clause 8.9(c) of the Master Trust Deed is deleted and replaced with the following new clause 8.9(c).

“(i)
As soon as practical after the date (in this clause 8.9(c), the Termination Event Date) on which an event referred to in sub-paragraph (i) or sub-paragraph (ii) of paragraph (c) of the definition of Termination Date occurs, the Trust Manager directs the Trustee to offer (by written notice to the Approved Seller) irrevocably to extinguish in favour of the Approved Seller, or if the Trustee has perfected its title, to assign to the Approved Seller, its entire right, title and interest in and to the Purchased Receivables, and related Receivable Rights (if any) in consideration of the payment to the Trustee by the Approved Seller in relation to the Trust of the Fair Market Value of the Purchased Receivables.

(ii)	During the 180 day period after the Termination Event Date, the Trustee must not sell any Purchased Receivables and the related Receivable Rights for an amount less than their Fair Market Value.

(iii)	The Approved Seller may accept or reject that offer in its discretion.

(iv)
The Trustee will not sell or deal with the relevant Purchased Receivables and related Receivable Rights except in accordance with paragraph (c)(i) unless the Approved Seller has failed to accept the offer referred to in paragraph (c)(i) within 180 days after the occurrence of the Termination Event Date by paying to the Trustee, within 180 days, the purchase price referred to in paragraph (c)(i) for all of those Purchased Receivables and related Receivable Rights.”

CLAUSE 8.9(d) - Clean Up Offer

For the purposes of clause 8.9(d) of the Master Trust Deed, the term “(i)” is inserted after “sub-paragraph” in the second line of sub-paragraph (ii) and the following provisions apply.

(a)
On any Determination Date on which the aggregate Housing Loan Principal of a Portfolio of Receivables for Purchased Receivables expressed as a percentage of the Housing Loan Principal of those Purchased Receivables at the Cut-Off Date, is less than 10%, the Trust Manager may:

(i)	as manager of the Trust, direct the Trustee to offer to sell the Portfolio of Receivables to a Warehouse Trust in accordance with clause 7 of the Master Trust Deed and any relevant Series Notice; and

(ii)
as manager of that Warehouse Trust, direct the Trustee (as trustee of that Warehouse Trust), to acquire orally or by conduct the Portfolio of Receivables in accordance with clause 7 of the Master Trust Deed and any relevant Series Notice.

(b)
The Trustee as trustee of the Trust will do all things reasonably necessary to give effect to the disposal of the Portfolio of Receivables to that Warehouse Trust in accordance with the Master Trust Deed and any relevant Series Notice.

(c)
The Trust Manager may only give the direction referred to in sub-paragraph (i) to the extent that funds are available under the relevant Warehouse Investment Agreement to acquire the Purchased Receivables.]

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[CLAUSE 10 - NOTES

For the purposes of the Trust, clause 10 in the Master Trust Deed is deleted and the provisions of that clause 10 are as follows.

10.1	Acknowledgement of indebtedness

Subject to the terms of the Master Trust Deed and this Series Notice:

(a)	each entry in the Register for the Trust in respect of a Registered Note relating to the Trust; and

(b)	in relation to each US$ Note relating to the Trust, that US$ Note,

constitutes an independent and separate acknowledgement to the relevant Noteholder by the Trustee of its indebtedness as trustee of the Trust for the Invested Amount of that Note together with the other rights given to Noteholders under the Master Trust Deed, the Series Notice and the Security Trust Deed, and (in relation to an US$ Note) the Note Trust Deed and the relevant Conditions.

10.2	Legal nature of Notes

(a)
Registered Notes will be in the form of inscribed stock, and the Trustee's obligations in relation to the Notes and under the Master Trust and this Series Notice in respect of those Notes (including any obligation to pay interest or principal) will become effective on inscription in the Register for the Trust under the Master Trust and this Series Notice of the details for those Notes.

(b)	US$ Notes will be in registered form in respect of Book-Entry Notes and will be in registered form in respect of Definitive Notes.

10.3	Terms of Notes

(a)
All Notes issued by the Trustee as trustee of the Trust shall be issued with the benefit of, and subject to, the Master Trust Deed, this Series Notice and the Security Trust Deed and, in relation to US$ Notes, the Note Trust Deed and the relevant Conditions.

(b)	The documents referred to in paragraph (a) are binding on the Trust Manager, the Trustee, the Note Trustee, the Security Trustee and the Noteholders.

10.4	Interest and Principal Entitlement of Noteholders

Subject to the Master Trust Deed, this Series Notice and the Security Trust Deed and, in relation to US$ Notes, the Note Trust Deed and the relevant Conditions (and, in particular, subject to any such provisions which provide for principal losses to be charged off against any Notes), the Trustee as trustee of the Trust shall in respect of the Notes issued by it in that capacity pay or cause to be paid to the Noteholders (as relevant) of those Notes:

(a)	(interest) their Coupon on each Coupon Payment Date; and

(b)	(principal) their Principal Entitlement on each Principal Repayment Date.

10.5	Notes not invalid if issued in breach

No Note shall be invalid or unenforceable on the ground that it was issued in breach of the Master Trust Deed, this Series Notice or any other Transaction Document.

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10.6	Location of Registered Notes

The property in Registered Notes shall for all purposes be regarded as situated at the place where the Register is located on which those Registered Notes are recorded.

10.7	No discrimination between Noteholders

There shall not be any discrimination or preference between Notes within the same Class, or the corresponding Noteholders, in relation to a Trust by reason of the time of issue of Notes or for any other reason, subject only to the Series Notice relating to the Notes and the terms of the Security Trust Deed (if any) relating to the Trust.

10.8	Note Register

In the event that any Definitive Notes (in relation to any US$ Notes) are issued in registered form, the Trustee (or if the Trustee fails to do so, the Trust Manager on behalf of the Trustee) will appoint a person to operate and maintain a register of those notes in accordance with standard United States practice and law.

CLAUSE 12.4 - FURTHER LIMIT ON INTEREST OF NOTEHOLDERS

For the purposes of the Trust, clause 12.4 in the Master Trust Deed is deleted and the provisions of that clause 12.4 are as follows.

A Noteholder in relation to the Trust shall only be a creditor of the Trustee in its capacity as trustee of that Trust to the extent of the Notes held by that Noteholder (or, in the case of a Warehouse Facility Provider, their rights under the relevant Warehouse Facility Agreement) and shall not be entitled to any beneficial or, subject to the Security Trust Deed, other interest in the Trust.

CLAUSES 13.1 AND 13.6(a) - NOTE ISSUE DIRECTION

(a)	For the purposes of clause 13.1 of the Master Trust Deed, the Note Issue Direction for the Notes may be issued by the Trust Manager on or at any time prior to the Note Issue Date for the Notes.

(b)	For the purposes of clause 13.6(a) of the Master Trust Deed, the certification by the Trust Manager may occur on or at any time prior to the Note Issue Date for the Notes.

CLAUSE 13.1(b) - CONDITIONS PRECEDENT TO DIRECTION

(a)	For the purposes of clause 13.1(b) of the Master Trust Deed the following is a condition precedent to the issue of a Note Issue Direction in relation to proposed Purchased Receivables:

(Power of Attorney)  Original execution copies of powers of attorney duly executed and delivered by Westpac in registrable form in each Australian jurisdiction appointing certain specified officers of the Trustee as its attorney for the purposes of enabling the Trustee to perfect its title to those purchased Receivables.

(b)	For the purposes of clause 13.1(b)(i) of the Master Trust Deed, delete the words "a director or secretary" and replace with "an attorney or Authorised Signatory".

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CLAUSE 13.6(b)

For the purposes of clause 13.6(b) of the Master Trust Deed, insert the words "or 7.7(c) (as the case may be)" after "clause 13.8(g)" in the last line.

CLAUSE 13.7 - DEALER AGREEMENT

The Trustee will enter into the Dealer Agreement.

CLAUSE 13.8

For the purposes of clause 13.8 of the Master Trust Deed, insert a new paragraph (g) as follows.

"(g)
(transfer of benefit of Receivables) subject to payment of the amount referred to in paragraph (e), hold automatically by virtue of this deed and without any further act or instrument or other thing being done or brought into existence, the benefit of the Portfolio of Receivables referred to in the corresponding Note Issue Direction with effect from the Note Issue Date as trustee of the relevant Trust (together with the benefit with effect from the Note Issue Date of all Receivables, Related Securities, Support Facilities and other rights and entitlements relating to the Portfolio of Receivables)."

CLAUSE 13.9 - ACTION FOLLOWING NOTE ISSUE DIRECTION

For the purposes of the Trust, clause 13.9 in the Master Trust Deed is deleted and the provisions of that clause 13.9 are as follows.

As soon as practicable after a Note Issue Date for a Trust:

(a)	in relation to Registered Notes only:

(i)	(enter details in the Register) the Trustee shall enter into the Register for that Trust in accordance with clause 16 the information required under clause 16.1;

(ii)	(issue Note Acknowledgement) the Trustee shall issue a Note Acknowledgement to each Registered Noteholder in respect of its holding of Registered Notes; and

(iii)	(issue Marked Note Transfers) if requested by a Registered Noteholder in its Application for Notes, the Trustee shall issue a Marked Note Transfer to the Registered Noteholder; and

(b)	in relation to US$ Notes only, the Trustee shall issue those US$ Notes in accordance with the Note Trust Deed and this Series Notice.

CLAUSE 13.12 – FURTHER ISSUES

Clause 13.12 of the Master Trust Deed is deleted and replaced with the following:

"13.12   Further issues

Where the Trustee as trustee of a Rated Trust has issued Notes, no further Notes in respect of that Trust shall be created unless the Trust Manager gives a Rating Notification in respect of the Notes then on issue in respect of the Trust."

CLAUSES 14, 15, 16 AND 17

For the purposes of the Trust, clauses 14, 15, 16 and 17 in the Master Trust Deed are deleted and the provisions of those clauses 14, 15, 16 and 17 are as follows.

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"14.	TRANSFERS OF NOTES

14.1       No restrictions on transfer of Notes

Subject to the Master Trust Deed and this Series Notice and (in respect of the US$ Notes) the Note Trust Deed and the relevant Conditions, there shall be no restriction on the transfer of Notes.

14.2       Minimum transfer

(a)	A Registered Noteholder must not transfer any Registered Notes held by it unless:

(i)	the amount payable by the transferee for those Registered Notes is not less than A$500,000; or

(ii)
the offer or invitation to the transferee by the Registered Noteholder in relation to the Registered Notes is an offer or invitation that will not require disclosure under Part 6D.2 of the Corporations Act; and

(iii)	the transfer is to a person who is not a retail client with the meaning of section 761 of the Corporations Act

(b)	A Class A Noteholder must not transfer any Class A Notes held by it unless:

(i)	where the Class [A] Notes are traded on the ASX, they are traded in parcels with a minimum value of $500,000; and

(ii)	if the transfer is in or from Australia:

(A)
the amount payable for the Class [A] Notes on transfer (whether on the ASX or elsewhere in Australia) by the transferee is a minimum amount of A$500,000 (disregarding amounts, if any, lent by the Trustee or other person offering the Class [A] Notes or an associate (as defined in the Corporations Act 2001 (Cth)) of either of them; or

(B)
the offer or invitation to the transferee by the Class [A] Noteholder otherwise does not require disclosure under Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001 (Cth); and

(iii)	if the transfer is in or from Australia, the transfer is to a person who is not a retail client within the meaning of section 761 of the Corporations Act.

(c)
No Registered Note has been or will be registered under the United States Securities Act of 1933 as amended (the Securities Act) and may not be offered or sold within the United States or to, or for the account or benefit of, US persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.  Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

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(d)
No transfer may be made of any Notes in circumstances which would require the preparation, issue and/or filing of a prospectus in England pursuant to the Public Offers of Securities Regulations 1995 or under any replacement or subsidiary legislation or regulations, or would otherwise fail to comply with all applicable provisions of the Financial Services and Markets Act 2000 and all rules and regulations made thereunder.

(e)	None of the Trustee, the Trust Manager, the Note Trustee, the Servicer or an Approved Seller is liable to any Noteholder in relation to a breach by that Noteholder of paragraph (b) or (c).

14.3       Form of transfer

Every transfer of Registered Notes shall be effected by a Note Transfer.

14.4       Execution of Note Transfer

Every Note Transfer shall be duly completed and executed by the transferor and transferee.

14.5       Stamping of Note Transfer

Every Note Transfer lodged with the Trustee shall be duly stamped (if applicable).

14.6       Delivery of Note Transfer to Trustee

Every Note Transfer shall be delivered to the Trustee together with the Note Acknowledgement to which it relates for registration.

14.7       Registration of Transferee as Noteholder

Subject to this clause 14, the Trustee shall on receipt of a Note Transfer enter the transferee in the Register as the holder of the Registered Notes which are the subject of the Note Transfer.

14.8       Trustee entitled to refuse to register Registered transfer

The Trustee may refuse to register any Note Transfer which would result in:

(a)	(breach) a contravention of or failure to observe:

(i)	(Master Trust Deed) the terms of the Master Trust Deed;

(ii)	(Series Notice) this Series Notice;

(iii)	(Security Trust Deed) the Security Trust Deed; or

(iv)	(the Law) any law of an Australian Jurisdiction; or

(b)	(requires registration) an obligation to procure registration of any of the above with, or the approval of any of the above by, any Government Agency.

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14.9       Refusal to register absolute

The Trustee shall not be bound to give any reason for refusing to register any Note Transfer and its decision shall be final, conclusive and binding.  If the Trustee refuses to register a Note Transfer it shall as soon as practicable (and in no event later than 7 days after the date the Note Transfer was lodged with it) send to the transferor and the transferee notice of such refusal.

14.10     No fee for registration of a Note Transfer

No fee shall be charged for the registration of any Note Transfer.

14.11    Taking effect of Note Transfers

(a)
(Note Transfer not effective until registration) A Note Transfer shall not take effect until registered by the Trustee and until the transferee is entered in the Register as the holder of the Registered Notes which are the subject of the Note Transfer, the transferor shall remain the holder of those Registered Notes.

(b)
(Transfer received when Register closed) When a Note Transfer is received by the Trustee during any period when the Register is closed for any purpose, the Trustee shall not register the Note Transfer until the next Business Day on which that Register is reopened.

14.12     Rights and obligations of transferee

Subject to the Master Trust Deed and this Series Notice, a transferee of Registered Notes on being noted in the Register as the holder of the Registered Notes shall have the following rights and obligations:

(a)	(those of the transferor) all the rights and the obligations which the transferor previously had; and

(b)
(those under Master Trust Deed) all the rights and obligations of a Registered Noteholder as provided by the Master Trust Deed and this Series Notice as if the transferee was originally a party to the Master Trust Deed and this Series Notice.

14.13     Payments to transferee

Subject to the Master Trust Deed (including clause 35.1 of the Master Trust Deed), on the entry of a transferee of Registered Notes in the Register the transferee shall become entitled to receive any payments then due or which may become due to the holder of the relevant Registered Notes (including whether or not the entitlement to payment wholly or partly arose or accrued prior to the transfer and the Trustee shall be discharged for any such payment made to the transferee).

14.14    Transmission of entitlements

(a)
(Election) Any person becoming entitled to Registered Notes as a result of the death, mental incapacity or bankruptcy of a Registered Noteholder may, on producing such evidence as the Trustee requires of their entitlement, elect to be either registered as the Registered Noteholder or to transfer the Registered Notes in the manner specified in this clause.

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(b)
(Method of election) If an entitled person elects to be registered as the Registered Noteholder, the person shall deliver to the Trustee a notice in writing to this effect signed by the person.  If the person elects to have another person registered he or she shall execute a Note Transfer in relation to the Registered Notes in favour of that person.  All the provisions of the Master Trust Deed and this Series Notice relating to the transfer of Registered Notes and the registration of Note Transfers shall be applicable to any such notice or Note Transfer as if the death, mental incapacity or bankruptcy of the Registered Noteholder had not occurred and the notice or Note Transfer was a Note Transfer executed by the Registered Noteholder.

(c)
(Discharge) A person entitled to Registered Notes under this clause shall be entitled to receive and may give a good discharge for all moneys payable in respect of such Registered Notes but, except as otherwise provided by the Master Trust Deed and this Series Notice, shall not be entitled to any of the rights or privileges of a Registered Noteholder unless and until the person is entered in the Register as the holder of those Registered Notes.

14.15    Marked Note Transfer

(a)	(Entitlement to marking) A Registered Noteholder may from time to time request the Trustee to provide the Registered Noteholder with a Marked Note Transfer.

(b)
(Marking) The Registered Noteholder shall deliver a Note Transfer to the Trustee and the Trustee shall mark the Note Transfer in such manner as agreed from time to time by the Trustee and the Trust Manager and issue the same to the Registered Noteholder.

(c)
(Trustee will not register transfer) Until the expiry of 90 days (or any substitute period as the Trustee and Trust Manager agree from time to time and as advised to Registered Noteholders) from the date on which the Note Transfer was marked, the Trustee shall not register any transfer of Registered Notes relating to the Marked Note Transfer otherwise than on that Marked Note Transfer.

(d)	(No extension by closing of Register) The period referred to in sub-paragraph (c) shall not be extended by the closing of the Register for any purpose.

(e)
(Delivery) A Marked Note Transfer shall be issued to a Registered Noteholder by personal delivery at the time the Registered Noteholder attends the offices of the Trustee (or such other place nominated by the Trustee) for the marking of the Note Transfer by the Trustee.

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14.16     Reliance on documents

The Trustee shall be entitled to accept and assume the authenticity and genuineness of any Note Transfer or other document produced to it to be duly executed.  The Trustee shall not be bound to enquire into the authenticity or genuineness of any Note Transfer or other document, nor shall it incur any liability for registering any Note Transfer which is subsequently discovered to be a forgery or otherwise defective, unless the Trustee had actual notice of such forgery or defect at the time of registration of such Note Transfer.

14.17     Specimen signatures

The Trustee may (but need not) require each Registered Noteholder to submit specimen signatures (and in the case of a corporation may require those signatures to be authenticated by the secretary or director of such Registered Noteholder) of persons authorised to execute Note Transfers on behalf of such Registered Noteholder and shall be entitled to assume (until notified to the contrary) that such authority has not been revoked.

14.18     Notes lodged with Austraclear

If Registered Notes are lodged into the Austraclear System, the Trustee shall enter Austraclear in the Register as the holder of those Registered Notes.  While those Registered Notes remain in the Austraclear System:

(a)	all payments and notices required of the Trustee and the Trust Manager in relation to those Registered Notes will be directed to Austraclear; and

(b)
all dealings (including transfers) and payments in relation to those Registered Notes within the Austraclear System will be governed by the Austraclear Regulations and need not comply with this clause 14 to the extent of any inconsistency.

15.         NOTE ACKNOWLEDGEMENT

15.1       Issue of Note Acknowledgement

When a person has been entered in the Register as the holder of Registered Notes, as soon as practicable (and in any event no later than 5 Business Days or such shorter period specified in the relevant Series Notice or as otherwise agreed by the Trustee with the person or the Trust Manager) thereafter, the Trustee shall issue a Note Acknowledgement to that person in respect of those Registered Notes.  If the person has been entered into the Register under a Note Transfer and the transferor continues to retain a holding of Registered Notes, the Trustee shall within the same period stated above issue to the transferor a Note Acknowledgement in respect of that retained holding of Registered Notes.  No certificates will be issued in respect of Registered Notes.

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15.2       Note Acknowledgement not certificate of title

A Note Acknowledgement shall not be a certificate of title as to Registered Notes and the Register shall be the only conclusive evidence of the ownership of Registered Notes and the entitlements under them.  A Note Acknowledgement cannot be pledged or deposited as security nor can a Registered Note be transferred by delivery of only a Note Acknowledgement.

15.3       Execution of Note Acknowledgement

Each Note Acknowledgement shall be signed on behalf of the Trustee manually, or in facsimile by mechanical or electronic means, by any Authorised Signatory of the Trustee.  If any Authorised Signatory of the Trustee whose signature appears on a Note Acknowledgement dies or otherwise ceases to be an Authorised Signatory before the Note Acknowledgement has been issued, the Trustee may nevertheless issue the Note Acknowledgement.

15.4       More than one Note Acknowledgement

If a Registered Noteholder wishes to receive more than one Note Acknowledgement it shall return its Note Acknowledgement to the Trustee and at the same time request in writing the issue of a specified number of separate Note Acknowledgements.  Subject to clause 10.5, the Trustee shall then cancel the original Note Acknowledgement and issue in lieu separate Note Acknowledgements.  A fee prescribed by the Trustee (not exceeding $10 for each Note Acknowledgement) shall be paid by the Registered Noteholder to the Trustee.

15.5       Worn out, defaced or lost Note Acknowledgement

If any Note Acknowledgement is worn out or defaced then on production to the Trustee it may cancel the same and may issue a new Note Acknowledgement.  If any Note Acknowledgement is lost or destroyed then on proof to the satisfaction of the Trustee, and on such indemnity as the Trustee may consider adequate having been given, a new Note Acknowledgement shall be given to the person entitled to such lost or destroyed Note Acknowledgement.  An entry as to the issue of the new Note Acknowledgement and of the indemnity (if any) shall be made in the Register.  A fee prescribed by the Trustee (not exceeding $10) shall be paid by the person requesting the new Note Acknowledgement to the Trustee.

15.6       Joint holdings

If a single parcel of Registered Notes is held by more than one person, only the person whose name stands first in the Register in relation to that parcel of Registered Notes shall be entitled to:

(a)	be issued the relevant Note Acknowledgement and, if applicable, a Marked Note Transfer;

(b)	be given any notices; and

(c)	be paid any moneys due in respect of such Registered Notes.

15.7       Delivery of Note Acknowledgement

A Note Acknowledgement may be sent to the relevant Registered Noteholder by mail or by personal delivery to the Registered Noteholder's address appearing in the Register and the Note Acknowledgement so sent shall be at the risk of that Registered Noteholder.

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16.	THE REGISTER

16.1       Details to be kept on Register

The Trustee shall keep or cause to be kept a register with respect to the Trust, on which shall be entered the following information relating to the Trust:

(a)	(name) the name of the Trust;

(b)	(creation) the date of the creation of the Trust;

(c)	(Note Issue Dates) the Note Issue Dates for Registered Notes issued in relation to the Trust;

(e)	(Initial Invested Amount) the total Initial Invested Amount of Registered Notes issued on each Note Issue Date;

(f)	(Invested Amount) the Invested Amount of each Registered Note from time to time;

(g)	(Stated Amount) the Stated Amount of each Registered Note from time to time;

(i)	(details of Registered Noteholders) the name and address of each Registered Noteholder;

(j)	(number of Registered Notes) the number of Registered Notes held by each Registered Noteholder;

(k)	(Note Acknowledgement) the serial number of each Note Acknowledgement issued to each Registered Noteholder;

(l)	(date of entry) the date on which a person was entered as the holder of Registered Notes;

(m)	(date of cessation) the date on which a person ceased to be a Registered Noteholder;

(n)	(account) the account to which any payments due to a Registered Noteholder are to be made (if applicable);

(o)	(details) where applicable, Payment Dates, Principal Repayment Dates, Maturity Dates, Margin and Step-Up Margin on the Notes;

(p)	(payments) a record of each payment in respect of the Registered Notes in relation to the Trust; and

(q)	(tax file number) a record that the Trustee has (or has not) received the tax file number for each Registered Noteholder; and

(r)	(additional information) such other information as:

(i)	is required by this Series Notice;

(ii)	the Trustee considers necessary or desirable; or

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(iii)	the Trust Manager reasonably requires.

16.2       Asset register

The Trustee shall keep or cause to be kept an asset register with respect to the Trust, in which shall be entered the Authorised Investments and other Assets of the Trust (other than Purchased Receivables and the related Receivable Rights) entered into the relevant asset register on an individual basis.

16.3       Place of keeping Register, copies and access

The Register shall be:

(a)	(place kept) kept at the Trustee's principal office in Sydney or at such place as the Trustee and the Trust Manager may agree;

(b)	(access to Trust Manager and Auditor) open to the Trust Manager and the Auditor of the Trust to which it relates to inspect during normal business hours;

(c)	(inspection by Registered Noteholders) open for inspection by a Registered Noteholder during normal business hours but only in respect of information relating to that Registered Noteholder; and

(d)
(not for copying) not available to be copied by any person (other than the Trust Manager) except in compliance with such terms and conditions (if any) as the Trust Manager and Trustee in their absolute discretion nominate from time to time.

16.4       Details on Register conclusive

(a)
(Reliance on Register) The Trustee shall be entitled to rely on the Register in clause 16.1 as being a correct, complete and conclusive record of the matters set out in it at any time and whether or not the information shown in the Register is inconsistent with any other document, matter or thing.

(b)
(No trusts etc) The Trustee shall not be obliged to enter on the Register notice of any trust, Security Interest or other interest whatsoever in respect of any Registered Notes and the Trustee shall be entitled to recognise a Registered Noteholder as the absolute owner of Registered Notes and the Trustee shall not be bound or affected by any trust affecting the ownership of any Registered Notes unless ordered by a court or required by statute.

(c)	(Register not to be signed) The Trustee shall ensure that it does not sign or otherwise execute any entry in a Register.

16.5       Closing of Register

The Trustee may:

(a)	without prior notice to any Noteholder close the Register in clause 16.1:

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(i)	in relation to all Notes each period from the close of business (Sydney time) on the relevant Record Date preceding each Payment Date to close of business on that Payment Date; or

(iii)	when required for the Auditor to conduct any audit in relation to the Trust; or

(b)
with prior notice to each Registered Noteholder, close the Register for other periods not exceeding 30 days (or, subject to the Corporations Act 2001 (Cth)) such other period of time as agreed between the Trustee and the Trust Manager, with the approval of an Extraordinary Resolution of Registered Noteholders) in aggregate in any calendar year.

16.6       Alteration of details on Register

On the Trustee being notified of any change of name or address or payment or other details of a Registered Noteholder by the Registered Noteholder, the Trustee shall alter the Register accordingly as soon as reasonably practicable (and in any event within 5 Business Days of receipt of that notice).

16.7      Certification of Register

If:

(a)	an entry is omitted from the Register;

(b)	an entry is made in the Register otherwise than in accordance with the Master Trust Deed or this Series Notice;

(c)	an entry wrongly exists in the Register;

(d)	there is an error, omission, misdescription or defect in any entry in the Register; or

(e)	default is made or unnecessary delay takes place in entering in the Register that any person has ceased to be the holder of Registered Notes,

the Trustee shall rectify the same upon becoming aware of it.

16.8       Correctness of Register

Neither the Trust Manager nor the Trustee shall be liable for any mistake in the Register or in any purported copy except to the extent that the mistake is attributable to its fraud, negligence or Wilful Default (in the case of the Trustee) or wilful default (in the case of the Trust Manager).

16.9       Trust Manager must provide information

The Trust Manager must provide the Trustee and any person appointed in accordance with clause 16.10 with such information as the Trustee may reasonably require to maintain the Register.

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16.10    Third party registrar

The Trustee may cause the Register to be maintained by a third party on its behalf and require that person to discharge the Trustee's obligations under the Master Trust Deed and this Series Notice in relation to the Register.

17.	DETERMINATIONS BY NOTEHOLDERS

17.1       US$ Noteholders

(a)	Any proposal requiring the consent of US$ Noteholders (or any Class of US$ Noteholders) will be determined in accordance with the Note Trust Deed.

(b)	The provisions of this clause 17, other than this clause 17.1, shall not apply to US$ Noteholders or US$ Notes.

17.2       Convening of meetings by Trustee and Trust Manager

(a)	The Trustee or the Trust Manager may at any time convene a meeting of the Registered Noteholders or Class of Registered Noteholders.

(b)
Registered Noteholders or a Class of Registered Noteholders holding in aggregate not less than 20% of the Invested Amounts of all Registered Notes or in that Class, may at any time convene a meeting of the Registered Noteholders or Class, as the case may be.

17.3       Notice of meetings

(a)
(Period of notice) Subject to clause 17.3(b) at least 7 days' notice (inclusive of the day on which the notice is given and of the day on which the meeting is held) of a meeting of all Registered Noteholders or Class of Registered Noteholders shall be given to the relevant Registered Noteholders of the Trust.

(b)
(Short notice)  Notwithstanding clause 17.3(a), if it is so agreed by a majority in number of the Registered Noteholders or the Class (as the case may be) having the right to attend and vote at the meeting, being a majority that together hold at least 95% of the then outstanding Registered Notes or the Class, a resolution may be proposed and passed at a meeting of which less than 7 days' notice has been given.

(c)	(Failure to give notice) The accidental omission to give notice to or the non-receipt of notice by any Registered Noteholder shall not invalidate the proceedings at any meeting.

(d)
(Copies) A copy of a notice convening a meeting shall be given by the Trustee or the Trust Manager convening the meeting to the other, and also to the Beneficiary and the Designated Rating Agencies.  Failure to give such a notice in accordance with this clause shall invalidate the meeting unless the party who has not received the notice waives the invalidation.

(e)	(Method of giving notice) Notice of a meeting shall be given in the manner provided in this deed.

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(f)	(Contents of a notice) Notice of a meeting of Registered Noteholders shall specify:

(i)	(time etc) the day, time and place of the proposed meeting;

(ii)	(agenda) the agenda of the business to be transacted at the meeting;

(iii)	(proposed resolution) the terms of any proposed resolution;

(iv)
(closing of Register) that the persons appointed to maintain the relevant Register for the purpose of determining those entitled to attend may not register any Note Transfer relating to Registered Notes in the period of 2 Business Days prior to the meeting;

(v)	(appointment of proxies) that appointments of proxies must be lodged no later than 24 hours prior to the time fixed for the meeting; and

(iv)	(additional information) such additional information as the person giving the notice thinks fit.

17.4       Chairman

The Trustee may nominate a person to be chairman of a meeting which has been convened by the Trustee or the Trust Manager.  The chairman need not be a Registered Noteholder and may be a representative of the Trustee.  If such a person is not present or is present but unwilling to act, then the Registered Noteholders present may choose a Noteholder to be the chairman.

17.5       Quorum

At any meeting any two or more persons present in person being Registered Noteholders holding, or Representatives holding or representing, in the aggregate not less than 75% of the Invested Amounts of all Registered Notes or constituting the Class (as the case may be) and then outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

17.6       Adjournment

(a)
(Quorum not present) If within 15 minutes from the time appointed for any meeting a quorum is not present, the meeting shall stand adjourned (unless the Trustee agrees that it be dissolved) for such period, not being less than 7 days nor more than 42 days, as may be appointed by the chairman.  At such adjourned meeting two or more persons present in person being Registered Noteholders holding, or being Representatives holding or representing, in the aggregate not less than 50% of the Invested Amounts of all Registered Notes or constituting the Class (as the case may be) and then outstanding (whatever the Registered Notes so held or represented) shall form a quorum and shall have the power to pass any resolution and to decide on all matters which could properly have been dealt with at the meetings from which the adjournment took place had a quorum been present at such meeting.

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(b)
(Adjournment of meeting) The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

(c)
(Notice of adjourned meeting) At least 5 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as for the original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

17.7       Voting procedure

(a)
(Show of hands) Every resolution submitted to a meeting shall be decided in the first instance by a show of hands and, in case of equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he or she may be entitled as a Registered Noteholder or as a Representative.

(b)
(Declaration)  At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority  is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

(c)
(Poll)  If at any meeting a poll is demanded by the chairman, the Trustee or the Trust Manager or by one or more persons being Registered Noteholders holding, or being Representatives holding or representing, in aggregate not less than 2% of the Registered Notes or constituting the Class (as the case may be) and then outstanding, it shall be taken in such manner and (subject to this clause) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.  The demand for a poll may be withdrawn.

(d)	(No adjournment) Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

(e)	(Votes) Subject to clause 17.7(a), at any meeting:

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(i)	on a show of hands, every person present being a Registered Noteholder holding, or being a Representative holding or representing, then outstanding Registered Notes shall have one vote; and

(ii)
on a poll, every person present shall have one vote for each Registered Note then outstanding that he or she holds or in respect of which he or she is a Representative as stated in the relevant Register at the date the notices are dispatched to Registered Noteholders for the meeting.

Any person entitled to more than one vote need not use all his or her votes or cast all his or her votes to which he or she is entitled in the same way.

17.8       Right to attend and speak

The Trustee, the Trust Manager and the relevant Beneficiary (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Registered Noteholders or any Class (as the case may be).  No person shall otherwise be entitled to attend or vote at any meeting of the Registered Noteholders or any Class (as the case may be) unless he or she holds outstanding Registered Notes or is a Representative holding or representing such Registered Notes.

17.9       Appointment of proxies

(a)
(Requirements) Each instrument appointing a proxy shall be in writing and, together (if so required by the Trustee) with proof satisfactory to the Trustee of its due execution, shall be deposited at the registered office of the Trustee or at such other place as the Trustee shall designate or approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote and in default, the instrument or proxy shall be treated as invalid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business.  A notarially certified copy proof (if applicable) of due execution shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such instrument.  Any person may act as a proxy whether or not that person is a Registered Noteholder.

(b)
(Proxy remains valid) Any vote given in accordance with the terms of an instrument of proxy conforming with clause 17.9(a) shall be valid notwithstanding the previous death or insanity of the principal, revocation or amendment of the proxy or of any of the Registered Noteholder's instructions under which it was executed, so long as no intimation in writing of such death, insanity, revocation or amendment is received by the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

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17.10    Corporate representatives

A person authorised under section 250D of the Corporations Act by a Registered Noteholder being a body corporate to act for it at any meeting shall, in accordance with his or her authority until his or her authority is revoked by the body corporate concerned, be entitled to exercise the same powers on behalf of that body corporate as that body corporate could exercise if it were an individual Registered Noteholder and shall be entitled to produce evidence of his or her authority to act at any time before the time appointed for the holding of or at the meeting or adjourned meeting or for the taking of a poll at which he proposes to vote.

17.11    Rights of Representatives

A Representative of a Registered Noteholder shall have the right to demand or join in demanding a poll and shall (except and to the extent to which the Representative is specially directed to vote for or against any proposal) have power generally to act at a meeting for the Registered Noteholder.  The Trustee, the Trust Manager and any officer of the Trustee and the Trust Manager may be appointed a Representative.

17.12    Powers of a meeting of Registered Noteholders

(a)
(Powers)  Subject to the Security Trust Deed, a meeting of the Registered Noteholders shall, without prejudice to any rights or powers conferred on other persons by the Transaction Documents, only have power exercisable by Extraordinary Resolution:

(i)	to sanction any action that the Trustee, the Trust Manager or the relevant Servicer proposes to take to enforce the provisions of any Transaction Document;

(ii)
to sanction any proposal by the Trust Manager, the Trustee or the relevant Servicer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Registered Noteholders against the Trustee, the Trust Manager, an Approved Seller or the relevant Servicer whether such rights arise under any Transaction Document or otherwise;

(iii)
to sanction the exchange or substitution of Registered Notes for or the conversion of Registered Notes into, other obligations or securities of the Trustee or any other body corporate formed or to be formed;

(iv)	under clause 36.2 of the Master Trust Deed, to consent to any alteration, addition or modification of any Transaction Document which shall be proposed by the Trustee or the Trust Manager;

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(v)
to discharge or exonerate the Trustee, the Trust Manager, an Approved Seller or the relevant Servicer from any liability in respect of any act or omission for which it may become responsible under any Transaction Document;

(vi)
to authorise the Trustee, the Trust Manager, the relevant Servicer or any other person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution; and

(vii)	to exercise any other power expressly granted under a Series Notice.

(b)	(No power) A meeting of the Registered Noteholders shall not have power to, nor shall any resolution submitted to the meeting propose or have the effect of:

(i)	removing the Servicer or the Trust Manager from office;

(ii)	interfering with the management of the Trust;

(iii)	winding up or terminating the Trust (except as contemplated by clause 17.12(a)(vii));

(iv)	altering the Authorised Investments of the Trust;

(v)	amending any Transaction Document (except as contemplated by clause 17.12(a)); or

(vi)	altering the Coupon Payment Dates, Principal Payment Dates, Coupons, Principal Entitlements or the other terms of the Series Notice (subject to clause 17.12(a)(iii)).

17.13     Extraordinary Resolution binding on Registered Noteholders

An Extraordinary Resolution passed at a meeting of the Registered Noteholders or of any Class duly convened and held in accordance with this deed shall be binding on all the Registered Noteholders or of the Class whether or not present at such meeting.  Each of the Registered Noteholders or of the Class (as the case may be), the Trustee and the Trust Manager shall be bound to give effect to that resolution accordingly.

17.14    Minutes and records

Minutes of all resolutions and proceedings at every meeting of the Registered Noteholders of a Trust or any Class (as the case may be) shall be made and duly entered in the books to be from time to time provided for that purpose by the Trustee and any such minutes purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Registered Noteholders or of the Class (as the case may be) shall be conclusive evidence of those matters and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at such meeting to have been duly passed and transacted.

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17.15    Written resolutions

Notwithstanding the preceding provisions of this clause 17, a resolution of the Registered Noteholders or of any Class (including an Extraordinary Resolution) may be passed, without any meeting or previous notice being required, by an instrument or instruments in writing which has or have:

(a)	in the case of a resolution (including an Extraordinary Resolution) of the Registered Noteholders or of any Class, been signed by all Registered Noteholders or the Class (as the case may be); and

(b)	any such instrument shall be effective on presentation to the Trustee for entry in the records referred to in clause 17.14.

17.16    Further procedures for meetings

Subject to all other provisions contained in this deed, the Trustee may without the consent of the Registered Noteholders or any Class prescribe such further regulations regarding the holding of meetings of the Registered Noteholders or any Class of Registered Noteholders and attendance and voting at such meetings as the Trustee may with the agreement of the Trust Manager determine including particularly (but without prejudice to the generality of the above) such regulations and requirements as the Trustee thinks reasonable:

(a)
(entitlement to vote) so as to satisfy itself that persons who purport to attend or vote at any meeting of the Registered Noteholders or any Class of Registered Noteholders are entitled to do so in accordance with this deed; and

(b)	(forms of Representative) as to the form of appointment of a Representative,

but the Trustee may not decrease the percentage of Registered Noteholders required to pass an Extraordinary Resolution or an ordinary resolution.

CLAUSE 18.3 - NOTE ISSUANCE

For the purpose of clause 18.3(a) of the Master Trust Deed (but subject to the conditions contained in clause 18.3 of the Master Trust Deed), the Trust Manager has the following additional express powers:

(a)	to negotiate with any Lead Manager and any Manager in relation to the issue of relevant Notes;

(b)	to invite bids from any Lead Manager or Manager for relevant Notes on behalf of the Trustee; and

(c)	to accept any such bid on behalf of the Trustee.

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CLAUSE 18.9 - ACCOUNTING FOR MONEYS RECEIVED

For the purposes of clause 18.9(a) of the Master Trust Deed, the Trust Manager will pay to the Trustee, within 5 Business Days of receipt, all moneys coming into its hands belonging to the Trust or payable to the Trust.

CLAUSES 20.4, 20.5 AND 20.6

Clauses 20.4, 20.5 and 20.6 of the Master Trust Deed are deleted and replaced with the following.

"20.4    Voluntary Retirement

The Trust Manager may, subject to clause 20.5 but without limiting clause 20.6, resign on giving to the Trustee (with a copy to the Designated Rating Agency) not less than 90 days notice in writing (or such other period as the Trust Manager and the Trustee may agree) of its intention to do so.

20.5       No resignation by Trust Manager unless successor appointed

The Trust Manager must not, subject to clause 20.6, resign under clause 20.4 unless either:

(a)
it procures that, before the date on which that termination becomes effective, another person assumes all of the obligations of the Trust Manager under this deed and the relevant Series Notices as its successor, and executes such documents as the Trustee requires to become bound by this deed and the relevant Series Notices, with effect from that date, as if it had originally been a party to this deed and the relevant Series Notices as the Trust Manager; or

(b)
the Trustee elects not to appoint a successor Trust Manager, and to perform itself the obligations and functions which this deed and the relevant Series Notices contemplate being performed by the Trust Manager.

20.6       Trustee to act as Trust Manager if no successor appointed

(a)	If at the end of the period of notice specified in a notice given under clause 20.4, no successor Trust Manager has been appointed, as contemplated by clause 20.5(a):

(i)
the Trustee must itself perform the obligations and functions which this deed contemplates being performed by the Trust Manager, until a successor Trust Manager is appointed in accordance with this deed; and

(ii)           the resignation of the Trust Manager will become effective.

(b)
In acting as Trust Manager in accordance with paragraph (a), the Trustee will not be responsible for, and will not be liable for, any inability to perform, or deficiency in performing, its duties and obligations as Trust Manager:

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(i)	if the Trustee is unable to perform those duties and obligations due to the state of affairs of the previous Trust Manager, and its books and records;

(ii)
if the Trustee is unable, after using reasonable endeavours, to obtain information and documents or obtain access to software, personnel or resources from the previous Trust Manager which it requires and which are reasonably necessary for it to perform those duties and obligations; or

(iii)
to the extent that the Trustee is not authorised to perform any of the duties or obligations as Trust Manager under the terms of the Trustee's then current Australian Financial Services Licence under the Corporations Act.

(c)	When acting as Trust Manager under paragraph (a):

(i)	the Trustee does not make or repeat any representation of the Trust Manager under the Transaction Documents;

(ii)	the Trustee does not assume any indemnity obligations of the Trust Manager; and

(iii)	the applicable limitation of liability clauses (including clause 3.3 of the relevant Series Notice) applies in respect of the Trustee acting in that capacity.

(d)	The Trustee shall be entitled to the fee payable to the Trust Manager while so acting."

CLAUSE 18.10 - REUTERS

The Trust Manager will, on or promptly after each Notice Date, prepare and arrange for the publication on Reuters Screen page WST/SEC16 to WST/SEC17 (or another similar electronic reporting service, in the case of any US$ Notes approved by the Note Trustee and notified to the relevant US$ Noteholders) of summary pool performance data for that Trust in a format similar to that used by other mortgage-backed securities or asset-backed securities (as the case may be) in the Australian market in relation to the Registered Notes, and in the London market in relation to the relevant US$ Notes.  In the case of each US$ Note, this includes:

(a)
details of the US$ Note (including the then Stated Amount, Coupon Rate, relevant Coupon, the relevant Payment Date, the Initial Invested Amount and the then Invested Amount of the US$ Note or relevant Class of US$ notes, as the case may be);

(b)	the [Class A1 Bond Factor or] Class A2 Bond Factor [(as the case may be)]; and

(c)	statistics relating to Arrears on Purchased Receivables.

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CLAUSE 21.2

For the purposes of clause 21.2 of the Master Trust Deed, the following new paragraphs (v) to (z) are inserted and the existing paragraph (v) becomes paragraph (aa).

(v)	(clearing systems) to lodge Notes, or arrange for Notes to be lodged, with DTC, or a depositary for DTC;

(w)	(currency conversion) convert currencies on such terms and conditions as the Trust Manager thinks fit and that are acceptable to the Trustee acting reasonably;

(x)	(stock exchange) list and maintain the listing of the Notes on any Stock Exchange;

(y)	(Note Trustee) appoint a note trustee in respect of a relevant Trust;

(z)	(Paying Agents) appoint paying agents in respect of a relevant Trust; and"

CLAUSE 22.5

Clause 22.5 of the Master Trust Deed is deleted and replaced with the following

22.5       Indemnity re acts of Trustee’s delegates

(a)
Subject to paragraph (b), the Trustee covenants that its officers, employees, agents, attorneys, delegates and sub-delegates shall duly observe and perform the covenants and obligations of this deed in the same manner as is required of the Trustee, and agrees to indemnify the Trust Manager for its own benefit or for the benefit of the Trusts (as the occasion may require) against any loss or damage that the Trusts, the Trust Manager, the Servicers, the Beneficiaries, the Noteholders or other Creditors incur or sustain in connection with, or arising out of, any breach or default by such officers, employees, agents, delegates and persons in the observance or performance of any such covenant or obligation, to the extent that the Trustee would have been liable if that breach or default had been the Trustee’s own act or omission.

(b)	Any agents, attorneys, delegates and sub-delegates appointed by the Trustee (other than a Related Corporation of the Trustee) where:

(i)	such appointment has been directed by the Trust Manager; and

(ii)	the appointment is on terms acceptable to the Trust Manager,

are not subject to the covenant specified in paragraph (a).

(c)
Where the Trustee is obligated to comply with a direction to appoint an agent, attorney, delegate or sub-delegate (other than a Related Corporation of the Trustee) by the Trust Manager under this deed, and the condition set out in paragraph (b)(ii) above is unable to be satisfied following the reasonable efforts of each party, then the Trustee will not be obligated to comply with the direction to the extent that it requires such appointment.

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CLAUSE 24.1, 24.2, 24.3 and 24.5

Clauses 24.1, 24.2, 24.3 and 24.5 of the Master Trust Deed are deleted and replaced with the following.

"24.1    Retirement for Trustee's Default

Subject to clause 24.3, the Trustee shall retire as trustee of the Trusts if and when directed to do so by the Trust Manager in writing (which direction must be copied to each Servicer and, if any of the Trusts are Rated Trusts, the Designated Rating Agency).  A direction may only be given in accordance with this clause and clause 24.3 on the occurrence of one or more of the following events (each a Trustee's Default):

(a)	(Insolvency Event) an Insolvency Event has occurred and is continuing in relation to the Trustee;

(b)	(rating downgrade) any action is taken by or in relation to the Trustee which causes the rating of any Notes to be downgraded;

(c)
(breach by the Trustee)  the Trustee, or any employee, delegate, agent or officer of the Trustee, breaches any obligation or duty imposed on the Trustee under this deed or any other Transaction Document in relation to a Trust where the Trust Manager reasonably believes it may have an Adverse Effect and the Trustee fails or neglects after 30 days' notice from the Trust Manager, to remedy that breach;

(d)
(merger or consolidation)  the Trustee merges or consolidates with another entity without obtaining the consent of the Trust Manager (which consent will not be unreasonably withheld in the case of a bona fide corporate reorganisation of the Trustee where no Insolvency Event has occurred) and ensuring that the resulting merged or consolidated entity assumes the Trustee's obligations under the Transaction Documents; or

(e)	(change in control) there is a change in effective control of the Trustee from that subsisting as at the date of this deed unless approved by the Trust Manager.

24.2       Trust Manager may remove recalcitrant Trustee

(a)
Subject to clause 24.3, in default of the Trustee retiring in accordance with clause 24.1 within 30 days of being directed by the Trust Manager in writing to do so the Trust Manager shall have the right to and shall by deed poll executed by the Trust Manager remove the Trustee from its office as trustee of the Trusts.

(b)	Where the Trustee is removed because of its default, it shall (as trustee of the relevant Trust) bear the costs of its removal. The Trustee indemnifies the Trust Manager and the Trust for those costs.

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24.3       Trust Manager appoints replacement

(a)
On the retirement or removal of the Trustee under clause 24.1 or 24.2 the Trust Manager, subject to giving prior notice to the Designated Rating Agency in relation to a Rated Trust, shall be entitled to appoint in writing some other statutory trustee to be the Trustee under this deed provided that appointment will not in the reasonable opinion of the Trust Manager materially prejudice the interests of Noteholders.  If the Trust Manager does not appoint a successor Trustee under this clause 24 within 60 days, an Extraordinary Resolution of the Voting Mortgagees (each as defined in the relevant Security Trust Deed) may do so.

(b)
Neither the retirement of the Trustee under clause 24.1 nor a deed poll executed under clause 24.2 shall become effective unless and until the Trust Manager has procured the statutory trustee appointed in accordance with clause 24.3(a) to assume all of the obligations of the Trustee under the Transaction Documents as its successor, and the statutory trustee executes such documents as the Trust Manager reasonably requires to become bound by the Transaction Documents, with effect from that date, as if it had originally been a party to the Transaction Documents as the Trustee.

24.5       No resignation by Trustee unless successor appointed

The Trustee must not resign under clause 24.4 unless:

(a)
it procures that, before the date on which that termination becomes effective, another person assumes all of the obligations of the Trustee under this deed and the relevant Series Notices as its successor, and executes such documents as the Trust Manager requires to become bound by this deed and the relevant Series Notices with effect from that date, as if it had originally been a party to the Transaction Documents as the Trustee;

(b)	the appointment of the successor Trustee will not materially prejudice the interests of Noteholders;

(c)	the appointment of a successor Trustee is approved by the Trust Manager acting reasonably; and

(d)	in the case of a Rated Trust, prior notice of the appointment of the successor Trustee to the Designated Rating Agency is given by the Trust Manager.

CLAUSE 24.6

Clause 24.6 of the Master Trust Deed is deleted.

CLAUSE 24.11 - Outgoing Trustee to retain lien

For the purposes of clause 24.11 of the Master Trust Deed, the term "24.8(c)" in line two is replaced with "24.9(c)".

CLAUSE 29.2 – Location and inspection of books

For the purposes of clause 29.2 of the Master Trust Deed, the words “the Note Trustee,” are inserted immediately after the words “and shall be open to the inspection of”.

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CLAUSE 29.3 – Accounts to be kept in accordance with Approved Accounting Standards

For the purposes of this Trust, clause 29.3 of the Master Trust Deed is deleted and a new clause 29.3 inserted as follows:

"29.3     Manner in which Accounts to be kept

The accounting records of each Trust shall be maintained in a manner which reflects the Trust Income determined under clause 30.2 and which will enable the Accounts of the Trust to be prepared and audited in accordance with the Transaction Documents."

CLAUSE 30 - Payment

For the purposes of this Trust, clause 30 of the Master Trust Deed is deleted and a new clause 30 inserted as follows:

"30. Payments

30.1       Cashflow Allocation Methodology

Collections in relation to a Trust and other amounts credited to the Collection Account for that Trust will be allocated by the Trust Manager on behalf of the Trustee, and paid by the Trustee, as directed by the Trust Manager, in accordance with the Series Notice for that Trust.

30.2       Income of the Trust

For each Financial Year in respect of a Trust, the Trust Manager will ascertain the following on behalf of the Trustee:

(a)	the net income of that Trust in accordance with section 95(1) of the Taxation Act (the Tax Income); and

(b)	the income of that Trust in accordance with the laws applicable to the administration of that Trust (the Trust Income).

In calculating the Trust Income, the Trust Manager shall:

(i)
if no determination has been made under paragraph (ii) below, recognise interest income, interest expense, swap payments and swap receipts on a daily accruals basis and recognise other items of income and expense on a cash basis, in each case disregarding unrealised gains and losses;

(ii)
if the Trust Manager and the Trustee so determine in writing, apply such accounting policies as the Trust Manager and the Trustee agree provided that the Trust Manager has given a Rating Notification in respect of such policies and provided that such policies, if applied, would not cause a breach of any reporting requirements of the ASX or any other Stock Exchange.

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30.3       Income Entitlement

Notwithstanding anything to the contrary contained in this deed, but subject to clause 30.4:

(a)
(Present entitlement)  the Residual Income Beneficiaries shall, as at the end of each Financial Year for that Trust, have an absolute vested interest in, and be presently entitled to, the income of that Trust; and

(b)
(Application of income)  unless the Trustee otherwise determines, having regard to any relevant taxation or other implications for the Trustee (disregarding for these purposes any possible operation of clause 30.4) or both for any Financial Year for that Trust, for the purposes of paying, applying, distributing, setting aside or allocating any income for the benefit of the Residual Income Beneficiaries in accordance with the terms of this deed in respect of that Financial Year, the income that is to be so paid, applied, distributed, set aside or allocated shall be whichever is the greater of the Tax Income or the Trust Income for that Financial Year.

30.4       Distribution of excess Tax Income

For the avoidance of doubt, in the event that the Tax Income exceeds the income of the Trust for the purposes of clause 30.3(a) for a Trust in any Financial Year for that Trust then, notwithstanding anything to the contrary in this deed, provided there is an amount to which clause 30.3(a) applies, the Trust Manager must direct the Trustee to, and the Trustee shall, so far as possible, ensure that such excess is allocated to the Residual Income Beneficiaries of that Trust for that Financial Year and shall take such action as is necessary to give effect to this clause.

30.5       Payments to Beneficiaries

(a)
(Distributable income due as at close of Financial Year) The income of a Trust for a Financial Year (to the extent not previously distributed) shall, subject to clause 30.7, constitute a debt due as at the end of that Financial Year by the Trustee as trustee of the Trust to each Residual Income Beneficiary of that Trust who is entitled to the income under clause 30.3(a) and shall, subject to clause 30.7, be payable under clause 30.5(b).

(b)
(Payment) Subject to clause 30.7, the Trustee may make interim distributions of the income of a Trust to the relevant Residual Income Beneficiary in accordance with the terms of the Series Notice for that Trust and shall as soon as practicable after the end of a Financial Year transfer an amount representing the income of that Trust (to the extent not previously distributed) from the central bank account of that Trust to the bank accounts of each Residual Income Beneficiary of that Trust as directed by the relevant Beneficiary.

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(c)
(Residual capital) On the termination of a Trust, the surplus capital of that Trust remaining after satisfaction by the Trustee of all its obligations in respect of that Trust shall be paid to the Residual Income Beneficiaries of that Trust in accordance with the terms of the Series Notice for that Trust.

30.6       Application of Trust income

(a)
If by the last day of any Financial Year for a Trust (the Last Day) the Trustee has not effectively dealt with the whole of the income of that Trust for that Financial Year by paying, applying or distributing it, or by setting it aside, then the income not so paid, applied, distributed or set aside shall be deemed to have been irrevocably applied and set aside on the Last Day by the Trustee on behalf of, and shall be held by the Trustee on and from the Last Day upon trust absolutely for, the Residual Income Beneficiaries of that Trust in accordance with their entitlement to income under this deed (including, for these purposes, the allocation of excess Tax Income (if any) pursuant to clause 30.4).

(b)
If the Trustee fails to effectively allocate any excess to the Residual Income Beneficiaries in accordance with clause 30.4, then such excess shall vest or be deemed to be vested in those Residual Income Beneficiaries.

(c)	For the purposes of this clause 30.6 references to income of that Trust for any Financial Year shall be to the greater of the Tax Income or the Trust Income for that Financial Year.

30.7       Subordination of Residual Income Beneficiary Entitlements

(a)
No moneys may be paid out of a Trust during a Financial Year to Residual Income Beneficiaries under clause 30.5, whilst there is any amount due, but unpaid, which is in accordance with clause 30.1 to be paid in priority to those amounts and before the Trustee is satisfied, after consulting with the Trust Manager, that sufficient allowance has been made for those priority amounts in relation to that Trust, accruing during that Financial Year.  To the extent that there is an amount payable under clause 30.1 which is to be paid in priority to the amounts payable to the Residual Income Beneficiaries, those Residual Income Beneficiaries direct the Trustee to meet the amount payable under clause 30.1 as an application of their entitlement to the income of that Trust.

(b)
Notwithstanding paragraph (a) of this clause, once an amount is paid out of a Trust to the Residual Income Beneficiaries during a Financial Year, that amount may not be recovered from those Residual Income Beneficiaries for any reason or by any person except to the extent that the amount was paid in error or as otherwise required by the relevant Series Notice.

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30.8       Insufficient moneys

If after the application of the provisions of clauses 30.1 and 30.3 there is insufficient money available to the Trustee in respect of a Trust to pay the full amount due to Noteholders for that Trust, the deficiency shall, subject to the Series Notice for the Notes or any Class of Notes issued in relation to that Trust, be borne by the Noteholders in the manner set out in the relevant Series Notice.

30.9       Trust Manager to ensure compliance by Trustee

Without limiting its other obligations under this deed, the Trust Manager, in exercising its powers and carrying out its duties in accordance with this deed, must, to the extent possible, ensure that the Trustee complies with its obligations under clauses 30.3(b) and 30.4."

CLAUSE 32.1

For the purposes of clause 32.1(a) of the Master Trust Deed, delete the words "or, in the case of Westpac (in whatever capacity), the Bank of New South Wales Act 1850".

For the purposes of clause 32.1(e)(i) of the Master Trust Deed, delete the words "its memorandum or articles of association or, in the case of Westpac (in whatever capacity), the bank of New South Wales Act 1850" and replace with "its memorandum, articles of association or constitution".

CLAUSE 33.14

For the purposes of clause 33.14 of the Master Trust Deed, insert a new paragraph (f) as follows:

"(f)
(for acts of Note Registrar) for any act, omission or default of any Note Registrar appointed under the relevant Agency Agreement or Note Trust Deed, in relation to its duties and obligations under the relevant Agency Agreement or Note Trust Deed, except where the Note Registrar is the Trustee."

CLAUSE 33.18A

For the purposes of this Trust, a new clause 33.18A is inserted as follows:

"CLAUSE 33.18A              Trustee's right of indemnity – Land Title Act

(v)
Without prejudice to the right of indemnity given by law to trustees, and without limiting any other provision of this deed, the Trustee will be indemnified out of the Trust, free of any set off or counterclaim, against all LTA Penalty Payments which the Trustee is required to pay personally or in its capacity as trustee of the Trust in performing any of its duties or exercising any of its powers under this deed in relation to the Trust.

The Approved Seller indemnifies the Trustee in relation to the Trust, free of any set off or counterclaim, against all LTA Penalty Payments which the Trustee is required to pay personally or in its capacity as trustee of the Trust in performing any of its duties or exercising any of its powers under this Deed in relation to that Trust.

Series [*] WST Trust Series Notice

In this clause 33.18A, LTA Penalty Payment, in relation to an Asset of the Trust, means:

(i)	any civil or criminal penalty incurred by the Trustee in relation to a breach of sections 11A or 11B of the Land Title Act 1994 (Qld);

(ii)	any money ordered by a court or other judicial body to be paid by the Trustee in relation to any claim against the Trustee under sections 11A or 11B of the Land Title Act 1994 (Qld); or

(iii)	a payment by the Trustee in settlement of a liability or alleged liability relating to a breach of sections 11A or 11B of the Land Title Act 1994 (Qld),

in each case in respect of an Asset of the Trust, and includes any legal costs incurred by the Trustee or which the Trustee is ordered by a court or other judicial body to pay in connection with paragraphs (i) to (iii) above.

The Trustee shall call upon the indemnity under paragraph (b) before it calls upon the indemnity in paragraph (a)."

CLAUSE 34.2 - NOTICES TO NOTEHOLDERS

(a)	A notice, request or other communication by the Trustee, the Trust Manager or a Servicer to Registered Noteholders shall be deemed to be duly given or made by:

(i)	an advertisement placed on a Business Day in The Australian Financial Review (or other nationally distributed newspaper); or

(ii)
mail, postage prepaid, to the address of the Registered Noteholders as shown on the Register.  Any notice so mailed shall be conclusively presumed to have been duly given whether or not the Registered Noteholder actually receives the notice.

(b)
A notice, request or other communication by the Trustee, the Trust Manager, the Note Trustee or a Servicer to any US$ Noteholders shall be deemed to be duly given or made if given or made in accordance with the relevant Condition 12.

CLAUSE 35 - PAYMENTS GENERALLY

For the purpose of the Trust clause 35 is amended to read as follows:

35.1       Payments to Noteholders

(a)
Any payment made by or on behalf of the Trustee in respect of any Registered Note shall be made to the person whose name is, on the Record Date, entered in the Register as the registered owner of the relevant Registered Note (or in the case of joint registered owners, to the person whose name first appears in the Register).

(b)	Any payment by or on behalf of the Trustee in respect of any US$ Note shall be made in accordance with the Series Notice, the Note Trust Deed and the Agency Agreement.

Series [*] WST Trust Series Notice

35.2       Payment Methods – Registered Notes

Any moneys payable by the Trustee, the Trust Manager or the Servicer to a Registered Noteholder or to a Beneficiary under the Master Trust Deed and this Series Notice shall be paid by the Trustee in Sydney or if the Trustee elects may be paid by:

(a)
(cheque)  crossed not negotiable cheque in favour of the Registered Noteholder or the Beneficiary (as the case may be) and despatched by post to the address of the Registered Noteholder shown in the Register on the Record Date or to the address of the Beneficiary for the purposes of clause 34;

(b)	(electronic transfer) electronic transfer through Austraclear;

(c)	(direct payment) by direct transfer to a designated account of the Registered Noteholder or the Beneficiary held with a bank or other financial institution in Australia; or

(d)	(other agreed manner) any other manner specified by the Registered Noteholder or the Beneficiary (as the case may be) and agreed to by the Trust Manager and the Trustee.

35.3       Payment to be made on Business Day

If any payment is due under a Transaction Document on a day which is not a Business Day, the due date will be the next Business Day.

35.4       Payment good discharge

(a)
There is a full satisfaction of the moneys payable under a Registered Note, and a good discharge to the Trustee, the Trust Manager or the Servicer (as the case may be) in relation to that Registered Note, when the cheque is despatched by post in accordance with clause 35.2(a) or, if not posted, delivered to the Registered Noteholder or as directed by the Registered Noteholder.  None of the Trustee, the Trust Manager or the Servicer shall be responsible for any moneys which are not credited to the bank account of a Registered Noteholder or a Beneficiary if the Trustee's bank has been instructed to effect the direct transfer referred to in clause 35.2(c).

(b)
There is a full satisfaction of the moneys payable under a US$ Note, and a good discharge to the Trustee, the Trust Manager or the Servicer (as the case may be) in relation to that US$ Note, when so provided under the Note Trust Deed.

35.5       Trust Manager to arrange payments

The Trustee will:

(a)	prepare or cause to be prepared all cheques which are to be issued to Registered Noteholders and to Beneficiaries and stamp the same as required by law; or

(b)	otherwise arrange payments under clause 35.20.

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The Trustee will sign (by autographical, mechanical or other means) cheques for despatch on the day on which they ought to be despatched.

35.6       Valid receipts

The receipt of the Trustee for any moneys shall exonerate the person paying the same from all liability to make any further enquiry.  Every such receipt shall as to the moneys paid or expressed to be received in such receipt, effectually discharge the person paying such moneys from such liability or enquiry and from being concerned to see to the application or being answerable or accountable or any loss or misapplication of such moneys.

35.7       Taxation

(a)
(Net payments) Subject to this clause, payments in respect of the Notes shall be made free and clear of, and without deduction for, or by reference to, any present or future Taxes of any Australian Jurisdiction unless required by law.

(b)	(Interest Withholding Tax)

(i)
The Trustee or any person making payments on behalf of the Trustee will be obliged to deduct interest withholding tax imposed by the Commonwealth of Australia from payments of interest in respect of the Registered Notes to non-residents of the Commonwealth of Australia not carrying on business in the Commonwealth of Australia at or through a permanent establishment and to residents of the Commonwealth of Australia carrying on business at or through a permanent establishment outside the Commonwealth of Australia (Interest Withholding Tax) unless a certificate pursuant to Section 221YM of the Taxation Act is produced to the Trustee not later than close of business on the tenth Business Day immediately preceding the relevant payment date.  The Trustee, or any person making any payments on behalf of the Trustee, is entitled to deduct Interest Withholding Tax in relation to payments on any Registered Notes.

(ii)
Payments on US$ Notes by or on behalf of the Trustee will be made subject to deduction for any Interest Withholding Tax (as notified to the applicable Paying Agent by the Trustee) and all other withholdings and deductions referred to in the relevant Condition 7 of the any US$ Notes.

(iii)
In the event the Trustee or the person making payments on behalf of the Trustee (as the case may be) makes such payment after such withholding or deduction has been made, the Trustee or the person making such payments on behalf of the Trustee (as the case may be) shall account to the relevant authorities for the amount so required to be withheld or deducted and neither the Trustee nor any person making payments on behalf of the Trustee (as the case may be) will be obliged to make any additional payments to the relevant Noteholders in respect of that withholding or deduction.

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(c)	The interest payments on the Notes will not be subject to TFN withholding as the Notes will not be "Part VA Investments".

CLAUSE 36.1 – AMENDMENT WITHOUT CONSENT

For the purposes of clause 36.1(e) of the Master Trust Deed, the reference to "clause 4.10(c)" is replaced with "clause 4.10(b)(i)".

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ANNEXURE B
FORM OF ANNUAL SERVICER COMPLIANCE
OFFICER’S CERTIFICATE

The undersigned, a duly authorised representative of Westpac Banking Corporation, acting as Servicer (the “Servicer”), pursuant to the agreement between Westpac Securities Administration Limited as Trustee, Westpac and Westpac Securitisation Management Pty Limited as Trust Manager, dated 12 March 2002, as amended, (the “Agreement”), certifies that:

1.	As of the date hereof, Westpac Banking Corporation is the Servicer of Series [*] WST Trust (the Trust).

2.
A review of the activities of the Servicer during the calendar year ending 30 September,                  and its performance under the pooling and servicing agreement or similar agreements has been made under my supervision.

3.
Based on such review, to my knowledge and after making appropriate enquiries, the Servicer has fulfilled its obligations under the pooling and servicing agreements or similar agreements relating to the Trust throughout the financial year ending 30 September _________, except as may be set forth in paragraph 4 below.

4.	The following is a description of any exceptions to paragraph 3 above:

Capitalised terms used but not defined in this Officer’s Certificate have their respective meanings set forth in the Agreement, unless the context requires otherwise or unless otherwise defined in this Officer’s Certificate.

IN WITNESS WHEREOF, the undersigned, has duly executed this Officer’s Certificate this           day of                                 ,      .

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ANNEXURE C

Independent auditor’s Annual Servicer Compliance Certificate to the Directors of Westpac Securitisation Management Pty Limited

SCOPE

We have reviewed Westpac Banking Corporation's ("WBC") and The Mortgage Company Pty Limited's ("TMC" and WBC and TMC each a “Servicer”) activities for the purpose of determining its compliance with the servicing standards contained in the agreement between:

•
WBC as servicer, Westpac Securities Administration Limited as Trustee and Westpac Securitisation Management Pty Limited as Trust Manager dated 12 March 2002, as amended, (the "2002 Servicing Agreement");

•	WBC, Westpac Securities Administration Limited as Trustee and The Mortgage Company Pty Limited as Trust Manager dated 18 February 1997, as amended, (the "1997 Servicing Agreement");

(each a "Servicing Agreement"), respectively attached as Appendix 1A and Appendix 1B, in relation to the Series 1998-1G WST Trust, Series 1999-1G WST Trust, Series 2002-1G WST Trust, Series 2005-1G WST Trust, 2007-1G WST Trust and Series [*] WST Trust (the “Trust”) for the year ended [*], in accordance with the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated [*], and our engagement letter dated [*].

We have reviewed the servicing standards contained in the Servicing Agreement to enable us to report on whether those servicing standards are similar to those contained in the Uniform Single Attestation Program for Mortgage Bankers (“USAP”), attached as Appendix 2, which establishes a minimum servicing standard for the asset backed securities market in the United States of America.  No equivalent of the USAP exists in Australia.

Management of the Servicer are responsible for maintaining an effective internal control structure including internal control policies and procedures relating to the servicing of mortgage loans.  We have conducted an independent review of the servicing standards included in Appendix 1, in order to express a statement on the Servicer’s compliance with them.

Our review of the servicing standards has been conducted in accordance with Australian Auditing Standards applicable to performance audits and accordingly included such tests and procedures as we considered necessary in the circumstances.  In conducting our review we have also had regard to the guidance contained in the USAP.  These procedures have been undertaken to enable us to report on whether anything has come to our attention to indicate that there has been significant deficiencies in the Servicer’s compliance with the servicing standards contained in the Servicing Agreement for the year ended [*].

Our review did not include an assessment of the adequacy of the servicing standards themselves.

This statement has been prepared for the use of Westpac Securitisation Management Pty Limited as at [*] in accordance with the requirements of the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated [*], and the engagement letter dated [*].  We disclaim any assumption of responsibility for any reliance on this review statement, to any person other than Westpac Securitisation Management Pty Limited, WBC and TMC.

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STATEMENT

Based on our review;

▪
nothing has come to our attention to indicate that there has been any significant deficiencies in WBC’s compliance with the servicing standards contained in the Servicing Agreement attached as Appendix 1A, in respect of the Series 2002-1G WST Trust, Series 2005-1G WST Trust, 2007-1G WST Trust and Series [*] WST Trust for the year ended [*];

▪
nothing has come to our attention to indicate that there has been any significant deficiencies in TMC’s compliance with the servicing standards contained in the Servicing Agreement attached as Appendix 1B, in respect of the Series 1998-1G WST Trust and Series 1999-1G WST Trust for the year ended [*];

▪	the servicing standards contained in Appendix 1 are similar to the minimum servicing standards contained in the Uniform Single Attestation Program for Mortgage Bankers.

[Name of organisation]

[Name and title of signatory]

Place:

Date: